Filed Pursuant to Rule 424(b)(3) and Rule 424(c)

Registration Statement No. 333-290247

May 22, 2026

PROSPECTUS SUPPLEMENT NO. 3

MOBIX LABS, INC.

Up to 2,412,711 SHARES OF CLASS A COMMON STOCK

This prospectus supplement amends the prospectus dated March 12, 2026 (as supplemented to date, the “Prospectus”) of Mobix Labs, Inc. a Delaware corporation (the “Company”), which forms a part of the Company’s Registration Statement on Form S-1, as amended (No. 333-290247). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2026 and the information contained in the Quarterly Report on Form 10-Q filed with the SEC on May 20, 2026, as set forth below. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement.

Shares of our Class A Common Stock are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MOBX”. On May 21, 2026, the closing price of our Class A Common Stock was $1.90.

Investing in the Company’s Class A Common Stock involves risks. See “Risk Factors” beginning on page 5 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 3 is May 22, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2026

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Venture, Suite 220, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 808-8888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Securities Purchase Agreement and Convertible Note and Investor Rights Agreement

On May 13, 2026, Mobix Labs, Inc. (the “Company”) entered into a first amendment to the securities purchase agreement and senior secured convertible promissory note (the “First Amendment”), with Leviston Resources, LLC (“Leviston”), amending the senior secured convertible note originally issued on March 31, 2026 (the “Original Note”) to increase the principal amount from $3 million to $4 million in exchange for an additional cash advance of $833,333 to the Company. The material terms of the Original Note, including its variable conversion price formula, were previously disclosed in our Current Report on Form 8-K filed with the SEC on April 3, 2026.

Additionally, on May 13, 2026, we entered into the Investor Rights Agreement (the “Investor Rights Agreement”) that grants Leviston the right, but not the obligation, to acquire, over a seven-month period, additional secured convertible notes of up to $4.0 million in aggregate principal amount on terms substantially similar to the Original Note and secured on a pari passu basis.

The foregoing descriptions of the First Amendment and the Investor Rights Agreement are qualified in their entirety by reference to the full text of those agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026.

All $4 million of principal under the Original Note has since been satisfied in full through conversion into shares of the Company’s Class A Common Stock (the “Common Stock”), all of which have been resold by Leviston pursuant to the Company’s effective Registration Statement on Form S-1 (see Item 1.02 below). Leviston at no time beneficially owned in excess of 4.99% of the outstanding shares of Class A Common Stock.

Item 1.02 Termination of a Material Definitive Agreement.

On May 18, 2026, the Company satisfied in full the entire $4 million of outstanding principal under the Original Note, together with all accrued interest thereon, through the conversion of such amounts into shares of Common Stock. Upon such full satisfaction, the Original Note, the Securities Purchase Agreement, dated March 31, 2026, between the Company and Leviston (as amended by the First Amendment), and the Registration Rights Agreement, dated March 31, 2026, between the Company and Leviston, terminated in accordance with their terms.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Between May 12, 2026 and May 18, 2026, Leviston converted the entire $4 million of outstanding principal under the Original Note, as amended, together with all accrued interest thereon, into an aggregate of 2,500,000 shares of Common Stock (the “Shares”), satisfying the Original Note in full. The issuance of the Shares was exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Any shares issuable pursuant to the Investor Rights Agreement upon conversion of additional secured convertible notes will be effected in reliance upon Section 3(a)(9) of the Securities Act.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIX LABS, INC.

	By:	/s/ Keyvan Samini
	Name:	Keyvan Samini
Date: May 19, 2026	Title:	President and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2026

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to ______________

Commission File Number 001-40621

Mobix Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1591717
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1 Venture, Suite 220

Irvine, California 92618

(Address of principal executive offices and zip code)

(949) 808-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of the registrant’s Class A Common Stock and Class B Common Stock outstanding as of May 15, 2026 was 13,237,406 and 200,491, respectively.

MOBIX LABS, INC.

i

Cautionary Note Regarding Forward-Looking Statements

This quarterly report on Form 10-Q for Mobix Labs, Inc. (the “Company”, “we”, “us” or “our”) contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. In this Quarterly Report on Form 10-Q, forward-looking statements include, but are not limited to, any statements regarding:

●	our financial and business performance;
●	our intent to pursue acquisitions of companies and technologies and the impact of such acquisitions on our business and results of operations;
●	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
●	our expectation regarding our ability to continue as a going concern and ability to obtain sufficient liquidity to meet our operating needs and satisfy our obligations;
●	the implementation, market acceptance and success of our products and technology in the wireless and connectivity markets and in potential new categories for expansion;
●	the demand for our products and the drivers of that demand;
●	our opportunities and strategies for growth;
●	our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships;
●	our expectation that we will incur substantial expenses and continuing losses for the foreseeable future;
●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
●	our assumptions underlying our critical accounting estimates;
●	future capital requirements and sources and uses of cash; and
●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this Quarterly Report on Form 10-Q, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our ability to remain in compliance with Nasdaq listing requirements, including the $1.00 minimum bid price requirement and the minimum $35 million market value of listed securities;
●	the inability to meet future capital requirements and the risk that we will be unable to raise additional capital in the future on attractive terms or at all, as well as the dilutive impact that may have on our stockholders;
●	the risk that we are unable to successfully commercialize our products and solutions, or experience significant delays in doing so;
●	the risk that we may not be able to generate sufficient income from operations to sustain ourselves;
●	the risks concerning our ability to continue as a going concern;
●	the risk that we experience difficulties in managing our growth and expanding operations;
●	the risk that we may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments;
●	the risk that litigation may be commenced against us;
●	the risk that our patent applications may not be approved or may take longer than expected, and we may incur substantial costs in enforcing and protecting our intellectual property;
●	our ability to attract new customers and grow our customer base; and
●	the risk that the price of our securities may be volatile due to a variety of factors, including changes caused by ongoing conflict in the Middle East and the implementation of tariffs in the United States as well as any impact that either may have on laws and regulations, changes in the competitive industries in which we operate, variations in performance across competitors, the global supply chain, and macro-economic and social environments affecting our business and changes in our capital structure.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by geopolitical tensions, including the further escalation of war between Russia and Ukraine or the conflict pertaining to the Middle East, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. However, we encourage you to review our risk factors as set forth herein and in our annual report on Form 10-K for our fiscal year ended September 30, 2025, filed with the Securities and Exchange Commission on January 13, 2026.

iii

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements.

Mobix Labs, Inc.

Unaudited Condensed Consolidated Financial Statements

March 31, 2026 and 2025

1

MOBIX LABS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	March 31,	September 30,
	2026	2025
ASSETS
Current assets
Cash	$2,563	$3,273
Accounts receivable, net	724	1,414
Inventory	1,291	1,435
Prepaid expenses and other current assets	908	593
Total current assets	5,486	6,715

Property and equipment, net	250	328
Intangible assets, net	12,718	13,519
Goodwill	16,066	16,066
Operating lease right-of-use assets	219	370
Other assets	115	115
Total assets	$34,854	$37,113

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$6,234	$8,981
Accrued expenses and other current liabilities	9,833	11,122
Deferred purchase consideration	2,323	2,323
Notes payable, current	4,721	3,934
Notes payable – related parties, current	707	1,152
Operating lease liabilities, current	208	274
Total current liabilities	24,026	27,786

Notes payable, noncurrent	31	—
Notes payable – related parties, noncurrent	979	1,099
Earnout liability	280	1,240
Deferred tax liability	293	321
Operating lease liabilities, noncurrent	13	96
Liability-classified warrants	375	6,859
Other noncurrent liabilities	12	48
Total liabilities	26,009	37,449

Commitments and contingencies (Note 9)

Stockholders’ equity (deficit)
Class A Common Stock, $0.00001 par value, 285,000,000 shares authorized; 10,355,525 and 5,883,842 shares issued and outstanding at March 31, 2026 and September 30, 2025, respectively	—	—
Class B Common Stock, $0.00001 par value, 5,000,000 shares authorized; 200,491 shares issued and outstanding at March 31, 2026 and September 30, 2025	—	—
Additional paid-in capital	175,411	150,252
Accumulated deficit	(166,566)	(150,588)
Total stockholders’ equity (deficit)	8,845	(336)
Total liabilities and stockholders’ equity (deficit)	$34,854	$37,113

See accompanying notes to condensed consolidated financial statements.

2

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025

Net revenue:
Products	$669	$1,457	$2,004	$3,408
Services	301	1,054	841	2,272
Total net revenue	970	2,511	2,845	5,680

Cost of revenue:
Products	456	1,067	1,405	2,257
Services	330	424	675	716
Total cost of revenue	786	1,491	2,080	2,973
Gross profit	184	1,020	765	2,707

Operating expenses:
Research and development	428	719	870	1,330
Selling, general and administrative	5,847	8,129	14,819	23,835
Loss from operations	(6,091)	(7,828)	(14,924)	(22,458)

Interest expense	1,389	274	2,769	485
Change in fair value of earnout liability	—	(2,220)	(960)	(280)
Change in fair value of warrants	105	(3,283)	428	(625)
Other non-operating (gains) losses, net	(1,735)	(303)	(1,162)	99
Loss before income taxes	(5,850)	(2,296)	(15,999)	(22,137)
Income tax provision (benefit)	3	(5)	(21)	(7)
Net loss and comprehensive loss	$(5,853)	$(2,291)	$(15,978)	$(22,130)

Net loss per share of Class A and Class B Common Stock:
Basic	$(0.59)	$(0.57)	$(1.98)	$(5.63)
Diluted	$(0.59)	$(0.57)	$(1.98)	$(5.63)
Weighted-average common shares outstanding:
Basic	9,838,724	4,023,381	8,058,263	3,932,012
Diluted	9,838,724	4,023,381	8,058,263	3,932,012

See accompanying notes to condensed consolidated financial statements.

3

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF

STOCKHOLDERS’ EQUITY (DEFICIT)

(unaudited, in thousands, except share and per share amounts)

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at September 30, 2025	5,883,842	$—	200,491	$—	$150,252	$(150,588)	$(336)

Issuance of common stock	226,450	—	—	—	1,523	—	1,523
Issuance of common stock in settlement of liabilities	119,085	—	—	—	985	—	985
Issuance of common stock upon vesting of RSUs	403,595	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	32,353	—	—	—	55	—	55
Reclassification of warrants	—	—	—	—	6,912	—	6,912
Issuance of warrants	—	—	—	—	514	—	514
Stock-based compensation	—	—	—	—	5,139	—	5,139
Net loss	—	—	—	—	—	(10,125)	(10,125)

Balance at December 31, 2025	6,665,325	—	200,491	—	165,380	(160,713)	4,667

Issuance of common stock	30,000	—	—	—	—	—	—
Issuance of common stock in settlement of liabilities	426,878	—	—	—	2,218	—	2,218
Issuance of common stock in connection with public offering	3,000,000	—	—	—	5,360	—	5,360
Issuance of common stock upon vesting of RSUs	233,322	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	2,453	—	2,453
Net loss	—	—	—	—	—	(5,853)	(5,853)

Balance at March 31, 2026	10,355,525	$—	200,491	$—	$175,411	$(166,566)	$8,845

Balance at September 30, 2024	3,282,423	$—	212,991	$—	$109,987	$(104,457)	$5,530

Issuance of common stock	56,174	—	—	—	640	—	640
Conversion of Class B Common Stock to Class A Common Stock	12,500	—	(12,500)	—	—	—	—
Conversion of notes payable to Class A Common Stock	63,180	—	—	—	828	—	828
Issuance of common stock upon vesting of RSUs	51,000	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	9,802	—	9,802
Net loss	—	—	—	—	—	(19,839)	(19,839)

Balance at December 31, 2024	3,465,277	—	200,491	—	121,257	(124,296)	(3,039)

Issuance of common stock in settlement of liabilities	61,059	—	—	—	553	—	553
Issuance of common stock for RaGE earnout	56,310	—	—	—	1,752	—	1,752
Issuance of common stock upon vesting of RSUs	1,000	—	—	—	—	—	—
Issuance of common stock upon exercise of warrants	174,819	—	—	—	15	—	15
Stock-based compensation	—	—	—	—	3,352	—	3,352
Net loss	—	—	—	—	—	(2,291)	(2,291)

Balance at March 31, 2025	3,758,465	$—	200,491	$—	$126,929	$(126,587)	$342

See accompanying notes to condensed consolidated financial statements.

4

MOBIX LABS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands, except share and per share amounts)

	Six months ended March 31,
	2026	2025
Operating activities
Net loss	$(15,978)	$(22,130)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	78	246
Amortization of intangible assets	801	878
Change in fair value of earnout liability	(960)	(280)
Change in fair value of warrants	428	(625)
Non-cash expense for warrants issued	514	—
Stock-based compensation	7,592	13,154
Deferred income taxes	(28)	(13)
Loss on disposal of assets	—	417
Other non-cash items	(370)	251
Changes in operating assets and liabilities:
Accounts receivable	519	1,134
Inventory	144	619
Prepaid expenses and other assets	(310)	(105)
Accounts payable	(2,173)	2,161
Accrued expenses and other current liabilities	726	2,777
Net cash used in operating activities	(9,017)	(1,516)

Investing activities
Acquisition of property and equipment	—	(16)
Net cash used in investing activities	—	(16)

Financing activities
Proceeds from issuance of common stock	1,254	600
Proceeds from exercise of stock options	55	—
Proceeds from issuance of common stock in public offering	5,360	—
Proceeds from exercise of warrants	—	15
Proceeds from issuance of notes payable	4,736	1,725
Principal payments on notes payable	(2,533)	(119)
Principal payments on notes payable - related parties	(565)	—
Deferred consideration paid for acquisition of business	—	(174)
Net cash provided by financing activities	8,307	2,047

Net increase (decrease) in cash	(710)	515
Cash, beginning of period	3,273	266
Cash, end of period	$2,563	$781

Supplemental cash flow information
Cash paid for interest	$1,357	$255
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Settlement of notes payable and other liabilities in common stock	$4,439	$1,245
Issuance of Class A Common Stock for RaGE earnout	—	1,752

See accompanying notes to condensed consolidated financial statements.

5

Note 1 — Company Information

Mobix Labs, Inc. (“Mobix Labs” or the “Company”), a Delaware corporation based in Irvine, California, designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies used in the defense, aerospace, commercial, industrial and other markets. The Company’s wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the defense, aerospace, commercial and industrial sectors. The Company’s interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. These technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies. The Company’s Class A Common Stock and its Public Warrants are traded on the Nasdaq Capital Market under the symbols “MOBX” and “MOBXW,” respectively.

Going Concern

The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred operating losses and negative cash flows from operations, as a result of its ongoing investment in product development and other operating expenses. The Company incurred a loss from operations of $14,924 for the six months ended March 31, 2026 and incurred losses from operations of $37,693 and $46,395 for the years ended September 30, 2025 and 2024, respectively. Additionally, the Company had negative cash flows from operations of $9,017 for the six months ended March 31, 2026 and negative cash flows from operations of $10,113 and $18,388 for the years ended September 30, 2025 and 2024, respectively. As of March 31, 2026, the Company had cash on hand of $2,563 and an accumulated deficit of $166,566. The Company has historically financed its operations through the issuance and sale of equity securities and the issuance of debt. The Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future and will need to raise additional debt or equity financing to fund its operations and satisfy its obligations. Management believes that there is substantial doubt concerning the Company’s ability to continue as a going concern as the Company currently does not have adequate liquidity to meet its operating needs and satisfy its obligations for at least the next twelve months.

While the Company will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to the Company, or at all. If the Company raises funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If the Company raises funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on the Company’s operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If the Company is unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, the Company may be required to reduce its operating expenditures, which could adversely affect its business prospects, or the Company may be unable to continue operations. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

6

Note 2 — Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and include the accounts of Mobix Labs, Inc. and its subsidiaries. The Company’s fiscal year ends on September 30. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended September 30, 2025 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The September 30, 2025 consolidated balance sheet was derived from the Company’s audited financial statements. These unaudited condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s condensed consolidated financial position as of March 31, 2026 and its condensed consolidated results of operations and cash flows for the periods ended March 31, 2026 and 2025. The condensed consolidated results of operations for the three months and six months ended March 31, 2026 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2026 or for any other future annual or interim period.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified for consistency with the current year presentation.

Use of Estimates

The preparation of the Company’s condensed consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of net revenue and expenses for the periods covered and certain amounts disclosed in the notes to the condensed consolidated financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could differ materially from those estimates and assumptions. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	valuation of stock-based compensation awards;
●	impairment assessments of goodwill and long-lived assets;
●	measurement of liabilities carried at fair value, including the earnout liability and liability-classified warrants; and,
●	provisions for income taxes and related valuation allowances and tax uncertainties.

Significant Accounting Policies

A summary of the Company’s significant accounting policies is included in its Annual Report on Form 10-K for the year ended September 30, 2025, filed with the Securities and Exchange Commission on January 13, 2026. There have been no significant changes to these policies during the six months ended March 31, 2026, aside from those outlined below.

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Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company regularly reviews its operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. The Company did not recognize any impairment losses for the six months ended March 31, 2026 and 2025.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on July 31, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company did not recognize any goodwill impairment losses for the six months ended March 31, 2026 and 2025. There were no changes in the carrying amount of goodwill during the six months ended March 31, 2026 and 2025.

Classification of Warrants

The Company accounts for warrants to purchase its common stock as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the liability classification requirements pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted when warrants are issued or modified and as of the end of each subsequent reporting period while the warrants are outstanding.

Note 3 — Inventory

Inventory consists of the following:

	March 31,	September 30,
	2026	2025

Raw materials	$947	$999
Finished goods	344	436
Total inventory	$1,291	$1,435

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Note 4 — Property and Equipment, net

Property and equipment, net consists of the following:

	Estimated Useful	March 31,	September 30,
	Life (years)	2026	2025

Equipment and furniture	5 - 7	$400	$400
Laboratory equipment	5	690	681
Leasehold improvements	Shorter of estimated useful life or remaining lease term	41	41
Property and equipment, gross		1,131	1,122
Less: Accumulated depreciation		(881)	(794)
Property and equipment, net		$250	$328

Depreciation expense for the three months ended March 31, 2026 and 2025 was $29 and $123, respectively. Depreciation expense for the six months ended March 31, 2026 and 2025 was $78 and $246, respectively.

Note 5 — Intangible Assets, net

Intangible assets, net consist of the following:

	Estimated	March 31, 2026			September 30, 2025
	Useful Life		Accumulated			Accumulated
	(years)	Gross	Amortization	Net	Gross	Amortization	Net
Developed technology	7 – 10	$5,689	$(3,089)	$2,600	$5,689	$(2,798)	$2,891
Customer relationships	12 – 15	11,900	(1,833)	10,067	11,900	(1,374)	10,526
Trade names	2 – 2.5	300	(249)	51	300	(198)	102
		$17,889	$(5,171)	$12,718	$17,889	$(4,370)	$13,519

Amortization expense related to intangible assets for the three months ended March 31, 2026 and 2025 was $395 and $407, respectively. Amortization expense related to intangible assets for the six months ended March 31, 2026 and 2025 was $801 and $878, respectively. The weighted-average remaining lives of intangible assets as of March 31, 2026 were developed technology 4.5 years; customer relationships 11.1 years; and trade names 0.6 years.

Estimated future amortization expense for intangible assets by fiscal year as of March 31, 2026 is as follows:

Years ending September 30,
2026 (remaining six months)	$789
2027	1,510
2028	1,498
2029	1,498
2030	1,454
Thereafter	5,969
Total	$12,718

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Note 6 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	March 31,	September 30,
	2026	2025

Accrued compensation and benefits	$956	$1,212
Accrued professional fees	302	694
Accrued interest	694	393
Deferred revenue	1,473	1,047
Committed equity facility fees	1,478	1,478
Unpaid Merger-related transaction costs	1,090	1,090
RaGE Earnout	2,000	2,000
Other	1,840	3,208
Total accrued expenses and other current liabilities	$9,833	$11,122

Note 7 — Debt

Debt consists of the following:

	March 31,	September 30,
	2026	2025

Notes payable	$4,752	$3,934
7% promissory notes – related parties	1,686	2,251
Total debt	6,438	6,185
Less: Amounts classified as current	(5,428)	(5,086)
Noncurrent portion	$1,010	$1,099

2026 Financings

On March 13, 2026, the Company entered into three exchange agreements pursuant to which certain outstanding indebtedness and other amounts owed were exchanged for shares of the Company’s Class A Common Stock. Under these agreements, (i) indebtedness of $785 was exchanged for 107,571 shares of Class A Common Stock at an exchange price of $7.30 per share, (ii) outstanding obligations of $1,425 were partially settled through the issuance of shares having an aggregate value of $615, with the remaining balance to be resolved under a separate agreement, and (iii) outstanding amounts owed under a service agreement, including existing and expected invoices or obligations, were exchanged for 15,000 shares of Class A Common Stock. Upon closing, the applicable exchanged obligations were to be cancelled and extinguished in accordance with the terms of the respective agreements.

Between February 23, 2026 and March 31, 2026, the Company entered into three securities purchase agreements providing for the issuance of convertible notes. The first two agreements, entered into on February 23, 2026 and March 16, 2026, provided for bridge promissory notes with an aggregate principal amount of $554 aggregate original issue discount of $72, aggregate purchase price of $482, and one-time interest charges of 12%, resulting in net proceeds to the Company of $445. These bridge notes mature on December 30, 2026 and January 15, 2027, respectively, and require aggregate scheduled payments of $621. The third agreement, entered into on March 31, 2026, with Leviston Resources, LLC (“Leviston”), provided for a senior secured convertible note with a principal amount of $3,000. The holder funded $2,500, reflecting an original issue discount of $500, and $25 was withheld for legal fees, resulting in net proceeds to the Company of $2,475. This note bears interest at 10% per annum, matures on July 31, 2026, at which time the outstanding principal and accrued interest are due and payable in cash, unless earlier converted in accordance with its terms. Following an Event of Default (as defined in the Convertible Note), all amounts owing by the Company to the holder shall be increased to an amount equal to 125% of the then outstanding obligations. At any time prior to maturity, the holder may convert all or a portion of the outstanding principal and accrued interest into shares of Class A Common Stock in the manner set forth in the Convertible Note. Subject to adjustment as set forth in the Convertible Note, the conversion price is the lesser of (A) the closing price on March 31, 2026 and (B) 85% of the lowest 8-day VWAP of the Class A Common Stock immediately prior to and including the date of the conversion notice. With respect to the March 31, 2026 financing, the Company entered into a registration rights agreement and a security agreement.

On May 13, 2026, the Company entered into a First Amendment to the Securities Purchase Agreement and Senior Secured Convertible Note (the “First Amendment”) with Leviston Resources, LLC (“Leviston”), amending the Senior Secured Convertible Note originally issued on March 31, 2026 (the “Original Note”). Pursuant to the First Amendment, Leviston advanced an additional $833 to the Company, increasing the total funded amount under the Original Note to $3,333. The First Amendment increased the aggregate principal amount of the Original Note, inclusive of a 16.667% original issue discount, from $3,000 to $4,000. Interest on the incremental $1,000 of principal created by the First Amendment commenced accruing on May 13, 2026; interest on the original $3,000 principal continues to accrue in accordance with the terms of the Original Note as in effect immediately prior to May 13, 2026. The Company intends to use the proceeds for working capital and general corporate purposes.

On May 18, 2026, the Company satisfied in full the entire $4,000 of outstanding principal under the Original Note, together with all accrued interest thereon, through the conversion of such amounts into an aggregate of 2,500,000 shares of Common Stock. Upon such full satisfaction, the Original Note, the Securities Purchase Agreement, dated March 31, 2026, between the Company and Leviston (as amended by the First Amendment), and the Registration Rights Agreement, dated March 31, 2026, between the Company and Leviston, terminated in accordance with their terms.

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On January 15, 2026, the Company amended an existing loan and security agreement, dated August 13, 2025, pursuant to which the Company was provided with a closed-end commercial loan in the original principal amount of $600. Under the amendment, the Company agreed to cure a prior payment default, make an additional interim payment of $33, and make a principal reduction payment of $233. The amendment also provided for an equity-based settlement of the remaining obligations under the loan, subject to the effectiveness of a registration statement covering shares of the Company’s common stock held by or for the benefit of Maximcash Solutions LLC and the Company’s timely payment of the required cash amounts. During the six months ended March 31, 2026, the Company settled the remaining outstanding indebtedness under the arrangement. In connection with the settlement, indebtedness of $232, consisting of principal of $140 and accrued interest of $92, was settled through the issuance or delivery of 169,375 shares of the Company’s Class A Common Stock. Based on the fair value of the shares issued or delivered at the time of settlement of $376, or $2.22 per share, the Company recognized a loss on extinguishment of debt of $144, which was recorded in other non-operating (gains) losses, net in the condensed consolidated statements of operations and comprehensive loss.

Notes Payable

During the six months ended March 31, 2026, the Company also amended two existing agreements for the purchase and sale of future receipts, pursuant to which the Company agreed to sell to the buyers additional future trade receipts totaling $1,966 (together with amounts already outstanding under these agreements, the “Future Receipts Purchased Amount”) for net proceeds to the Company of $806. Under the agreements, the Company granted the buyers a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount. The Company must repay the Future Receipts Purchased Amount in varying weekly installments through July 2026. In December 2024, the Company entered into an agreement for the purchase and sale of future receipts with an unrelated buyer pursuant to which the Company agreed to sell to the buyer certain future trade receipts in the aggregate amount of $710 (the “Future Receipts Purchased Amount”) for net proceeds to the Company of $480. Under the agreement, the Company granted the buyer a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount.

During the six months ended March 31, 2025, the Company entered into a $200 note payable with a bank for net proceeds of $195. The note has an eighteen month term and requires weekly payments totaling $282, including finance charges. The note is secured by substantially all of the Company’s assets and is guaranteed by an officer and director of the Company.

During the six months ended March 31, 2025, the Company entered into two agreements for the purchase and sale of future receipts with unrelated buyers, pursuant to which the Company agreed to sell to the buyer certain future trade receipts in the aggregate amount of $2,139 (the “Future Receipts Purchased Amount”) for net proceeds to the Company of $1,430. Under the agreements, the Company granted the buyers a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the Future Receipts Purchased Amount. The Company must repay the Future Receipts Purchased Amount in varying weekly installments through November 2025.

During the six months ended March 31, 2025, the Company and the holders of two notes agreed to settle the outstanding principal and accrued interest, totaling $545, for 63,180 shares of the Company’s Class A Common Stock. The Company recognized a loss on the extinguishment of debt of $283, which is included in “Other non-operating (gains) losses, net” in the condensed consolidated statements of operations and comprehensive loss.

During the six months ended March 31, 2026 and 2025, the Company made principal payments on notes payable of $2,533 and $119, respectively. As of March 31, 2026, notes payable having an aggregate remaining principal balance of $4,752 were outstanding and are included in “Notes payable” and “Notes payable, noncurrent” in the condensed consolidated balance sheet.

7% Promissory Notes — Related Parties

The Company has two outstanding promissory notes with related parties which bear interest at 7% per annum and are unsecured. One 7% promissory note, having a principal balance of $518 as of March 31, 2026, is payable in monthly payments of varying amounts through September 2026. The other 7% promissory note, having a principal balance of $1,168 as of March 31, 2026, no longer bears interest; the outstanding principal and previously accrued interest balance is payable in monthly payments of varying amounts through March 2027, with the remaining principal of $979 payable on May 15, 2027. The outstanding principal balance of the 7% promissory notes is included in “Notes payable — related parties, current” and “Notes payable — related parties, noncurrent” in the condensed consolidated balance sheet as of March 31, 2026. During the six months ended March 31, 2026 and 2025, the Company made principal payments of $565 and $0, respectively, on the 7% promissory notes.

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Note 8 — Leases

The Company has entered into operating leases for office space. The leases have remaining terms ranging from eight months to 1.3 years and expire at various dates through July 2027. The leases do not contain residual value guarantees or restrictive covenants. The following lease costs are included in the condensed consolidated statements of operations and comprehensive loss:

	Six months ended March 31,
	2026	2025
Operating lease cost	$171	$316
Short-term lease cost	15	24
Total lease cost	$186	$340

Cash paid for amounts included in the measurement of operating lease liabilities for the six months ended March 31, 2026 and 2025 was $171 and $378, respectively. As of March 31, 2026, the weighted-average remaining lease term was 1.2 years, and the weighted-average discount rate was 15.6%. There are no other leases that had not yet commenced as of March 31, 2026 that will create significant additional rights and obligations for the Company. The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the condensed consolidated balance sheet as of March 31, 2026:

Years ending September 30,
2026 (remaining six months)	$136
2027	99
Total minimum lease payments	235
Less: imputed interest	(14)
Present value of future minimum lease payments	221
Less: current obligations under leases	(208)
Long-term lease obligations	$13

Note 9 — Commitments and Contingencies

The Company previously engaged a financial advisor to provide services and the financial advisor has asserted that the Company owes additional funds in excess of amounts previously recognized. The Company disputes the financial advisor’s claim. As of the date of these condensed consolidated financial statements, no legal proceeding has been initiated in respect of this matter. The ultimate resolution of this matter may differ from the amount recognized and any such difference could be material to the Company’s consolidated results of operations and cash flows. At this time, the Company is unable to reasonably estimate the possible amount or range of additional loss, if any, that it may incur.

Litigation

On March 13, 2026, Ydens Holdings, LLC and related individual plaintiffs filed a lawsuit in Orange County Superior Court against the Company and its subsidiary EMI Solutions, asserting breach of contract and related claims arising from the September 2022 Agreement and Plan of Merger under which the Company acquired EMI Solutions. The plaintiffs seek damages. The Merger Agreement contains a mandatory arbitration provision, and the Company intends to move to compel arbitration and to defend the matter vigorously. The Company is unable to predict final outcome of this matter, but it does not currently believe that it will have a material adverse effect on its results of operation or financial position.

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company does not believe it is currently a party to any legal proceedings—nor is the Company aware of any other pending or threatened litigation—that the Company believes would have a material adverse effect on its business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Indemnifications

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with customers, suppliers and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. The Company has not in the past incurred significant expense defending against third party claims, nor has it incurred significant expense under its standard service warranties or arrangements with its customers, suppliers and vendors. Accordingly, the Company has not recognized any liabilities for these indemnification provisions as of March 31, 2026 or September 30, 2025.

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Note 10 — Income Taxes

The Company recorded an income tax provision of $3 and an income tax benefit of $5 for the three months ended March 31, 2026 and 2025, respectively, and an income tax benefit of $21 and $7 for the six months ended March 31, 2026 and 2025, respectively. The Company calculated the income tax provision (benefit) using the discrete year-to-date method. The Company’s income tax provision (benefit) differs from an amount calculated based on statutory tax rates principally due to the Company recording a valuation allowance against the net operating losses it generated during the periods. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, potential limitations on the Company’s ability to carry forward net operating losses, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on these factors, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

Note 11 — Equity

The Company’s amended and restated certificate of incorporation authorizes the issuance of preferred stock, Class A Common Stock and Class B Common Stock. As of March 31, 2026, the board of directors had not designated any series of preferred stock, and no shares of preferred stock were issued or outstanding.

During the six months ended March 31, 2026, the Company entered into three exchange agreements pursuant to which certain outstanding indebtedness and other amounts owed were exchanged for shares of the Company’s Class A Common Stock. Under these agreements, (i) indebtedness of $785 was exchanged for 107,571 shares of Class A Common Stock at an exchange price of $7.30 per share, (ii) outstanding obligations of $1,425 were partially settled through the issuance of shares having an aggregate value of $615, with the remaining balance to be resolved under a separate agreement, and (iii) outstanding amounts owed under a service agreement, including existing and expected invoices or obligations, were exchanged for 15,000 shares of Class A Common Stock. Upon closing, the applicable exchanged obligations were to be cancelled and extinguished in accordance with the terms of the respective agreements.

During the six months ended March 31, 2025, the Company sold 52,173 shares of its Class A Common Stock to an unaffiliated investor for net proceeds of $600. The Company also issued 61,059 shares of its Class A Common Stock to certain vendors in settlement of $700 of accounts payable. In connection therewith, the Company recognized a gain of $147. Also during the six months ended March 31, 2025, holders of 12,500 shares of the Company’s Class B Common Stock elected to convert such shares into the same number of shares of the Company’s Class A Common Stock.

All references to shares, options to purchase common stock, share amounts, per share amounts, and related information contained in the condensed consolidated financial statements have been retrospectively adjusted to reflect the effect of the Reverse Stock Split for all periods presented.

Issuance of Class A Common Stock

On January 6, 2026, the Company entered into certain securities purchase agreements with unrelated investors relating to a public offering of 3,000,000 shares of its Class A Common Stock at a price to the public of $2.00 per share (the “Offering”). In connection with the Offering, the Company entered into a placement agency agreement, pursuant to which the Company agreed to pay the placement agent a cash placement fee equal to 8.0% of the aggregate gross proceeds raised in the Offering. Subject to certain conditions, the Company also agreed to reimburse the placement agent up to 1.0% of the gross proceeds raised in the Offering for non-accountable expenses and up to $100 for fees and expenses of legal counsel and other out-of-pocket expenses. The Company also agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the placement agent may be required to make in respect of those liabilities. The net proceeds to the Company from the Offering were approximately $5,360, after deducting placement agent fees and commissions and other estimated offering expenses payable by the Company. As a result of the Offering, the Company issued 220,000 shares of its Class A Common Stock to a lender as make-whole shares, pursuant to the terms of a promissory note.

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At the Market Offering Agreement

On October 21, 2025, the Company entered into an At The Market Offering Agreement (the “ATM Agreement”) with Roth Capital Partners, LLC (“Manager”) under which the Company may offer and sell, from time to time at its sole discretion, up to $15,800 in shares of its Class A Common Stock through the Manager acting in its capacity as its sales agent.

Pursuant to the ATM Agreement, sales of the Common Stock, if any, will be made under the Company’s Registration Statement on Form S-3 (File No. 333-284351) by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including privately negotiated and block transactions. The Manager will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Capital Market to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Manager a commission of three percent of the gross sales proceeds of any Common Stock sold through the Manager under the ATM Agreement and also has provided the Manager with customary indemnification rights. The Company also reimbursed the Manager for certain expenses in connection with entering into the ATM Agreement.

During the six months ended March 31, 2026, the Company sold 191,449 shares of its Class A Common Stock under the ATM Agreement, for net proceeds (after commissions) of $1,254. The amount and timing of future proceeds the Company may receive from the sale of its Class A Common Stock pursuant to the ATM Agreement, if any, will depend on a number of factors, including that the Company is eligible to use the Registration Statement on Form S-3 to sell shares to the Manager, the number of shares the Company may elect to sell, the timing of such sales and the future market price of the Company’s Class A Common stock. As of the date of this Form 10-Q, the Company is unable to sell shares pursuant to the ATM Agreement due to restrictions on the use of the Registration Statement on Form S-3.

As of March 31, 2026, the number of shares of Class A Common Stock available for issuance under the Company’s amended and restated articles of incorporation were as follows:

Authorized number of shares of Class A Common Stock	285,000,000
Less:
Class A Common Stock outstanding	10,355,525
Reserve for conversion of Class B Common Stock	200,491
Reserve for exercise of common stock warrants	2,608,568
Reserve for Earnout shares	350,000
Stock options and RSUs	987,398
Awards available for grant under 2023 Equity Incentive Plan	94,209
Awards available for grant under 2023 Employee Stock Purchase Plan	68,705
Shares of Class A Common Stock available for issuance	270,335,104

The Company has never declared or paid any dividends on any class of its equity securities and does not expect to do so in the near future.

Note 12 — Warrants

Outstanding warrants consist of the following:

Range of Exercise Prices Per Share:	March 31, 2026	September 30, 2025
Public Warrants and Private Warrants - $57.90	900,000	900,000
Other Warrants:
$0.10	38,000	38,000
$8.20 to $9.60	632,857	632,857
$10.80 to $11.80	1,002,075	902,075
$17.38 to $20.00	35,636	35,636
Total	2,608,568	2,508,568

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Liability-Classified Warrants

The Company evaluated all common stock warrants at the time of issuance and concluded that certain warrants did not meet the derivative scope exception. Specifically, these warrants contained provisions that affected their settlement amounts which are not inputs into the pricing of a fixed-for-fixed option on equity shares. Therefore, these warrants were not considered indexed to the Company’s stock and were classified as liabilities. At their respective dates of issuance, the Company recognized a liability for each of the liability-classified warrants in the amount of its estimated fair value using the Black-Scholes option-pricing model. The Company subsequently adjusts the carrying amount of the liability for each warrant to its estimated fair value as of the end of each reporting period (or through the warrants’ respective dates of exercise or modification, if earlier).

On October 24, 2025, the Company entered into amendments to certain liability-classified warrants to purchase an aggregate of 1,337,549 shares of its Class A Common Stock. The amendments revised certain terms of the warrants, including terms that could potentially require cash settlement, such that under the guidance in ASC 480 and ASC 815, the warrants are equity-classified financial instruments. The amendments did not affect any terms of the warrants that are inputs into the estimation of the fair value of warrants under the Black-Scholes option pricing model, which the Company uses to estimate the fair value of warrants.

As a result of the amendments to the warrants, the Company remeasured the related liabilities to their estimated fair value of $6,912 as of the date of the amendments and reclassified this amount from “Liability-classified warrants” to “Additional paid-in capital” in the condensed consolidated balance sheet. As consideration for these amendments, the Company issued the warrant holder an additional warrant to purchase 100,000 shares of Class A Common Stock at a price of $10.80 per share. The Company recognized the $514 fair value of the additional warrant as an expense, included in “Other non-operating losses, net” in the condensed consolidated statements of operations and comprehensive loss for the six months ended March 31, 2026.

As a result of changes in the fair value of liability-classified warrants outstanding during the periods, for the six months ended March 31, 2026 and 2025, the Company recognized net non-cash losses of $428 and net non-cash gains of $625, respectively, which are included in “Change in fair value of warrants” in the condensed consolidated statements of operations and comprehensive loss. As of March 31, 2026 and September 30, 2025, the related liabilities of $375 and $6,859, respectively, are included in “Liability-classified warrants” in the condensed consolidated balance sheets.

Note 13 — Stock-Based Compensation

The Company’s 2023 Equity Incentive Plan provides for the issuance of stock options, restricted stock awards, RSUs and other stock-based compensation awards to employees, directors, officers, consultants or others who provide services to the Company. The specific terms of such awards are to be established by the board of directors or a committee thereof. As of March 31, 2026, 94,209 shares of the Company’s Class A Common Stock are available for the grant of awards under the 2023 Equity Incentive Plan.

Restricted Stock Units

During the six months ended March 31, 2025, the Company and a former employee entered into certain agreements wherein the Company agreed to accelerate the vesting of 99,999 common stock warrants and grant the holder an additional 25,000 warrants to purchase shares of its Class A Common Stock. The warrants are immediately exercisable and have an exercise price of $0.10 per share. Subsequently, the Company agreed to cancel 45,000 of these common stock warrants and replace them with the same number of fully vested RSUs. As a result of the acceleration of vesting and the grant of the warrants, during the six months ended March 31, 2025 the Company recognized additional stock-based compensation expense of $6,917.

A summary of activity in the Company’s RSUs for the six months ended March 31, 2026 is as follows:

	Number of units	Weighted- Average Grant Date Fair Value per Unit
Outstanding at September 30, 2025	954,562	$42.10
Granted	112,326	3.14
Forfeited	(20,741)	12.69
Vested	(486,415)	36.16
Outstanding at March 31, 2026	559,732	45.08

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Unrecognized compensation expense related to RSUs was $7,796 as of March 31, 2026 and is expected to be recognized over a weighted-average period of 1.6 years.

Restricted Stock Awards

A summary of activity in the Company’s RSAs for the six months ended March 31, 2026 is as follows:

	Number of shares	Weighted- Average Grant Date Fair Value per Share

Outstanding at September 30, 2025	487,250	$7.00
Vested	(71,000)	7.00
Outstanding at March 31, 2026	416,250	7.00

Unrecognized compensation expense related to RSAs was $1,912 as of March 31, 2026 and is expected to be recognized over a weighted-average period of 1.7 years.

Stock Options

Stock option activity for the six months ended March 31, 2026 is as follows:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term (years)
Outstanding at September 30, 2025	245,215	$48.50
Exercised	(32,353)	1.70
Forfeited	(1,124)	68.40
Expired	(1,417)	50.60
Outstanding at March 31, 2026	210,321	55.59	5.4
Exercisable at March 31, 2026	205,448	55.29	5.4

Unrecognized stock-based compensation expense related to stock options, totaling $237 as of March 31, 2026, is expected to be recognized over a weighted-average period of 0.6 months. The aggregate intrinsic value of stock options outstanding and stock options exercisable as of March 31, 2026 was $53 and $53, respectively. The total intrinsic value of options exercised during the six months ended March 31, 2026 and 2025 was $165 and $0, respectively. The total fair value of options that vested during the six months ended March 31, 2026 and 2025 was $224 and $342, respectively. No stock options were granted during the six months ended March 31, 2026 and 2025.

The condensed consolidated statements of operations and comprehensive loss include stock-based compensation expense as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025

Cost of revenue – product	$48	$42	$84	$58
Cost of revenue – services	35	—	57	—
Research and development	19	65	109	146
Selling, general and administrative	2,351	3,245	7,345	12,950
Total stock-based compensation expense	$2,453	$3,352	$7,592	$13,154

16

Note 14 — Fair Value Measurements

The carrying amounts of the Company’s cash, accounts receivable and accounts payable approximate their fair value due to the short-term nature of these instruments. The Company believes the aggregate carrying value of debt approximates its fair value as of March 31, 2026 and September 30, 2025 because the notes payable, the 7% promissory notes - related parties and the notes payable - related parties each mature within one to two years of the respective balance sheet dates.

Fair Value Hierarchy

Liabilities measured at fair value on a recurring basis as of March 31, 2026 are as follows:

	Level 1	Level 2	Level 3	Total
Earnout liability	$—	$—	$280	$280
Liability-classified warrants	—	—	375	375

Total	$—	$—	$655	$655

The Company classifies the earnout liability and the liability-classified warrants as Level 3 financial instruments due to the judgment required to develop the assumptions used and the significance of those assumptions to the fair value measurement. No financial instruments were transferred between levels of the fair value hierarchy during the six months ended March 31, 2026 or 2025. The following table provides a reconciliation of the balance of financial instruments measured at fair value on a recurring basis using Level 3 inputs:

Six months ended March 31, 2026:	Earnout Liability	Liability Classified Warrants
Balance, September 30, 2025	$1,240	$6,859
Reclassification of warrant liabilities to equity	—	(6,912)
Change in fair value included in net loss	(960)	428

Balance, March 31, 2026	$280	$375

Six months ended March 31, 2025:	Earnout Liability	Liability Classified Warrants
Balance, September 30, 2024	$1,680	$2,139
Change in fair value included in net loss	(280)	(625)

Balance, March 31, 2025	$1,400	$1,514

Liability-Classified Warrants

As of March 31, 2026, liability-classified warrants consist of the Private Warrants. The Company estimates the fair value of the Private Warrants based on quoted market prices for the Public Warrants, which have substantially the same economic characteristics. As of September 30, 2025, the Company estimated the fair value of liability-classified warrants (other than the Private Warrants)—including those amended during the six months ended March 31, 2026—using the Black-Scholes option pricing model. The following table summarizes the significant assumptions used in estimating the fair value of liability-classified warrants under the Black-Scholes option pricing model:

September 30, 2025
Stock price	$8.06
Expected volatility	79.0%
Risk-free rate	3.7%
Contractual term	4.3 – 4.9 years

17

Earnout Liability

The Company estimates the fair value of the earnout liability using a Monte Carlo simulation model that utilizes significant assumptions, including volatility, expected term and risk-free rate that determine the probability of achieving the earnout conditions. The following table summarizes the assumptions used in estimating the fair value of the earnout liability at the respective dates:

	March 31, 2026	September 30, 2025
Stock price	$3.34	$8.06
Expected volatility	90.0%	80.0%
Risk-free rate	3.8%	3.8%
Contractual term	5.7 years	6.2 years

Note 15 — Net Loss Per Share

The Company computes net loss per share of Class A and Class B Common Stock using the two-class method. Basic net loss per share is computed using the weighted-average number of shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of stock options, warrants, RSAs, RSUs and other contingently issuable shares. The dilutive effect of outstanding stock options, warrants, RSAs, RSUs and other contingently issuable shares is reflected in diluted earnings per share by application of the more dilutive of (a) the two-class method or (b) the if-converted method and treasury stock method, as applicable. The computation of the diluted net loss per share of Class A Common Stock assumes the conversion of Class B Common Stock, while the diluted net loss per share of Class B Common Stock does not assume the conversion of those shares.

In periods where the Company has a net loss, most potentially dilutive securities are not included in the computation as their impact is anti-dilutive; those potentially dilutive securities whose impact is dilutive are included in the computation. In periods where their effect is dilutive, liability-classified warrants are included in the computation of diluted loss per share as if the underlying shares had been issued as of the later of the beginning of the fiscal period or the date of issuance of those securities. Inclusion of those securities increases both the net loss for the period and the number of shares used in the per share computation and is dilutive to the Company’s net loss per share.

	Three months ended March 31,
	2026		2025
	Class A	Class B	Class A	Class B
Basic net loss per share:
Numerator:
Allocation of net loss	$(5,734)	$(119)	$(2,177)	$(114)
Denominator:
Weighted-average shares outstanding	9,638,233	200,491	3,822,890	200,491
Basic net loss per share	$(0.59)	$(0.59)	$(0.57)	$(0.57)

Diluted net loss per share:
Numerator:
Allocation of net loss	$(5,734)	$(119)	$(2,177)	$(114)
Reallocation of net loss as a result of conversion of Class B to Class A Common Stock	(119)	—	(114)	—
Allocation of net loss	$(5,853)	$(119)	$(2,291)	$(114)

Denominator:
Number of shares used in basic earnings per share calculation	9,638,233	200,491	3,822,890	200,491
Conversion of Class B to Class A Common Stock	200,491	—	200,491	—
Number of shares used in per share computation	9,838,724	200,491	4,023,381	200,491
Diluted net loss per share	$(0.59)	$(0.59)	$(0.57)	$(0.57)

18

	Six months ended March 31,
	2026		2025
	Class A	Class B	Class A	Class B
Basic net loss per share:
Numerator:
Allocation of net loss	$(15,580)	$(398)	$(20,974)	$(1,156)
Denominator:
Weighted-average shares outstanding	7,857,772	200,491	3,726,645	205,367
Basic net loss per share	$(1.98)	$(1.98)	$(5.63)	$(5.63)

Diluted net loss per share:
Numerator:
Allocation of net loss	$(15,580)	$(398)	$(20,974)	$(1,156)
Reallocation of net loss as a result of conversion of Class B to Class A Common Stock	(398)	—	(1,156)	—
Allocation of net loss	$(15,978)	$(398)	$(22,130)	$(1,156)

Denominator:
Number of shares used in basic earnings per share calculation	7,857,772	200,491	3,726,645	205,367
Conversion of Class B to Class A Common Stock	200,491	—	205,367	—
Number of shares used in per share computation	8,058,263	200,491	3,932,012	205,367
Diluted net loss per share	$(1.98)	$(1.98)	$(5.63)	$(5.63)

For the purposes of applying the if converted method or treasury stock method for calculating diluted earnings per share, Warrants, RSAs, RSUs and stock options result in anti-dilution. Therefore, these securities are not included in the computation of diluted net loss per share. Shares potentially issuable under earnout arrangements were not included for purposes of calculating the number of diluted shares outstanding because the number of dilutive shares is, in each case, based on a contingency which had not been met during the periods presented herein.

The potential shares of Class A Common Stock that were excluded from the computation of diluted net loss per share for the periods presented because including them would have an antidilutive effect were as follows:

	Six months ended March 31,
	2026	2025
Warrants	2,608,568	1,551,878
Shares potentially issuable under earnout arrangements	350,000	414,281
RSAs	416,250	—
RSUs	559,732	622,824
Stock options	210,321	262,480
Total	4,144,871	2,851,463

Note 16 — Concentrations

Significant Customers

For the three months ended March 31, 2026, three customers accounted for 42% of the Company’s net revenue. For the three months ended March 31, 2025, one customer accounted for 60% of the Company’s net revenue. For the six months ended March 31, 2026, three customers accounted for 41% of the Company’s net revenue. For the six months ended March 31, 2025, one customer accounted for 64% of the Company’s net revenue. No other customer accounted for more than 10% of net revenue in the respective periods.

As of March 31, 2026, two customers had balances due that represented 34% of the Company’s total accounts receivable. As of September 30, 2025, two customers had balances due that represented 30% of the Company’s total accounts receivable.

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Note 17 — Segment Information

The Company operates as a single operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. All significant operating decisions are based upon analysis of the Company as one operating segment to allocate resources, make operating decisions, and evaluate financial performance.

The CODM considers consolidated net income (loss) to be the measure of segment profit and loss for monitoring budget versus actual results, performing variance analysis, and forecasting future performance. The CODM considers the impact of significant segment expenses on net income, which are the same expenses presented on the condensed consolidated statements of operations and comprehensive loss when making operating decisions.

The measure of segment assets is reported on the condensed consolidated balance sheets as total assets. The CODM does not review segment assets at a level other than that presented in the Company’s condensed consolidated balance sheets.

Revenues by Geographic Region

The Company’s net revenue by geographic region, based on ship-to location, is summarized as follows:

	Three months ended March 31,		Six months ended March 31,
	2026	2025	2026	2025

United States	$927	$2,265	$2,647	$5,313
Other	43	246	198	367
Total net revenue	$970	$2,511	$2,845	$5,680

Long-Lived Assets

Substantially all of the Company’s long-lived assets are located in the United States.

Note 18 — Subsequent Events

On April 2, 2026, the Company’s board of directors approved a reverse stock split of its Class A common stock and Class B common stock at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 4:00 p.m. Eastern Time on April 6, 2026, and the Company’s Class A common stock began trading on a post-split adjusted basis on April 7, 2026. The number of authorized shares and par value per share were not adjusted as a result of the Reverse Stock Split. All references to shares, options to purchase common stock, share amounts, per share amounts, and related information contained in the condensed consolidated financial statements have been retrospectively adjusted to reflect the effect of the Reverse Stock Split for all periods presented. The shares of common stock underlying outstanding stock options and other equity instruments, other than outstanding warrants, were proportionately reduced and the respective exercise prices, if applicable, were proportionately increased in accordance with the terms of the agreements governing such securities. The number of warrants outstanding was not reduced as a result of the Reverse Stock Split. Rather, of the applicable warrant agreements, the number of shares of common stock issuable upon exercise of each outstanding warrant was proportionately reduced such that each warrant is exercisable for 1/10th of one share of common stock following the Reverse Stock Split, and the applicable exercise prices were proportionately increased, as applicable. Accordingly, the number of warrants outstanding has not been retrospectively adjusted or recast in the condensed consolidated financial statements. No fractional shares were issued in connection with the Reverse Stock Split, and cash was paid in lieu of fractional shares.

On May 13, 2026, the Company entered into a First Amendment to the Securities Purchase Agreement and Senior Secured Convertible Note (the “First Amendment”) with Leviston Resources, LLC (“Leviston”), amending the Senior Secured Convertible Note originally issued on March 31, 2026 (the “Original Note”). Pursuant to the First Amendment, Leviston advanced an additional $833 to the Company, increasing the total funded amount under the Original Note to $3,333. The First Amendment increased the aggregate principal amount of the Original Note, inclusive of a 16.667% original issue discount, from $3,000 to $4,000. Interest on the incremental $1,000 of principal created by the First Amendment commenced accruing on May 13, 2026; interest on the original $3,000 principal continues to accrue in accordance with the terms of the Original Note as in effect immediately prior to May 13, 2026. The Company intends to use the proceeds for working capital and general corporate purposes.

On May 13, 2026, the Company entered into an Investor Rights Agreement (the “IRA”) with Leviston, in connection with the Senior Secured Convertible Note originally entered into on March 31, 2026 and amended pursuant to the First Amendment described above. Pursuant to the IRA, the Company granted Leviston the right, but not the obligation, to purchase one or more additional senior secured convertible notes (each, an “Additional Note”) from the Company during the seven-month period commencing May 13, 2026 and ending December 13, 2026, in an aggregate principal amount not to exceed $4,000, with a corresponding maximum aggregate cash subscription amount of approximately $3,333, reflecting the same 16.667% original issue discount as the Original Note. Each Additional Note will be issued in minimum tranches of $300 of principal, will bear interest at 10% per annum (18% upon an event of default), will mature four months from its respective issuance date, and will be convertible into shares of the Company’s Class A Common Stock at a price equal to the lesser of (i) the closing price of the Common Stock on the applicable issuance date and (ii) 85% of the lowest 8-day volume-weighted average price immediately prior to and including the date of the applicable conversion notice. Any Additional Notes issued under the IRA will constitute senior secured indebtedness of the Company ranking pari passu with, and secured by the same collateral as, the Original Note. The Company intends to use any proceeds from exercises of the Investment Right for working capital and general corporate purposes.

On May 18, 2026, the Company satisfied in full the entire $4,000 of outstanding principal under the Original Note, together with all accrued interest thereon, through the conversion of such amounts into an aggregate of 2,500,000 shares of Common Stock. Upon such full satisfaction, the Original Note, the Securities Purchase Agreement, dated March 31, 2026, between the Company and Leviston (as amended by the First Amendment), and the Registration Rights Agreement, dated March 31, 2026, between the Company and Leviston, terminated in accordance with their terms.

On May 19, 2026, the Company entered into a Securities Purchase Agreement (the “Kips Purchase Agreement”) with Kips Bay Select, LP (“Kips”), pursuant to which the Company agreed to sell to Kips (i) 2,000 shares of Series A 10% Convertible Preferred Stock (the “Preferred Shares”) for aggregate gross proceeds of $2,400, and (ii) a Preferred Stock Purchase Warrant (the “Warrant”) to purchase up to an additional 6,000 shares of Series A 10% Convertible Preferred Stock at an exercise price of $1,000 per share. Kips funded $2,000, reflecting an original issue discount of $400, and $25 was withheld for legal fees, resulting in net proceeds to the Company of $1,975. Dividends are payable in cash, or at the Company’s option, Preferred Shares. The Preferred Shares and any shares issued upon exercise of the Warrant are convertible into shares of our Class A Common Stock in accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A 10% Convertible Preferred Stock (the “COD”). In connection with the transaction, on May 19, 2026, we also entered into a Registration Rights Agreement with Kips (the “Registration Rights Agreement”) pursuant to which we agreed to register the resale of shares of Class A Common Stock issuable upon conversion of the Preferred Shares and upon exercise of the Warrant.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our unaudited condensed consolidated financial statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q. The following discussion contains forward-looking statements based upon current beliefs that involve risks, uncertainties, and assumptions, such as statements regarding our plans, objectives, expectations, intentions, and projections. Our actual results and the timing of selected events could differ materially from those described in or implied by these forward-looking statements as a result of several factors. You should carefully read the Cautionary Note Regarding Forward-Looking Statements as well as the risk factors set forth in our annual report on Form 10-K for the year ended September 30, 2025 and our other SEC filings to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

All amounts in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are in thousands, except numbers of shares and per share amounts.

Overview

We design, develop and sell components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies. Our solutions are used in the defense, aerospace, commercial, industrial and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) 5G communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the defense, aerospace, commercial and industrial sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies. Our Class A Common Stock and our public warrants are traded on the Nasdaq Capital Market under the symbols “MOBX” and “MOBXW,” respectively.

We were founded with the goal of simplifying the development and maximizing the performance of mmWave wireless products by designing and developing high performance system-level solutions used for signal processing applications in wireless products. Since our inception, our corporate strategy has evolved to encompass the pursuit of acquisitions serving diverse industry sectors, including aerospace, military, defense, medical and high reliability (“HiRel”) technology, as part of our commitment to enhancing communication services. We have developed and/or acquired an extensive intellectual property portfolio comprised of patents and trade secrets that are critical to commercializing our communication products and communications technologies. In leveraging our proprietary technology, we aim to scale the growth of revenue for our products by serving large and rapidly growing markets where we believe there are increasing demands for higher performance communication technologies, including both wireless and wired connectivity systems. We are actively pursuing customer engagements with manufacturers of wireless communications, aerospace, military, defense, medical and HiRel products.

21

Recent Developments

April 2026 Reverse Stock Split

On April 2, 2026, our board of directors approved a reverse stock split of our Class A common stock and Class B common stock at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 4:00 p.m. Eastern Time on April 6, 2026, and our Class A common stock began trading on a post-split adjusted basis on April 7, 2026. The number of authorized shares and par value per share were not adjusted as a result of the Reverse Stock Split. All references to shares, options to purchase common stock, share amounts, per share amounts, and related information contained in the condensed consolidated financial statements have been retrospectively adjusted to reflect the effect of the Reverse Stock Split for all periods presented. The shares of common stock underlying outstanding stock options and other equity instruments, other than outstanding warrants, were proportionately reduced and the respective exercise prices, if applicable, were proportionately increased in accordance with the terms of the agreements governing such securities. The number of warrants outstanding was not reduced as a result of the Reverse Stock Split. Rather, in accordance with the terms of the applicable warrant agreements, the number of shares of common stock issuable upon exercise of each outstanding warrant was proportionately reduced such that each warrant is exercisable for 1/10th of one share of common stock following the Reverse Stock Split, and the applicable exercise prices were proportionately increased, as applicable. Accordingly, the number of warrants outstanding has not been retrospectively adjusted or recast in the condensed consolidated financial statements. No fractional shares were issued in connection with the Reverse Stock Split, and cash was paid in lieu of fractional shares.

Second Quarter Financings

On March 13, 2026, we issued an aggregate of 206,876 shares of Class A Common Stock to three of our creditors in exchange for satisfaction of the Company’s debt owed to such creditors in the aggregate amount of $3,000.

Between February 23, 2026 and March 16, 2026, we issued convertible bridge promissory notes with an aggregate principal amount of $554. These bridge notes mature on December 30, 2026 and January 15, 2027 and require aggregate scheduled payments of $621.

March 2026 Convertible Promissory Note

On March 31, 2026, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Leviston Resources, LLC (“Leviston”), pursuant to which we agreed to issue a convertible promissory note (the “Promissory Note”). The $3,000 principal amount of the Promissory Note will be payable with interest on July 31, 2026. We intend to use the net proceeds from the sale of the Promissory Note for working capital and general corporate purposes. The Promissory Note bears an interest rate of 10% per annum.

The Promissory Note is convertible into shares of our Class A Common Stock at the election of Leviston at a conversion price that is the lesser of (i) the closing price on March 31, 2026, which was $3.34, and (ii) 85% of the lowest 8-day VWAP immediately prior to and including the date of the notice of conversion (the “Conversion Price”). If at any time the market price is lower than the Conversion Price, the principal of the Promissory Note is subject to adjustment in accordance with the terms of the Promissory Note.

First Amendment to Senior Secured Convertible Note

On May 13, 2026, we entered into a First Amendment to the Securities Purchase Agreement and Promissory Note (the “First Amendment”) with Leviston, amending the Promissory Note originally issued on March 31, 2026 (the “Original Note”). Pursuant to the First Amendment, Leviston advanced an additional $833 to us, increasing the total funded amount under the Original Note to $3,333. The First Amendment increased the aggregate principal amount of the Original Note, inclusive of a 16.667% original issue discount, from $3,000 to $4,000. Interest on the incremental $1,000 of principal created by the First Amendment commenced accruing on May 13, 2026; interest on the original $3,000 principal continues to accrue in accordance with the terms of the Original Note as in effect immediately prior to May 13, 2026.

On May 18, 2026, we satisfied in full the entire $4,000 of outstanding principal under the Original Note, together with all accrued interest thereon, through the conversion of such amounts into 2,500,000 shares of Class A Common Stock. Upon such full satisfaction, the Original Note, the Securities Purchase Agreement (as amended by the First Amendment), and the Registration Rights Agreement, dated March 31, 2026, between the Company and Leviston, terminated in accordance with their terms.

Leviston Investor Rights Agreement

On May 13, 2026, we entered into an Investor Rights Agreement (the “IRA”) with Leviston, in connection with the Promissory note originally entered into on March 31, 2026 and amended pursuant to the First Amendment described above. Pursuant to the IRA, we granted Leviston the right, but not the obligation, to purchase one or more additional senior secured convertible notes (each, an “Additional Note”) from us during the seven-month period commencing May 13, 2026 and ending December 13, 2026, in an aggregate principal amount not to exceed $4,000, with a corresponding maximum aggregate cash subscription amount of approximately $3,333, reflecting the same 16.667% original issue discount as the Original Note. Each Additional Note will be issued in minimum tranches of $300 of principal, will bear interest at 10% per annum (18% upon an event of default), will mature four months from its respective issuance date, and will be convertible into shares of our Class A Common Stock at a price equal to the lesser of (i) the closing price of the Common Stock on the applicable issuance date and (ii) 85% of the lowest 8-day volume-weighted average price immediately prior to and including the date of the applicable conversion notice. Any Additional Notes issued under the IRA will constitute senior secured indebtedness of us ranking pari passu with, and secured by the same collateral as, the Original Note. We intend to use any proceeds from exercises of the Investment Right for working capital and general corporate purposes.

Kips Financing

On May 19, 2026, we entered into a Securities Purchase Agreement (the “Kips Purchase Agreement”) with Kips Bay Select, LP (“Kips”), pursuant to which we agreed to sell to Kips (i) 2,000 shares of Series A 10% Convertible Preferred Stock (the “Preferred Shares”) for aggregate gross proceeds of $2,400, and (ii) a Preferred Stock Purchase Warrant (the “Warrant”) to purchase up to an additional 6,000 shares of Series A 10% Convertible Preferred Stock at an exercise price of $1,000 per share. Dividends are payable in cash, or at our option, Preferred Shares. The Preferred Shares and any shares issued upon exercise of the Warrant are convertible into shares of our Class A Common Stock in accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A 10% Convertible Preferred Stock (the “COD”). In connection with the transaction, on May 19, 2026, we also entered into a Registration Rights Agreement with Kips (the “Registration Rights Agreement”) pursuant to which we agreed to register the resale of shares of Class A Common Stock issuable upon conversion of the Preferred Shares and upon exercise of the Warrant.

Loan and Security Agreement Settlement

On January 15, 2026, we amended an existing loan and security agreement, dated August 13, 2025, pursuant to which we were provided with a closed-end commercial loan in the original principal amount of $600. Under the amendment, we agreed to cure a prior payment default, make an additional interim payment of $33, and make a principal reduction payment of $233. The amendment also provided for an equity-based settlement of the remaining obligations under the loan, subject to the effectiveness of a registration statement covering shares of the Company’s common stock held by or for the benefit of Maximcash Solutions LLC and our timely payment of the required cash amounts.

During the six months ended March 31, 2026, we settled the remaining outstanding indebtedness under the arrangement. In connection with the settlement, indebtedness of $232, consisting of principal of $140 and accrued interest of $92, was settled through the issuance or delivery of 169,375 shares of the Company’s Class A Common Stock. Based on the fair value of the shares issued or delivered at the time of settlement of $376, or $2.22 per share, we recognized a loss on extinguishment of debt of $144, which was recorded in other non-operating (gains) losses, net in the condensed consolidated statements of operations and comprehensive loss.

22

Issuance of Class A Common Stock

On January 6, 2026, we entered into certain securities purchase agreements with unrelated investors relating to a public offering of 3,000,000 shares of our Class A Common Stock at a price to the public of $2.00 per share (the “Offering”). In connection with the Offering, we entered into a placement agency agreement, pursuant to which we agreed to pay the placement agent a cash placement fee equal to 8.0% of the aggregate gross proceeds raised in the Offering. Subject to certain conditions, we also agreed to reimburse the placement agent up to 1.0% of the gross proceeds raised in the Offering for non-accountable expenses and up to $100 for fees and expenses of legal counsel and other out-of-pocket expenses. We also agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the placement agent may be required to make in respect of those liabilities. The net proceeds to us from the Offering were approximately $5,360, after deducting placement agent fees and commissions and other estimated offering expenses payable by us.

At the Market Offering Agreement

On October 21, 2025, we entered into an At The Market Offering Agreement (the “ATM Agreement”) with Roth Capital Partners, LLC (“Manager”) under which we may offer and sell, from time to time at our sole discretion, up to $15,800 in shares of our Class A Common Stock through the Manager acting in its capacity as our sales agent.

Pursuant to the ATM Agreement, sales of the Common Stock, if any, will be made under our Registration Statement on Form S-3 (File No. 333-284351) by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including privately negotiated and block transactions. The Manager will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Capital Market to sell the Common Stock from time to time, based upon instructions from us (including any price, time or size limits or other customary parameters or conditions we may impose). We will pay the Manager a commission of three percent of the gross sales proceeds of any Common Stock sold through the Manager under the ATM Agreement, and we have also provided the Manager with customary indemnification rights. We intend to use the net proceeds from the sales of our Common Stock under the ATM Agreement for working capital purposes.

During the six months ended March 31, 2026, we sold 191,449 shares of our Class A Common Stock under the ATM Agreement, for net proceeds (after commissions) of $1,254. The amount and timing of the proceeds we may receive from sales of our Class A Common Stock pursuant to the ATM Agreement, if any, will depend on a number of factors, including that we are eligible to use the Registration Statement on Form S-3 to sell the shares to the Manager, the numbers of shares we may elect to sell, the timing of such sales and the future market price of our Class A Common stock. As of the date of this Form 10-Q, we are unable to sell shares pursuant to the ATM Agreement due to restrictions on the use of the Registration Statement on Form S-3.

Letter of Intent

We have submitted a non-binding letter of intent to acquire a drone technology and manufacturing company. The letter of intent has not been counter-signed, and discussions are ongoing. There can be no assurance the letter of intent will be counter-signed or that any acquisition will be consummated.

23

Results of Operations

Comparison of the Three Months Ended March 31, 2026 and 2025

(dollars in thousands)	Three months ended March 31,		Change
	2026	2025	$	%

Net revenue:
Products	$669	$1,457	$(788)	(54)%
Services	301	1,054	(753)	(71)%
Total net revenue	970	2,511	(1,541)	(61)%

Cost of revenue:
Products	456	1,067	(611)	(57)%
Services	330	424	(94)	(22)%
Total cost of revenue	786	1,491	(705)	(47)%
Gross profit	184	1,020	(836)	(82)%

Operating expenses:
Research and development	428	719	(291)	(40)%
Selling, general and administrative	5,847	8,129	(2,282)	(28)%

Loss from operations	(6,091)	(7,828)	1,737	(22)%

Interest expense	1,389	274	1,115	407%
Change in fair value of earnout liability	—	(2,220)	2,220	(100)%
Change in fair value of warrants	105	(3,283)	3,388	(103)%
Other non-operating losses, net	(1,735)	(303)	(1,432)	473%

Loss before income taxes	(5,850)	(2,296)	(3,554)	(155)%
Income tax provision (benefit)	3	(5)	8	(160)%

Net loss and comprehensive loss	$(5,853)	$(2,291)	$(3,562)	(155)%

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Comparison of the Six Months Ended March 31, 2026 and 2025

(dollars in thousands)	Six months ended March 31,		Change
	2026	2025	$	%

Net revenue:
Products	$2,004	$3,408	$(1,404)	(41)%
Services	841	2,272	(1,431)	(63)%
Total net revenue	2,845	5,680	(2,835)	(50)%

Cost of revenue:
Products	1,405	2,257	(852)	(38)%
Services	675	716	(41)	(6)%
Total cost of revenue	2,080	2,973	(893)	(30)%
Gross profit	765	2,707	(1,942)	(72)%

Operating expenses:
Research and development	870	1,330	(460)	(35)%
Selling, general and administrative	14,819	23,835	(9,016)	(38)%

Loss from operations	(14,924)	(22,458)	7,534	(34)%

Interest expense	2,769	485	2,284	471%
Change in fair value of earnout liability	(960)	(280)	(680)	(243)%
Change in fair value of warrants	428	(625)	1,053	(168)%
Other non-operating gains (losses), net	(1,162)	99	(1,261)	(1,274)%

Loss before income taxes	(15,999)	(22,137)	6,138	(28)%
Income tax benefit	(21)	(7)	(14)	200%

Net loss and comprehensive loss	$(15,978)	$(22,130)	$6,152	(28)%

Net Revenue

We derive our net revenue primarily from product sales to equipment manufacturers. We recognize product revenue when we satisfy performance obligations under the terms of our contracts and upon transfer of control when title transfers (either upon shipment to or receipt by the customer, as determined by the contractual shipping terms of the contract), net of accruals for estimated sales returns and allowances (which were not material for the six months ended March 31, 2026 and 2025). Sales and other taxes we collect, if any, are excluded from net revenue. We include shipping and handling fees we bill to customers as part of net revenue. We include shipping and handling costs associated with outbound freight in cost of product revenue.

We derive services revenue from engineering services, principally for the research, development or design of wireless systems solutions. Our contracts with our customers generally contain a single distinct performance obligation, to provide research or design services for products based on the customer’s specifications. We recognize revenue for engineering services over time as we deliver the services on an input basis, using costs incurred as the measure of progress. Costs incurred represent the most reliable measure of transfer of control to the customer. We defer the recognition of revenue for any amounts billed or received prior to delivery of the services.

Our net revenue fluctuates based on a variety of factors, including the timing of the receipt of product orders or contracts from our customers, product mix, competition, global economic conditions, and other factors.

Product revenue was $669 for the three months ended March 31, 2026 compared to $1,457 for the three months ended March 31, 2025, a decrease of $788 or 54%. The change is principally driven by a temporary delay in shipments of our radar and imaging sensor products within our wireless systems solutions segment, which we expect to resume in the second half of calendar year 2026, as well as lower shipments of our interconnect products.

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For the six months ended March 31, 2026, product revenue was $2,004 compared to $3,408 for the six months ended March 31, 2025, a decrease of $1,404 or 41%. The change reflects a temporary delay in shipments of our radar and imaging sensor products, which we expect to resume in the second half of calendar year 2026, partially offset by an increase in shipments of our interconnect products.

Services revenue was $301 for the three months ended March 31, 2026 compared to $1,054 for the three months ended March 31, 2025, a decrease of $753 or 71%. Our services revenues are subject to routine fluctuations based on the timing of our receipt of contracts from customers, and our performance thereunder. The change in service revenues is the result of the timing of customer contracts.

For the six months ended March 31, 2026, services revenue was $841 compared to $2,272 for the six months ended March 31, 2025, a decrease of $1,431 or 63%. Our services revenues are subject to routine fluctuations based on the timing of our receipt of contracts from customers, and our performance thereunder. The change in service revenues is the result of the timing of customer contracts.

Cost of Revenue

Cost of product revenue consists of materials, direct labor, contract manufacturing services, inbound freight, amortization of acquired developed technology, inventory obsolescence charges and other product-related costs. Cost of product revenue also includes overhead costs for the manufacture or sourcing of products, including facility costs and depreciation.

Cost of services revenue principally consists of employee compensation and benefits of employees engaged in the delivery of engineering services, along with any related materials, equipment, supplies or other costs to perform a contract.

Cost of product revenue was $456 for the three months ended March 31, 2026 compared to $1,067 for the three months ended March 31, 2025, a decrease of $611 or 57%. The change principally reflects the lower shipments of our wireless systems solutions products noted above.

Cost of service revenue was $330 for the three months ended March 31, 2026 compared to $424 for the three months ended March 31, 2025, a decrease of $94 or 22%.

Cost of product revenue was $1,405 for the six months ended March 31, 2026 compared to $2,257 for the six months ended March 31, 2025, a decrease of $852 or 38%. The change principally reflects the lower shipments of our wireless systems solutions products noted above.

Cost of service revenue was $675 for the six months ended March 31, 2026 compared to $716 for the six months ended March 31, 2025, a decrease of $41 or 6%.

Research and Development Expenses

Research and development expenses represent costs of our product design and development activities, including employee compensation and benefits (including stock-based compensation), outside services, design tools, supplies, facility costs, depreciation and amortization of acquired developed technology. We expense all research and development costs as incurred.

Research and development expenses were $428 for the three months ended March 31, 2026 compared to $719 for the three months ended March 31, 2025, a decrease of $291 or 40%. The decrease reflects lower costs for employee compensation and benefits and other costs as part of the Company’s ongoing cost management efforts.

Research and development expenses were $870 for the six months ended March 31, 2026 compared to $1,330 for the six months ended March 31, 2025, a decrease of $460 or 35%. The decrease reflects lower costs for employee compensation and benefits and other costs as part of the Company’s ongoing cost management efforts.

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Selling, General and Administrative Expenses

Selling, general and administrative expenses primarily include employee compensation and benefits (including stock-based compensation) of executive and administrative staff including human resources, accounting, information technology, sales and marketing, outside professional and legal fees, insurance, advertising and promotional programs, travel and entertainment, and facility costs.

Selling, general and administrative expenses were $5,847 for the three months ended March 31, 2026 compared to $8,129 for the three months ended March 31, 2025, a decrease of $2,282 or 28%. The change principally reflects a decrease in stock-based compensation expense as well as lower costs under the RaGE Earnout, lower costs for outside legal and accounting services and lower insurance cost.

Selling, general and administrative expenses were $14,819 for the six months ended March 31, 2026 compared to $23,835 for the six months ended March 31, 2025, a decrease of $9,016 or 38%. The change principally reflects a decrease in stock-based compensation expense as well as lower costs under the RaGE Earnout, lower costs for outside legal and accounting services and lower insurance cost.

Interest Expense

Interest expense consists of cash and non-cash interest related to our related and unrelated party promissory notes, notes payable and convertible notes.

Interest expense was $1,389 for the three months ended March 31, 2026 compared to $274 for the three months ended March 31, 2025, an increase of $1,115 or 407%. The increase reflects higher outstanding borrowings and higher interest rates on borrowings during the three months ended March 31, 2026.

Interest expense was $2,769 for the six months ended March 31, 2026 compared to $485 for the six months ended March 31, 2025, an increase of $2,284 or 471%. The increase reflects higher outstanding borrowings and higher interest rates on borrowings during the six months ended March 31, 2026.

Change in Fair Value of Earnout Liability

Certain Mobix stockholders and certain holders of Mobix stock options will be entitled to receive an additional aggregate 350,000 shares of our Class A Common Stock (“Earnout Shares”) based on the achievement of trading price targets over a period extending to December 2030. We account for the Earnout Shares as liability-classified instruments because the events that determine the number of Earnout Shares to which the earnout recipients will be entitled include events that are not solely indexed to our common stock, and we remeasure the earnout liability to its estimated fair value at the end of each reporting period.

As of March 31, 2026, none of the conditions for the issuance of any earnout shares had been achieved and we adjusted the carrying amount of the earnout liability to its estimated fair value of $280. As a result of changes in the estimated fair value of the liability, we recognized non-cash gains of $0 and $2,220 for the three months ended March 31, 2026 and 2025, respectively, and non-cash gains of $960 and $280 for the six months ended March 31, 2026 and 2025, respectively.

The fair value of the earnout liability is based on a number of factors, including changes in the market price of our Class A Common Stock. We have experienced significant fluctuations in the market price of our Class A Common Stock, and may experience significant fluctuations in the future. Such price fluctuations will increase or decrease the value of the earnout liability, and we may be required to recognize additional losses or gains in our statements of operations and comprehensive loss, the amounts of which may be substantial.

Change in Fair Value of Warrants

We evaluated all common stock warrants at the time of issuance and concluded that certain warrants did not meet the derivative scope exception. Specifically, these warrants contained provisions that affected their settlement amounts which are not inputs into the pricing of a fixed-for-fixed option on equity shares. Therefore, these warrants were not considered indexed to our common stock and were classified as liabilities. At their respective dates of issuance, we recognized a liability for each of the liability-classified warrants in the amount of its estimated fair value using the Black-Scholes option-pricing model. We subsequently adjust the carrying amount of the liability for each warrant to its estimated fair value as of the end of each reporting period (or through the warrants’ respective dates of exercise or modification, if earlier).

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On October 24, 2025, we entered into amendments to certain liability-classified warrants to purchase an aggregate of 1,337,549 shares of our Class A Common Stock. The amendments revised certain terms of the warrants, including terms that could potentially require cash settlement, such that under the guidance in ASC Topic 480, Distinguishing Liabilities from Equity and ASC Topic 815, Derivatives and Hedging, the warrants are equity-classified financial instruments. The amendments did not affect any terms of the warrants that are inputs into the estimation of the fair value of warrants under the Black-Scholes option pricing model, which we use to estimate the fair value of warrants.

As a result of the amendments to the warrants, we remeasured the related liabilities to their estimated fair value of $6,912 as of the date of the amendments and we reclassified this amount from “Liability-classified warrants” to “Additional paid-in capital” in the condensed consolidated balance sheet. As consideration for these amendments, we issued the warrant holder an additional warrant to purchase 100,000 shares of our Class A Common Stock at a price of $10.80 per share. We recognized the $514 fair value of the additional warrant as an expense, included in “Other non-operating losses, net” in the condensed consolidated statements of operations and comprehensive loss for the six months ended March 31, 2026.

As a result of changes in the fair value of liability-classified warrants outstanding during the periods, for the three months ended March 31, 2026 and 2025, we recognized net non-cash losses of $105 and net non-cash gains of $3,283, respectively. For the six months ended March 31, 2026 and 2025, we recognized net non-cash losses of $428 and net non-cash gains of $625, respectively, which are included in “Change in fair value of warrants” in the condensed consolidated statements of operations and comprehensive loss.

As of March 31, 2026 and September 30, 2025, the related liabilities of $375 and $6,859, respectively, are included in “Liability-classified warrants” in the condensed consolidated balance sheet.

Other Non-Operating (Gains) Losses, Net

For the three months ended March 31, 2026, other non-operating gains, net of $1,735 principally consist of gains on the settlements of certain notes payable and certain other liabilities in shares of our Class A Common Stock. For the six months ended March 31, 2026, other non-operating gains, net of $1,162 principally consist of the $514 fair value of the additional warrants issued in connection with amendments to certain warrants and gains on the settlements of certain notes payable and certain other liabilities in shares of our Class A Common Stock.

For the three months ended March 31, 2025, other non-operating gains, net of $303 principally consist of a gain from the decrease in the fair value of a derivative liability and gains on the conversion of certain accounts payable into shares of our Class A Common Stock. For the six months ended March 31, 2025, other non-operating losses, net of $99 principally consist of a loss recognized upon the conversion of the outstanding principal balance of a note payable and accrued interest thereon into shares of our Class A Common Stock.

Income Tax Provision / Benefit

We account for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax laws is recognized in the results of operations in the period the new laws are enacted. We record a valuation allowance to reduce the carrying amounts of our deferred tax assets unless it is more likely than not that such assets will be realized.

For the three months and six months ended March 31, 2026, and for the three months ended March 31, 2025, our provision (benefit) for income taxes differs from an amount calculated based on statutory tax rates principally due to our recording a valuation allowance against the net operating losses we generated during the period because we did not expect that the deferred tax asset arising from our pretax book losses would be realized in the future.

Liquidity and Capital Resources

Our primary use of cash is to fund operating expenses, working capital requirements, debt service obligations, capital expenditures and other investments.

We have incurred operating losses and negative cash flows as a result of our ongoing investment in product development and other operating expenses we incur. We expect to continue to incur operating losses and negative cash flows from operations associated with research and development expenses, selling, general, and administrative expenses and capital expenditures necessary to expand our operations, product offerings, and customer base with the ultimate goals of growing our business and achieving profitability in the future.

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Cash Flows

The following table summarizes our unaudited condensed consolidated cash flows for the six months ended March 31, 2026 and 2025:

	Six months ended March 31,		Change
	2026	2025	$
Net cash used in operating activities	$(9,017)	$(1,516)	$(7,501)
Net cash used in investing activities	—	(16)	16
Net cash provided by financing activities	8,307	2,047	6,260
Net increase (decrease) in cash	(710)	515	$(1,225)
Cash, beginning of period	3,273	266
Cash, end of period	$2,563	$781

Operating Activities

For the six months ended March 31, 2026, net cash used in operating activities was $9,017, which included the impact of our net loss of $15,978 and a net increase in working capital items of $1,094, offset by net non-cash charges of $8,055. The net non-cash charges principally consisted of stock-based compensation expense of $7,592 for restricted stock units and stock options, $879 of depreciation and amortization expense and charges of $428 for the issuance or change in fair value of warrants, partly offset by a $960 non-cash gain from the decrease in the fair value of the earnout liability. The net working capital increase principally consisted of decreases in accounts payable and accrued expenses, partly offset by decreases in accounts receivable and inventory.

For the six months ended March 31, 2025, net cash used in operating activities was $1,516, which included the impact of our net loss of $22,130, offset by net non-cash charges of $14,028 and net decreases in working capital items of $6,586. The net non-cash charges principally consisted of stock-based compensation expense of $13,154 for stock options and restricted stock units and $1,124 of depreciation and amortization expense. The net working capital decrease principally consisted of increases in accounts payable and accrued expenses together with decreases in accounts receivable and inventory.

Investing Activities

Net cash used in investing activities for the six months ended March 31, 2026 was $0.

Net cash used in investing activities of $16 for the six months ended March 31, 2025 consisted of payments for the acquisition of property and equipment.

Financing Activities

Net cash provided by financing activities for the six months ended March 31, 2026 of $8,307 principally consisted of $5,360 in proceeds from our public offering, $1,254 in proceeds from the sale of common stock, $4,736 in borrowings under notes payable and agreements for the purchase and sale of future receipts and proceeds of $55 from the exercise of stock options. These amounts were partially offset by principal payments on notes payable of $3,098 (including payments of $565 on notes payable—related parties).

Net cash provided by financing activities for the six months ended March 31, 2025 of $2,047 consisted of $600 in proceeds from the issuance of common stock, and $1,725 in proceeds under agreements for the purchase and sale of future receipts and the issuance of a note payable and proceeds of $15 from the exercise of warrants to purchase shares of the Company’s Class A Common Stock. These amounts were partially offset by principal payments on notes payable of $119 and the payment of deferred consideration of $174 for the acquisition of a business.

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Liquidity

As of March 31, 2026, our cash balance was $2,563 compared to $3,273 at September 30, 2025. We had a working capital deficit of $18,540 as of March 31, 2026 compared to a working capital deficit of $21,071 at September 30, 2025.

As of March 31, 2026, our debt consists of notes payable with an aggregate amount of $4,752 and 7% promissory notes—related parties with an aggregate principal amount of $1,686. Of these amounts, one note having a principal amount of $125 has reached its maturity date and is currently due. The remainder require weekly or monthly payments in varying amounts through July 2027.

Our total liabilities as of March 31, 2026 were $26,009 compared to $37,449 as of September 30, 2025. The decrease in our total liabilities is principally due to the amendment of certain liability-classified warrants and the resulting reclassification of $6,912 of liabilities to stockholders’ equity (deficit) on the condensed consolidated balance sheet during the six months ended March 31, 2026, a decrease in accounts payable of $2,747, and a decrease in accrued expenses and other current liabilities of $1,289.

Other commitments include (i) non-cancelable operating leases for equipment, office facilities and other property containing future minimum lease payments totaling $235 payable over the next 1.2 years, (ii) unpaid commitment and other fees of $1,478 payable in connection with the committed equity facility, (iii) deferred purchase consideration of $2,323 related to acquisitions which is currently due, and (iv) $2,000 currently payable under an earnout arrangement related to the acquisition of a business.

Going Concern

We incurred a loss from operations of $14,924 for the six months ended March 31, 2026 and we incurred losses from operations of $37,693 and $46,395 for the years ended September 30, 2025 and 2024, respectively. Additionally, we had negative cash flows from operations of $9,017 for the six months ended March 31, 2026 and negative cash flows from operations of $10,113 and $18,388 for the years ended September 30, 2025 and 2024, respectively. As of March 31, 2026, we had cash on hand of $2,563 and an accumulated deficit of $166,566. We have historically financed our operations through the issuance and sale of equity securities and the issuance of debt. We expect to continue to incur operating losses and negative cash flows from operations for the foreseeable future and we will need to raise additional debt or equity financing to fund our operations and satisfy our obligations. We believe that there is substantial doubt concerning our ability to continue as a going concern as we currently do not have adequate liquidity to meet our operating needs and satisfy our obligations for at least the next twelve months.

While we will seek to raise additional capital, there can be no assurance the necessary financing will be available on terms acceptable to us, or at all. If we raise funds by issuing equity securities, dilution to existing stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If we raise funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of volatility that could impact the availability and cost of equity and debt financing. In addition, potential future increases in federal fund rates set by the Federal Reserve, which serve as a benchmark for rates on borrowing, could adversely impact the cost or availability of debt financing.

If we are unable to obtain additional financing, or if such transactions are successfully completed but do not provide adequate financing, we may be required to reduce our operating expenditures, which could adversely affect our business prospects, or we may be unable to continue operations. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes we will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.

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Critical Accounting Policies and Estimates

Our unaudited condensed consolidated financial statements and the related notes thereto included elsewhere in this Quarterly Report on Form 10-Q are prepared in accordance with U.S. GAAP. The preparation of condensed consolidated financial statements also requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates. To the extent that there are differences between our estimates and actual results, our future financial position, results of operations, and cash flows may be affected.

During the six months ended March 31, 2026, there were no significant changes to our critical accounting policies and estimates compared to those previously disclosed in “Critical Accounting Policies and Estimates” included in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on January 13, 2026.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

We expect to no longer be an “emerging growth company” effective September 30, 2026.

Smaller Reporting Company

Additionally, we are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the last business day of our second fiscal quarter, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter. If we continue to be a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from these certain reduced disclosure requirements that are available to smaller reporting companies.

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Item 3. Quantitative and Qualitative Disclosures about Market Risk.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

Item 4. Controls and Procedures.

Limitations on Effectiveness of Disclosure Controls and Procedures

In designing and evaluating our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures, pursuant to Rule 13a-15(b) of the Exchange Act, as of March 31, 2026. We identified material weaknesses in our internal control over financial reporting as described below, and, as a result, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures were not effective as of March 31, 2026.

Material Weaknesses in Internal Control over Financial Reporting

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses are as follows:

●	We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient complement of personnel with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately. Additionally, our insufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions.
●	We did not design and maintain an effective risk assessment process at a precise enough level to identify new and evolving risks of material misstatement in our financial statements. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to our risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:

●	We did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over (i) the preparation and review of account reconciliations and journal entries, (ii) maintaining appropriate segregation of duties, (iii) determining the appropriate grant date for stock options and evaluating the assumptions used within our Black-Scholes model to determine the fair value of option grants, and (iv) the review of the completeness and accuracy of the income tax provision and related disclosures. Additionally, we did not design and maintain controls over the classification and presentation of accounts and disclosures in our financial statements and to ensure revenue transactions are recorded in the correct period.
●	We did not design and maintain effective controls to identify and account for certain non-routine, unusual or complex transactions, including the proper application of U.S. GAAP of such transactions. Specifically, we did not design and maintain effective controls to (i) timely identify, account for and value business combinations and asset acquisitions, including the associated tax implications and (ii) timely identify, account for and value our financing arrangements.
●	We did not design and maintain effective controls to verify transactions are properly authorized, executed, and accounted for, including transactions related to incentive compensation arrangements.

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These material weaknesses resulted in adjustments to revenue, accrued expenses, general and administrative expenses, inventory, costs of products sold, the accounting for and classification of redeemable convertible preferred stock, founders preferred and common stock, stock-based compensation expense, other current assets, income tax expense and deferred tax liabilities, as well as the purchase price allocation for our business combination, as of and for the years ended September 30, 2022 and 2021; adjustments to stock-based compensation expense, accrued expenses, other current liabilities and the PIPE make-whole liability, as well as the purchase price allocations for our business combinations as of and for the interim periods ended December 31, 2023 and June 30, 2024, and as of and for the year ended September 30, 2024; and, an adjustment to the number of shares of our Class B Common Stock reported as issued and outstanding as of June 30, 2025.

●	We did not design and maintain effective information technology (“IT”) general controls for information systems that are relevant to the preparation of our financial statements. Specifically, we did not design and maintain (i) program change management controls to ensure that program and data changes are identified, tested, authorized and implemented appropriately, (ii) user access controls to ensure appropriate segregation of duties and to adequately restrict user and privileged access to appropriate personnel, (iii) computer operations controls to ensure that processing and transfer of data, and data backups and recovery are monitored, and (iv) program development controls to ensure that new software development is tested, authorized and implemented appropriately. These deficiencies did not result in a misstatement to our financial statements.

Additionally, these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to our annual or interim financial statements that would not be prevented or detected.

Remediation Plan

We have begun an implementation plan to remediate these material weaknesses, which we expect will result in significant future costs for us.

Those remediation measures will include (i) hiring additional accounting and IT personnel to enhance our financial reporting, accounting and IT capabilities; (ii) designing and implementing controls to formalize roles and review responsibilities and designing and implementing controls over segregation of duties; (iii) designing and implementing controls to identify and evaluate changes in our business and the impact on our internal control over financial reporting; (iv) designing and implementing controls over the proper authorization of transactions; (v) designing and implementing controls to identify, account for, and value non-routine, unusual or complex transactions; (vi) designing and implementing formal accounting policies, procedures and controls supporting our financial close process, including controls over account reconciliations and journal entries; (vii) designing and implementing controls over determining the appropriate grant date for stock options and evaluating the assumptions used within the Black-Scholes model; (viii) designing and implementing controls over the completeness and accuracy of the income tax provision and related disclosure; (ix) designing and implementing controls over the classification and presentation of accounts and disclosures in our financial statements and to ensure revenue transactions are recorded in the correct period; (x) implementing a more sophisticated IT system; and (xi) designing and implementing IT general controls.

The material weaknesses will not be considered remediated until our remediation plan as described above has been fully implemented and we determine no further changes to the remediation plan are necessary, the applicable controls operate for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively.

Notwithstanding the above, our management believes that the financial statements included in this Quarterly Report on Form 10-Q present fairly in all material respects our financial position, results of operations and cash flows for the periods presented.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II. OTHER INFORMATION

Item 1. Legal Proceedings

On March 13, 2026, Ydens Holdings, LLC and related individual plaintiffs filed a lawsuit in Orange County Superior Court against us and our subsidiary EMI Solutions, asserting breach of contract and related claims arising from the September 2022 Agreement and Plan of Merger under which we acquired EMI Solutions. The plaintiffs seek damages. The Merger Agreement contains a mandatory arbitration provision, and we intend to move to compel arbitration and to defend the matter vigorously. We are unable to predict final outcome of this matter, but we do not currently believe that it will have a material adverse effect on our results of operation or financial position.

From time to time, we have been, and may continue to be, subject to various claims, lawsuits and other legal and administrative proceedings that arise in the ordinary course of business. Some of these claims, lawsuits and other proceedings may range in complexity and result in substantial uncertainty, damages, fines, penalties, non-monetary sanctions or other relief. However, we do not believe any such claims, lawsuits, or proceedings currently pending, individually or in the aggregate, would be material to our business or likely to result in a material adverse effect on our future operating results, financial condition or cash flows.

Item 1A. Risk Factors

In addition to the information set forth in this Form 10-Q, you should carefully consider the risk factors disclosed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025. The information presented below updates, and should be read in conjunction with, the risk factors and information disclosed in our Annual Report on Form 10-K. Except as set forth below, there have been no material changes to the risk factors disclosed in the Form 10-K.

In the event that we are unable to maintain compliance with Nasdaq’s continued listing standards, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Currently, our Class A Common Stock and the Public Warrants are traded on Nasdaq. However, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we are required to maintain certain financial, distribution, and stock price levels. We are required to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). On April 28, 2025, we received a delinquency notification letter (the “Notice”) from Nasdaq’s Listing Qualifications Staff (the “Staff”) due to the non-compliance with Nasdaq Listing Rule 5550(a)(2) as a result of our failure to maintain the Minimum Bid Price Requirement. The Notice stated that, as of its date, the stock price of the Class A Common Stock was below $1.00 for 30 consecutive business days and gave us 180 calendar days, or until October 27, 2025, to regain compliance by maintaining a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days (the “Initial Compliance Period”).

On October 24, 2025, we submitted a request to Nasdaq for an additional 180-day period (the “Second Compliance Period”) to provide additional time for us to demonstrate compliance with the Minimum Bid Price Requirement. On October 29, 2025 we received written notice from Nasdaq (the “Extension Letter”) granting us an extension through April 27, 2026 (the “Extension Deadline”), to regain compliance with the Minimum Bid Price Requirement. On March 23, 2026, our stockholders approved a proposal to effect the Reverse Stock Split. The Reverse Stock Split went effective after market close on April 6, 2026. The effects of the Reverse Stock Split allowed us to regain compliance with the Minimum Bid Price Requirement as of April 21, 2026; however, the Reverse Stock Split is subject to certain risks, which are outlined below. We may in the future fail to meet the Minimum Bid Price Requirement and in such event, if we fail to timely regain compliance with the Minimum Bid Price Requirement, Nasdaq will provide written notification to us that our common stock is subject to delisting. Nasdaq rules provide that any listed company that fails to meet the Minimum Bid Price Requirement and has effected a reverse stock split over the prior one-year period, or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, will not be eligible for an automatic 180-day grace compliance period and Staff is obligated to immediately issue a delisting determination. Therefore, if we were to fall out of compliance with the Minimum Bid Price Requirement prior to April 6, 2027, we would not be able to effect a reverse stock split and would immediately be issued a delisting determination.

We are also required to maintain a minimum market capitalization (generally $35 million) and a minimum number of holders of our listed securities (generally 400 public holders). On January 15, 2026, we received a delinquency notification letter (the “MVLS Notice”) from the Staff that we are not compliant with Nasdaq Listing Rule 5550(b)(2) as a result of our failure to maintain a minimum Market Value of Listed Securities (“MVLS Requirement”) of $35 million. We have subsequently regained compliance with the MVLS Requirement. However, we may in the future fail to meet the MVLS Requirement and in such event, if we fail to timely regain compliance with the MVLS Requirement, Nasdaq will provide written notification to us that our common stock is subject to delisting.

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If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that our Class A Common Stock is a “penny stock,” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our Class A Common Stock and our Public Warrants are listed on Nasdaq, they are covered securities. If we are no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

The Reverse Stock Split Has Led to a Decrease in the Overall Market Capitalization of the Company.

The Reverse Stock Split may be viewed negatively by the market. Following the Reverse Stock Split, our per share market price has declined, which has resulted in a decrease in our overall market capitalization. If there are further decreases in the per share market price of our Common Stock, then our value, as measured by our market capitalization, will be reduced.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On March 13, 2026, we issued an aggregate of 206,876 shares of Class A Common Stock to three of our creditors in exchange for satisfaction of the Company’s debt owed to such creditors in the aggregate amount of $3,000.

Between February 23, 2026 and March 16, 2026, we entered into two securities purchase agreements providing for the issuance of convertible notes. The agreements were entered into on February 23, 2026 and March 16, 2026, respectively, and provided for bridge promissory notes with an aggregate principal amount of $554, aggregate original issue discount of $72, aggregate purchase price of $482, and one-time interest charges of 12%. These bridge notes mature on December 30, 2026 and January 15, 2027, respectively, and require aggregate scheduled payments of $621. The promissory notes are convertible into shares of our Class A Common Stock at the election of the holder at a conversion price equal to 75% multiplied by the lowest trading price of the Class A Common Stock during the 10 trading days prior to the conversion date.

No underwriting discounts and commissions were paid with respect to the foregoing transactions. We believe the sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder because the issuance of securities to the recipients did not involve a public offering.

On March 31, 2026, we entered into the Securities Purchase Agreement with Leviston, pursuant to which we issued the Promissory Note. The $3,000 principal amount of the Promissory Note will be payable with interest on July 31, 2026. We intend to use the net proceeds from the sale of the Promissory Note for working capital and general corporate purposes. The Promissory Note bears an interest rate of 10% per annum. The Promissory Note is convertible into shares of our Class A Common Stock at the election of Leviston at a Conversion Price that is the lesser of (i) the closing price on March 31, 2026, which was $3.34 and (ii) 85% of the lowest 8-day VWAP immediately prior to and including the date of the notice of conversion. On May 13, 2026, we entered into the Amendment to increase the principal amount under the Promissory Note from $3,000 to $4,000 in exchange for an additional cash advance of $833. The issuance of the Promissory Note was effected in reliance upon exemptions from registration under the Securities Act, including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

On May 13, 2026, we entered into the Investor Rights Agreement that grants Leviston the right, but not the obligation, to acquire, over a seven-month period, additional secured convertible notes of up to $4,000 in aggregate principal amount on terms substantially similar to the Promissory Note and secured on a pari passu basis.

Between May 12, 2026 and May 18, 2026, Leviston converted the entire $4,000 of outstanding principal under the Promissory Note, as amended, together with all accrued interest thereon, into an aggregate of 2,500,000 shares of Class A Common Stock, satisfying the Promissory Note in full. The issuance of the shares of Class A Common Stock was exempt from registration under Section 3(a)(9) of the Securities Act. Any shares issuable pursuant to the Investor Rights Agreement upon conversion of additional secured convertible notes will be effected in reliance upon Section 3(a)(9) of the Securities Act.

On May 19, 2026, we entered into the Kips Purchase Agreement, pursuant to which we agreed to sell to Kips (i) 2,000 Preferred Shares for aggregate gross proceeds of $2,400 and (ii) a Warrant to purchase up to an additional 6,000 Preferred Shares at an exercise price of $1,000 per share. The Preferred Shares are convertible into shares of Class A Common Stock at a conversion price equal to 82% of the lowest 8-day VWAP of the Class A Common Stock, immediately prior to and including the conversion date, subject to adjustments provided in the COD, including for stock dividends, stock splits, subsequent equity sales and similar events. The Warrant is exercisable beginning May 19, 2026 and expires no later than twelve months thereafter.

The issuance of the Preferred Shares and the Warrant was effected in reliance upon exemptions from registration under the Securities Act, including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

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Item 5. Other Information

On May 19, 2026, we entered into the Kips Purchase Agreement, pursuant to which we agreed to sell to Kips (i) 2,000 Preferred Shares for aggregate gross proceeds of $2,400, and (ii) a Warrant to purchase up to an additional 6,000 Preferred Shares at an exercise price of $1,000 per share. The COD provides that 10,000,000 shares have been designated as Preferred Shares with a stated value equal to $1,200, subject to increase as set forth in the COD.

The Preferred Shares accrue dividends at a rate of ten percent per annum, payable in cash or, at our option, in Preferred Shares. The COD includes affirmative and negative covenants. The Preferred Shares are convertible into shares of Class A Common Stock at a conversion price equal to 82% of the lowest 8-day VWAP of the Class A Common Stock, immediately prior to and including the conversion date, subject to adjustments provided in the COD, including for stock dividends, stock splits, subsequent equity sales and similar events. At any time commencing 30 days after the issuance date, and subject to the satisfaction of certain Equity Conditions, as defined in the COD, we may redeem some or all of the outstanding Preferred Shares for an amount equal to the Optional Redemption Amount, as defined in the COD and we are required to redeem the Preferred Stock upon a Triggering Event, as defined in the COD.

Pursuant to the Registration Rights Agreement, we have agreed to register the resale of the shares of Class A Common Stock issuable upon conversion of the Preferred Shares, including the Preferred Shares issuable upon exercise of the Warrant.

The Warrant is exercisable beginning May 19, 2026 and expires no later than twelve months thereafter.

Pursuant to the terms of the Kips Purchase Agreement, we may not issue shares of Class A Common Stock pursuant upon conversion of the Preferred Shares to the extent such issuance would require prior stockholder approval under Nasdaq rules.

The securities described above are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder.

The COD was filed with the Secretary of State of the State of Delaware on May 19, 2026, which became effective upon filing. The COD was adopted by our Board of Directors without a vote of our stockholders pursuant to the authority granted to the Board of Directors under our certificate of incorporation, which authorizes us to issue up to 10,000,000 shares of preferred stock, and Section 151 of the Delaware General Corporation Law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Warrant, the COD, the Kips Purchase Agreement, and the Registration Rights Agreement, copies of which are filed as Exhibits 4.3, 4.4, 10.4, and 10.5, respectively, to this Quarterly Report on Form 10-Q.

We have determined not to pursue a potential acquisition of Peraso Inc.

10b5-1 Trading Plans

During the three months ended March 31, 2026, none of our officers (as defined in Rule 16a-1(f) of the Exchange Act) or directors adopted or terminated a “Rule 10b5-1 trading arrangement” or “non-Rule 10b5-1 trading arrangement,” as each term is defined in Item 408(a) of Regulation S-K.

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Item 6. Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

Exhibit No.	Description

4.1	Senior Secured Convertible Promissory Note in favor of Leviston Resources, LLC dated as of March 31, 2026 (incorporated by reference to Exhibit 4.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-295357), filed with the SEC on April 27, 2026).

4.2*	First Amendment to Securities Purchase Agreement and Senior Secured Convertible Promissory Note in favor of Leviston Resources, LLC dated as of May 13, 2026.

4.3*	Preferred Stock Purchase Warrant, dated May 19, 2026, in favor of Kips Bay Select, LP.

4.4*	Certificate of Designation of Series A 10% Convertible Preferred Stock.

10.1	Securities Purchase Agreement, by and between Mobix Labs, Inc and Leviston Resources, LLC, dated as of March 31, 2026 (incorporated by reference to Exhibit 10.57 to the Registrant’s Registration Statement on Form S-1 (File No. 333-295357), filed with the SEC on April 27, 2026).

10.2	Registration Rights Agreement by and between Mobix Labs, Inc and Leviston Resources, LLC, dated as of March 31, 2026 (incorporated by reference to Exhibit 10.58 to the Registrant’s Registration Statement on Form S-1 (File No. 333-295357), filed with the SEC on April 27, 2026).

10.3*	Investor Rights Agreement by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of May 13, 2026.

10.4*	Securities Purchase Agreement, dated May 19, 2026, by and between Mobix Labs, Inc. and Kips Bay Select, LP.

10.5*	Registration Rights Agreement, dated May 19, 2026 by and between Mobix Labs and Kips Bay Select, LP.

31.1*	Certification of Principal Executive Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.

31.2*	Certification of Principal Financial Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.

32.1**	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101 INS*	Inline XBRL Instance Document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Filed herewith

** Furnished herewith

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBIX LABS, INC.

Date: May 20, 2026	By:	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

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Exhibit 4.2

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

AND SENIOR SECURED CONVERTIBLE NOTE

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND SENIOR SECURED CONVERTIBLE NOTE (the “Amendment”) is entered into as of May 13, 2026 (the “Effective Date”), by and between Mobix Labs, Inc., a corporation organized under the laws of the State of Delaware (the “Borrower”) and Leviston Resources, LLC, a limited liability company organized under the laws of the State of Delaware (the “Holder”).

WHEREAS, the Borrower and the Holder entered into a Securities Purchase Agreement dated March 31, 2026 (the “SPA”) and a Senior Secured Convertible Note dated March 31, 2026 (the “Note”);

WHEREAS, prior to the execution of this Amendment, as of the Effective Date, the Holder has advanced the Borrower under the Note, in the aggregate, $2,500,000 and the total amount due under the Note was equal to the total amount advanced plus original issue discount (“OID”), interest, and fees, as described in the Note, less payments made by Borrower;

WHEREAS, pursuant to the terms of the Note and the SPA, the total Purchase Price (referred to as the “Subscription Amount” in the SPA) was $2,500,000, the OID was $500,000, and the total Principal Amount was $3,000,000;

WHEREAS, the Borrower seeks to borrow additional amounts under the Note in excess of the current Purchase Price;

WHEREAS, the Borrower and the Holder desire to amend the Note and the SPA as set forth herein, to provide for the advance of additional amounts and a corresponding increase in the Purchase Price, OID, and Principal Amount;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Holder hereby agree as follows:

1. The representations, covenants, and recitations set forth in the foregoing recitals are hereby incorporated into and made a part of this Amendment, including all defined terms referenced therein.

2. Except as specifically modified by this Amendment, the terms and conditions of the Note and the SPA shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Note or the SPA, the terms of this Amendment shall control. All capitalized terms used herein shall have the meaning ascribed to them in the Note or the SPA, as applicable, unless defined otherwise herein.

3. The Note shall be amended so that the (i) Purchase Price is three million three hundred thirty-three thousand three hundred thirty-three and 33/100 Dollars ($3,333,333.33), (ii) the OID is six hundred sixty-six thousand six hundred sixty-six and 67/100 Dollars ($666,666.67), and (iii) the Principal Amount, inclusive of OID, is four million Dollars ($4,000,000).

4. The definition of “Subscription Amount” in Section 1.1 of the SPA is hereby amended to mean $3,333,333.33. All references to the original principal amount of the Note in the SPA, including without limitation Section 2.2(a)(iii) thereof, shall be deemed amended to reflect a Principal Amount of $4,000,000.

5. Holder shall advance an additional amount under the Note, in the amounts described in the Flow of Funds Memo dated herewith, attached hereto as Exhibit A (the “Flow of Funds Memo”), resulting in a total funded amount of $3,333,333.33. From the proceeds of such additional advance, the Holder shall retain $3,000 to be applied directly to the payment of the Holder’s legal fees in connection with this Amendment.

6. This Amendment and the Flow of Funds Memo shall each constitute a “Transaction Document” as defined in the SPA, and all references to “Transaction Documents” in the Note, the SPA, and the other Transaction Documents shall be deemed to include this Amendment and the Flow of Funds Memo. This Amendment shall be governed by and construed in accordance with the governing law, dispute resolution, and related provisions set forth in the SPA, which are incorporated herein by reference.

7. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Transaction Documents as if fully made on the Effective Date, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

8. Borrower and each and every current and former parent, subsidiary, affiliate, division, partner, trustee, stockholder, director, officer, principal, member, employee, successor, predecessor, assign, attorney, and agent of the Borrower, on behalf of themselves and their respective heirs, executors, administrators, agents, members, managers, directors, shareholders, officers, successors and assigns (all of the foregoing, collectively, the “Borrower Releasors”), hereby release and forever discharge Holder as well as each and every current and former parent, subsidiary, affiliate, division, partner, trustee, stockholder, director, officer, principal, member, employee, successor, predecessor, assign, attorney, and agent of the Holder (individually and together), its agents, attorneys, successors and assigns (all of the foregoing, collectively, the “Holder Releasees”) from any and all claims or causes of action, suits, debts, sums of money, accounts, covenants, contracts (including but not limited to the Transaction Documents and/or any portions thereof), controversies, agreements (including but not limited to the Transaction Documents and/or any portions thereof), promises, damages, claims and demands whatsoever, both in law and in equity, which the Borrower Releasors ever had, now have, or may have against the Holder Releasees by reason of any matter, cause, or thing whatever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, and whether latent or patent, including but not limited to all causes of action for negligence, breach of contract, open account, account stated, unjust enrichment, breach of guaranty, claims of lien, breach of fiduciary duty, undue influence, exploitation, conversion, replevin, surcharge, accounting, injunction, intermeddler, improper receipt of inter vivos/post-death assets, defamation, libel or slander, attorney’s fees and/or costs, and all other intentional and/or unintentional torts that could have been asserted by or against any of the Holder Releasees, from the beginning of the world to the date of this Amendment.

9. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10. Interest Accrual on Additional Principal. Notwithstanding the definition of “Closing Date” in Section 28(c) of the Note and the interest commencement language in Section 2 of the Note, interest on the $1,000,000 of additional Principal Amount created by this Amendment (consisting of the $833,333.33 additional advance plus the $166,666.67 additional OID) shall commence accruing on the Effective Date and shall not be deemed to have accrued at any time prior thereto. Interest on the original $3,000,000 Principal Amount shall continue to accrue in accordance with the terms of the Note as in effect immediately prior to the Effective Date.

11. Limited Waiver of Section 12(h) of the Note. Holder hereby waives the application of Section 12(h) of the Note (Mandatory Repayment from Future Proceeds) solely with respect to Holder’s funding of the additional $833,333.33 advance contemplated by this Amendment, such that Borrower shall have no obligation under Section 12(h) of the Note to apply any portion of the proceeds of such additional advance to the repayment of the Obligations. For the avoidance of doubt, Section 12(h) of the Note shall continue in full force and effect with respect to all other future issuances of debt or equity securities and any sale, transfer, assignment, license, or other disposition of any material asset of the Borrower or any of its Subsidiaries that is not in the ordinary course of business.

[Signature page follows]

IN WITNESS WHEREOF the parties have signed this Amendment in one or more counterparts as of the date first hereinabove set forth.

The Borrower

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

The Holder

LEVISTON RESOURCES, LLC

By:	/s/ Roman Rogol
Name:	Roman Rogol
Title:	CFO

Exhibit A

Flow of Funds Memorandum
(see attached)

Exhibit 4.3

PREFERRED STOCK PURCHASE WARRANT

MOBIX LABS, INC.

Warrant Shares: 6,000	Issuance Date: May 19, 2026

THIS PREFERRED STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Kips Bay Select LP, a limited partnership organized under the laws of the State of Delaware, or its assigns (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 6:00 p.m. (New York City time) on the Termination Date, but not thereafter, to subscribe for and purchase from Mobix Labs, Inc., a Delaware corporation (the “Company”), up to six thousand (6,000) shares (as subject to adjustment hereunder, the “Warrant Shares”) of Series A 10% Convertible Preferred Stock of the Company (the “Preferred Stock”). The purchase price of one share of Preferred Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). As used herein, “Termination Date” means the date that is twelve (12) months after the Issuance Date of this Warrant; provided that, if such date is not a Trading Day, then the Termination Date shall be the immediately following Trading Day.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 19, 2026, by and between the Company and the Holder. In addition, the following terms shall have the following meanings:

“Beneficial Ownership Limitation” shall have the meaning ascribed to such term in the Certificate of Designation.

“Conversion Shares” shall have the meaning ascribed to such term in the Certificate of Designation.

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“Notice of Conversion” shall have the meaning ascribed to such term in the Certificate of Designation.

“Share Delivery Date” shall have the meaning ascribed to such term in the Certificate of Designation.

“Triggering Event” shall have the meaning ascribed to such term in the Certificate of Designation.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) after the delivery to the Company of the Notice of Exercise, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, or by any lawful payment method reasonably acceptable for immediately available funds. The Company shall honor each Notice of Exercise in accordance with this Warrant and may not reject or delay any exercise except in the case of manifest error in such Notice of Exercise, which objection shall be delivered within one (1) Business Day after receipt or be deemed waived. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.

Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company in connection with any exercise hereunder unless the Holder is exercising this Warrant in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days after the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Preferred Stock under this Warrant shall be $1,000.00, subject to adjustment hereunder (the “Exercise Price”).

c) Intentionally Omitted.

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d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be delivered to the Holder by the Warrant Share Delivery Date by (A) if the Company has appointed a transfer agent with respect to the Preferred Stock, directing such transfer agent to record the issuance of the Warrant Shares to the Holder by book-entry on the records maintained by such transfer agent, or (B) if no such transfer agent has been appointed, recording the issuance of the Warrant Shares to the Holder by book-entry on the Company’s share register, in each case for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). In addition, if requested by the Holder, the Company shall deliver to the Holder a physical certificate representing the applicable Warrant Shares, registered in the Company’s share register in the name of the Holder or its designee, to the address specified by the Holder in the Notice of Exercise. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that the payment of the aggregate Exercise Price is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise, but in no event earlier than one (1) Trading Day after each Exercise Date. Notwithstanding anything herein to the contrary, upon exercise of this Warrant or within one (1) Trading Day following the exercise of this Warrant, if the Holder delivers a Notice of Conversion converting all or any portion of the shares of Preferred Stock deliverable upon exercise of this Warrant, the Company shall, in lieu of delivery of the applicable Warrant Shares pursuant to the terms hereunder, deliver the Conversion Shares to the Holder in connection with such Notice of Conversion pursuant to the terms of the Certificate of Designation (“Conversion Share Delivery”), except that the Company shall deliver such Conversion Shares by the Warrant Share Delivery Date rather than the Share Delivery Date in a Conversion Share Delivery. To the extent that shares of Common Stock are issued by the Company pursuant to the immediately preceding sentence, the Company shall cause such shares of Common Stock to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (x) there is an effective registration statement permitting the issuance of such shares of Common Stock to, or resale of such shares of Common Stock by, the Holder or (y) such shares of Common Stock are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, to the address specified by the Holder in the Notice of Conversion, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise by the Warrant Share Delivery Date. In the event that the Company fails to timely deliver the shares of Common Stock issuable upon conversion of the Warrant Shares pursuant to the terms of the Certificate of Designation governing the Preferred Stock (including the delivery of Conversion Shares by the Warrant Share Delivery Date in a Conversion Share Delivery), the provisions covering such failure to timely deliver such shares of Common Stock in the Certificate of Designation shall govern the Company’s obligations therefor, including, without limitation, Section 6(c) of the Certificate of Designation. The Beneficial Ownership Limitation shall apply to the delivery of such Conversion Shares.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to transmit or fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i), or the Conversion Shares pursuant to a Conversion Share Delivery, by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Failure to Deliver Warrant Shares. If the Company fails to deliver the applicable Warrant Shares to the Holder within the time period required pursuant to Section 2(d)(i), such failure shall constitute a breach of this Warrant and the Transaction Documents, and the Holder shall be entitled to all rights and remedies available under the Transaction Documents, at law or in equity, including, without limitation, the right to pursue specific performance.

v. Fractional Shares or Scrip. No fractional Warrant Shares shall be issued upon exercise of this Warrant; provided that any fractional Warrant Share otherwise issuable shall be rounded down to the nearest whole Warrant Share.

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vi. Charges, Taxes and Expenses. Issuance of Warrant Shares (or the issuance of Conversion Shares in a Conversion Share Delivery) shall be made without charge to the Holder for any incidental expense in respect of the issuance of such Warrant Shares (or, if applicable, Conversion Shares). In the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Holder shall deliver to the Company the Assignment Form attached hereto duly executed by the Holder. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of any shares of Common Stock issued in a Conversion Share Delivery.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Preferred Stock or any other equity or equity equivalent securities payable in shares of Preferred Stock (which, for avoidance of doubt, shall not include any shares of Preferred Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Preferred Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split, combination or otherwise) outstanding shares of Preferred Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Preferred Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Preferred Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Preferred Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [RESERVED]

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Preferred Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Preferred Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Preferred Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Preferred Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Preferred Stock acquirable upon complete exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Preferred Stock are to be determined for the participation in such Distribution.

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Voting Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Voting Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Voting Stock or any compulsory share exchange pursuant to which the Voting Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon conversion of the Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock issuable upon conversion of the number of Warrant Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements approved by the Holders of a majority of the shares of Preferred Stock issuable upon exercise of the then outstanding Warrants (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of the Warrant Shares issuable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory to a similarly situated holder of warrants on substantially similar terms to this Warrant. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. For purposes of this Section 3(e), “Voting Stock” means the Common Stock and any other class or series of capital stock of the Company entitled to vote generally on the election of directors.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Preferred Stock or Common Stock, as the case may be, deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Preferred Stock or Common Stock (excluding treasury shares, if any), as the case may be, issued and outstanding.

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g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Preferred Stock or Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Preferred Stock or Common Stock, (C) the Company shall authorize the granting to all holders of the Preferred Stock or Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Preferred Stock or Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Preferred Stock or Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Preferred Stock or Common Stock to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Preferred Stock or Common Stock shall be entitled to exchange their shares of the Preferred Stock or Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon delivery to the Company of a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney. Upon such delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial exercise date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

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b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and, in the case of loss, theft or destruction, of a customary unsecured indemnity reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. In no event shall the Holder be required to post any bond or other security in connection therewith.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, the Company will reserve from its authorized and unissued Preferred Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Governing Law; Dispute Resolution. All matters concerning governing law, jurisdiction, venue, service of process, waiver of jury trial, and dispute resolution with respect to this Warrant or any of the Transaction Documents shall be governed exclusively by the corresponding provisions set forth in Section 5.9 of the Purchase Agreement, which are hereby incorporated by reference as if set forth herein in full. In the event of any inconsistency between the provisions of this Warrant and the Purchase Agreement with respect to any of the foregoing matters, the Purchase Agreement shall control.

f) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or any other Transaction Document, the Company shall pay all costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Holder in connection with the enforcement or preservation of any rights under this Warrant or any other Transaction Document or in collecting any amounts due hereunder or thereunder.

g) Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder or under any other Transaction Document shall be governed exclusively by the notice provisions set forth in Section 5.4 of the Purchase Agreement, which are hereby incorporated by reference as if set forth herein in full, including with respect to permitted methods of delivery, timing, effectiveness, addresses and electronic service. In the event of any inconsistency between the notice provisions of this Warrant and the Purchase Agreement, the Purchase Agreement shall control.

h) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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i) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

j) Successors and Assigns. This Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the successors and assigns of the Holder. The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Holder, except in connection with a Fundamental Transaction in which the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with Section 3(e). The Holder may assign this Warrant and any of its rights hereunder, in whole or in part. The provisions of this Warrant are intended to be for the benefit of each Holder from time to time of this Warrant and each holder of Warrant Shares, and shall be enforceable by the Holder or any such holder.

k) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

l) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

n) Intentionally Omitted.

o) Listing Cure. If at any time after the date hereof the Company has received written notice from the Trading Market that the Company is not in compliance with a continued-listing standard relating to market value of listed securities, market value of publicly held shares, or stockholders’ equity, and this Warrant is then classified as a liability rather than equity for accounting purposes under U.S. generally accepted accounting principles, the Holder shall, upon written request from the Company, cooperate in good faith to (i) amend this Warrant to achieve equity classification or, (ii) if reclassification is not feasible, accept the cancellation, exchange, or repurchase of this Warrant (in whole or in part) on terms designed to preserve the Holder’s economic position to the extent reasonably practicable; provided that in no event shall the consideration payable to the Holder in connection with any cancellation, exchange or repurchase of this Warrant pursuant to this section be less than twenty percent (20%) of the aggregate Exercise Price of the unexercised portion of this Warrant. For the avoidance of doubt, this section shall not apply unless and until such listing deficiency notice has been received in writing by the Company from the Trading Market and is then continuing.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

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NOTICE OF EXERCISE

TO:	MOBIX LABS, INC.

(1) The undersigned hereby elects to purchase                      Warrant Shares of the Company pursuant to the terms of the Warrant, with an Issuance Date of [            ], 2026, and tenders herewith payment of the exercise price in full.

(2) Payment shall take the form of wire transfer of immediately available funds or cashier’s check drawn on a United States bank, or by any lawful payment method reasonably acceptable for immediately available funds in accordance with the terms of the Warrant.

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: ____________________________, ___________

Holder’s Signature: _______________________________

Holder’s Address: ________________________________

Exhibit 4.4

EXHIBIT A

Mobix Labs, Inc.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF SERIES A

10% CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, Keyvan Samini, does hereby certify that:

1. He is the President, CFO and Acting General Counsel of Mobix Labs, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 10,000,000 shares of preferred stock, none of which are issued and outstanding.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 10,000,000 shares, $_.00001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Purchase Agreement, up to 10,000,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions.

For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(f).

“Amended Registration Statement Effectiveness” shall have the meaning set forth in Section 4.16 of the Purchase Agreement.

“Amendment Filing” shall have the meaning set forth in Section 4.16 of the Purchase Agreement.

“Attribution Parties” shall have the meaning set forth in Section 6(d).

“Authorized Share Failure” means any time the number of shares of Common Stock authorized for issuance by the Corporation is insufficient to satisfy the Corporation’s obligation to issue Conversion Shares and Dividend Shares issuable pursuant to the Transaction Documents (taking into account all shares of Common Stock then issued and outstanding and all shares reserved for issuance pursuant to the Transaction Documents and any other agreements of the Corporation).

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof, (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(c)(iv).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of more than 50% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Closing Price” means, as of any date, the closing price of the Common Stock on the principal Trading Market on such date (or the nearest preceding Trading Day on which the Common Stock was traded), as reported by the principal Trading Market.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.00001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of (a) the Stated Value of the shares of Preferred Stock to be converted, (b) accrued and unpaid dividends thereon, (c) all reasonable out-of-pocket expenses incurred by the Holder in connection with such conversion, including, without limitation, amounts paid by the Holder to the Corporation’s Transfer Agent and the reasonable costs of any legal opinion required for such conversion, in each case to the extent not paid by the Corporation, and (d) all other amounts due, if any, under this Certificate of Designation with respect to such shares of Preferred Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Default Interest Rate” means 18% per annum.

“Dilutive Issuance” shall have the meaning set forth in Section 7(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).

“Dividend Conversion Rate” means, for each $1,000 of Dividend Share Amount (or portion thereof), one share of Preferred Stock with a Stated Value of $1,200 (or a portion of a share thereof).

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Dividend Share Amount” shall have the meaning set forth in Section 3(a).

“Dividend Shares” shall have the meaning set forth in Section 3(a).

“Effective Registration Statement Date” means the date on which a registration statement registering the resale of all Conversion Shares then required to be registered under the Transaction Documents is first declared effective by the Commission or otherwise becomes effective.

“Equity Conditions” means, during the period in question, (a) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (b) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of the Preferred Stock, (c)(i) there is an effective registration statement pursuant to which (A) the Corporation may issue Dividend Shares and Conversion Shares or (B) the Holders are permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable upon conversion of shares of Preferred Stock in lieu of cash payments of dividends) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders or (iii) all of the Conversion Shares and Dividend Shares may be issued to the Holder pursuant to Section 3(a)(9) of the Securities Act and immediately resold without restriction, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents and there is no existing Authorized Share Failure, (f) there is no existing Triggering Event and no existing event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (h) the applicable Holder is not in possession of any information provided by the Corporation, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options to employees, consultants, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Corporation, provided that any issuances to consultants under this clause (a) shall not exceed 1,000,000 shares (adjusted for reverse and forward stock splits, recapitalizations and similar transactions) in any 6 month period, (b) securities upon the exercise or exchange of or conversion of any Securities issued pursuant to the Purchase Agreement, and securities upon the exercise or exchange of or conversion of securities issued pursuant to the Transaction Documents dated March 31, 2026, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of any such securities or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Form S-3 Unavailability” shall have the meaning set forth in Section 4.16 of the Purchase Agreement.

“Fundamental Transaction” shall have the meaning set forth in Section 7(f).

“Holder” shall have the meaning given such term in Section 2.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Corporation and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Corporation to perform any of its obligations under any of the Transaction Documents.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Optional Redemption” shall have the meaning set forth in Section 8(a).

“Optional Redemption Amount” means the sum of (a) 110% of the aggregate Stated Value then outstanding, (b) accrued but unpaid dividends and (c) all liquidated damages and other amounts due in respect of the Preferred Stock.

“Optional Redemption Date” shall have the meaning set forth in Section 8(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 8(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 8(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Payables Litigation” means (i) the written notice to the Corporation or any Subsidiary or (ii) the public announcement by the Corporation, any Subsidiary or any third party of any litigation or arbitration against the Corporation or any Subsidiary in any state or federal court or any arbitration venue that relates to the Corporation’s outstanding accounts payable in an amount that exceeds $250,000.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means the Securities Purchase Agreement, dated on or about the Original Issue Date, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid for the Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Holder’s name on the signature page of the Purchase Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Corporation as set forth on Schedule 3.1(a) of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Purchase Agreement.

“Successor Entity” shall have the meaning set forth in Section 7(f).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company, as the current transfer agent of the

Corporation, and any successor transfer agent of the Corporation.

“Triggering Event” shall have the meaning set forth in Section 10(a).

“Triggering Redemption Amount” means, for each share of Preferred Stock, the sum of (a) the greater of (i) 120% of the aggregate Stated Value then outstanding and (ii) the product of (y) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (z) the Stated Value divided by the then Conversion Price, (b) all accrued but unpaid dividends thereon and (c) all liquidated damages and other costs, expenses or amounts due in respect of the Preferred Stock.

“Triggering Redemption Payment Date” shall have the meaning set forth in Section 10(b). “VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) as reported by www.quotemedia.com, or, if such source is not available or not reporting the applicable information, as reported by Bloomberg L.P., or, if neither such source is available, as mutually agreed upon in writing by the Corporation and the Holder.

“Warrants” shall have the meaning ascribed to such term in the Purchase Agreement.

“Warrant Shares” means the shares of Preferred Stock issuable upon exercise of the Warrants.

Section 2. Designation, Amount and Par Value.

The series of preferred stock shall be designated as its Series A 10% Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 10,000,000 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.00001 per share and a stated value equal to $1,200.00 per share, subject to increase set forth in Section 3 below (the “Stated Value”).

Section 3. Dividends.

(a) Dividends in Cash or in Kind. Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 10% per annum, payable quarterly in cash or, at the Corporation’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock (“Dividend Shares”) as set forth in this Section 3(a), or a combination thereof, on each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date occurring after the Original Issue Date, on each Conversion Date (with respect only to Preferred Stock being converted, for accrued and unpaid dividends through the applicable Conversion Date), on each Optional Redemption Date (with respect only to Preferred Stock being redeemed, for accrued and unpaid dividends through the applicable Optional Redemption Date) and on such other dates as may be provided in the Purchase Agreement (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day). The dollar amount of dividends to be paid in Dividend Shares is referred to herein as the “Dividend Share Amount,” and any Dividend Shares issued in respect thereof shall be issued at the Dividend Conversion Rate. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 6.

(b) Delivery of Dividend Shares. The Corporation shall deliver a certificate evidencing the Dividend Shares to the Holder no later than the earlier of (i) two (2) Trading Days and (ii) the number of days comprising the Standard Settlement Period (as defined in Section 6(c)(i) herein) following the Dividend Payment Date and the Corporation’s delivery of the Dividend Shares shall be subject to the provision of Section 6 herein, including, without limitation, the liquidated damages and Buy-In provisions therein. On the Dividend Payment Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Dividend Shares.

(c) Dividend Calculations. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall continue to accrue with respect to any Preferred Stock through the applicable Conversion Date or Optional Redemption Date, as applicable, and shall cease to accrue thereafter only if the Corporation actually delivers the applicable Conversion Shares or pays the applicable redemption amount, in each case together with accrued and unpaid dividends, within the time period required by this Certificate of Designation. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder on such Dividend Payment Date.

(d) Late Fees. Any dividends, whether paid in cash or shares of Preferred Stock, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 15% per annum or the lesser rate permitted by applicable law which shall accrue daily from the Dividend Payment Date through and including the date of actual payment in full.

(e) Other Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, other than, solely in connection with Junior Securities issued to employees, officers or directors of the Corporation for services rendered to the Corporation, Junior Securities in connection with the satisfaction of the exercise price of compensatory Junior Securities or the satisfaction of tax withholding obligations. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

Section 4. Voting Rights.

Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of this, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, this Series A 10% Convertible Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) issue any new shares of this Series A 10% Convertible Preferred Stock to any Person, other than the issuance of Dividend Shares or Warrant Shares, or (e) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation.

Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation.

The Corporation shall deliver written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6. Conversion.

(a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by e-mail such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. Upon delivery of the Notice of Conversion by a Holder, such Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which the Preferred Stock has been converted, irrespective of date of delivery of such Conversion Shares. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

(b) Conversion Price. The conversion price for the Preferred Stock shall equal, as of any applicable date of determination, 82% of the lowest VWAP during the eight (8) Trading Days immediately prior to and including the applicable Conversion Date, subject to adjustment herein (the resulting price, the “Conversion Price”). The Holder shall have the right to deliver an updated Notice of Conversion on or before the first (1st) Trading Day following receipt by the Corporation of a Notice of Conversion, correcting the Conversion Price (and the aggregate Conversion Amount) if the applicable Conversion Price is less than the conversion price specified on such Notice of Conversion; provided that if such updated Notice of Conversion is not delivered to the Corporation on or prior to 12:00 p.m. (New York City time) on such Trading Day, the Share Delivery Date shall be extended by one (1) Trading Day.

(c) Mechanics of Conversion.

(i) Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, which Conversion Shares shall be free of restrictive legends and trading restrictions, and (B) a number of Dividend Shares in the amount of accrued and unpaid dividends on the shares of Preferred Stock subject to conversion. The Corporation shall deliver the Conversion Shares electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion, but in no event earlier than one (1) Trading Day after each Conversion Date.

(ii) Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

(iii) Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the fifth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare a Triggering Event pursuant to Section 10 hereof for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i) (other than solely a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver the Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

(v) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as provided herein, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(vi) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Preferred Stock.

(vii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock or the Warrants) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder (which may be via email), the Corporation shall within one Trading Day confirm orally and in writing (which may be via email) to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split, combination or otherwise) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price (as determined pursuant to Section 6(b)) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) Subsequent Equity Sales. Notwithstanding anything herein to the contrary, if at any time while this Preferred Stock is outstanding, the Corporation or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then in effect Conversion Price (such lower price, the “Base Conversion Price,” and such issuance collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance at such effective price), then the Conversion Price shall be reduced to equal the Base Conversion Price. For the avoidance of doubt, if more than one security is issued in a transaction that is being analyzed to determine whether a Dilutive Issuance has occurred and/or to determine a Base Conversion Price, each security so issued shall be analyzed separately with respect to such determinations such that the lowest effective price per share with respect to each such security shall apply. No adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. The Corporation shall notify the Holders in writing, no later than the Trading Day following the applicable Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).

(c) Adjustment Due to Market Price. If at any time the Market Price, as determined on the date of each conversion, is less than the Conversion Price, then the aggregate Stated Value of the Holder’s then outstanding shares of Preferred Stock shall be automatically increased immediately following each such conversion by the result of the Conversion Price minus the Market Price multiplied by the number of shares of Common Stock being issued with respect to such conversion, and dividends shall accrue thereon in accordance with the terms of this Certificate of Designation. “Market Price” shall mean the lowest VWAP during the ten (10) Trading Days prior to the applicable Conversion Date. For example, if the Conversion Price is $0.50 and the Market Price is $0.40 and the number of shares of Common Stock issued upon conversion is 10,000, then the aggregate Stated Value of the Holder’s outstanding Preferred Stock shall be increased by $1,000.00 ($0.50 - $0.40 = $0.10 multiplied by 10,000 = $1,000.00) immediately following such conversion.

(d) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than distributions subject to Section 7(a) hereof (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(f) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Voting Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Voting Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Voting Stock or any compulsory share exchange pursuant to which the Voting Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then the Corporation shall not consummate any such Fundamental Transaction unless the Holders of a majority of the then outstanding shares of Preferred Stock shall have given prior written consent thereto, which consent shall be solicited in accordance with the MNPI Consent Procedures set forth in Section 4.8 of the Purchase Agreement. Upon a Fundamental Transaction, the Holder may elect, by written notice to the Corporation delivered no later than five (5) Business Days prior to the consummation of such Fundamental Transaction, either (A) to convert the Preferred Stock into Alternate Consideration as set forth below in this Section 7(f), or (B) to require the Corporation to redeem all of the Holder’s Preferred Stock at the Triggering Redemption Amount, which election shall constitute a Triggering Event under Section 10(a). If the Holder does not timely deliver such notice, the Holder shall be deemed to have elected clause (A)., Upon the occurrence of such Fundamental Transaction, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(f) pursuant to written agreements approved by the Holders of a majority of the outstanding shares of Preferred Stock (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory to a similarly situated holder of preferred stock on substantially similar terms to this Preferred Stock. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein. For purposes of this Section 7(f), “Voting Stock” means the Common Stock and any other class or series of capital stock of the Corporation entitled to vote generally on the election of directors.

(g) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(h) Notice to the Holders.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered by email to each Holder at its last email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8. Optional Redemption.

(a) Optional Redemption at Election of Corporation. Subject to the provisions of this Section 8, at any time commencing thirty (30) Business Days after the Original Issue Date, the Corporation may deliver a notice to the Holders (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding Preferred Stock, for cash in an amount equal to the Optional Redemption Amount on the thirtieth (30th) day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Corporation may only effect an Optional Redemption if each of the Equity Conditions shall have been met on each Trading Day occurring during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made. If any of the Equity Conditions shall cease to be satisfied at any time during the thirty (30) day period, then a Holder may elect to nullify the Optional Redemption Notice as to such Holder by notice to the Corporation within three (3) Trading Days after the first day on which any such Equity Condition has not been met (provided that, if by a provision of the Transaction Documents, the Corporation is obligated to notify the Holders of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Corporation) in which case the Optional Redemption Notice shall be null and void, ab initio. The Corporation covenants and agrees that the Corporation will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date the Optional Redemption Amount is paid in full, and each Holder shall continue to have the right to convert the Preferred Stock at the Conversion Price after receipt of an Optional Redemption Notice and prior to the payment of the Optional Redemption Amount.

(b) Redemption Procedure. The payment of cash pursuant to an Optional Redemption shall be made on the Optional Redemption Date. If any portion of the cash payment for an Optional Redemption has not been paid by the Corporation on the Optional Redemption Date, interest shall accrue thereon until such amount is paid in full at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law.

Section 9. Negative Covenants.

As long as any shares of Preferred Stock are outstanding, unless the holders of at least 67% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents, (ii) other than, solely in connection with Junior Securities issued to employees, officers or directors of the Corporation for services rendered to the Corporation, Junior Securities in connection with the satisfaction of the exercise price of compensatory Junior Securities or the satisfaction of tax withholding obligations, and (iii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Corporation;

(b) pay cash dividends on Junior Securities of the Corporation;

(c) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval);

(d) incur or assume any indebtedness for borrowed money that would be senior in right of payment to the Preferred Stock, or issue any class or series of preferred stock that ranks senior to the Preferred Stock in dividend rights, redemption rights, or distribution of assets upon a Liquidation, in each case for so long as any Holder holds any shares of Preferred Stock, which consent shall be solicited in accordance with the MNPI Consent Procedures set forth in Section 4.8 of the Purchase Agreement; provided, however, that this Section 9(d) shall not apply to (i) indebtedness arising under or pursuant to the Transaction Documents dated March 31, 2026 between the Corporation and Leviston Resources LLC (and any refinancing, refunding, renewal or extension thereof, provided that the principal amount thereof is not increased), and (ii) ordinary-course capital lease obligations and equipment financings; or

(e) fail to apply the proceeds of any Subsequent Financing (as defined in the Purchase Agreement) as follows: within five (5) Trading Days of receipt of such proceeds, the Corporation shall (i) first, pay all accrued and unpaid dividends on all outstanding shares of Preferred Stock, and (ii) second, apply the remaining proceeds to redeem the maximum number of whole shares of Preferred Stock at the per-share Triggering Redemption Amount, pro rata among all Holders based upon the number of shares of Preferred Stock then held by each Holder, with any shares not so redeemed remaining outstanding on the terms set forth herein; or (f) enter into any agreement with respect to any of the foregoing.

Section 10. Redemption Upon Triggering Events.

(a) Triggering Event. “Triggering Event” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), to which the Holders of a majority of the then outstanding shares of Preferred Stock do not provide prior written consent:

(i) if the Corporation fails to provide at all times a registration statement (including the Registration Statement) or usable prospectus that permits the Corporation to issue the Conversion Shares and Warrant Shares or which allows the Holder to sell the Conversion Shares and Warrant Shares pursuant thereto, subject to a grace period of 20 calendar days in the aggregate in any 365-day period, or if the Corporation cannot issue the Conversion Shares pursuant to Section 3(a)(9) of the Securities Act;

(ii) the Corporation shall fail to deliver Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the seventh (7th) Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred Stock in accordance with the terms hereof;

(iii) the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within five (5) calendar days after notice therefor is delivered hereunder;

(iv) there shall have occurred an Authorized Share Failure;

(v) the Corporation shall fail to make an Amendment Filing within five (5) Trading Days of the date of Form S-3 Unavailability or the Amended Registration Statement Effectiveness shall not occur within twenty (20) Trading Days following the date of Form S-3 Unavailability;

(vi) unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been cured within 30 calendar days after the date of such failure to observe or perform or such breach;

(vii) the Corporation shall redeem more than a de minimis number of Junior Securities other than as to (a) repurchases of Common Stock or Common Stock Equivalents from departing officers and directors, or (b) solely in connection with Junior Securities issued to employees, officers or directors of the Corporation for services rendered to the Corporation, Junior Securities in connection with the satisfaction of the exercise price of compensatory Junior Securities or the satisfaction of tax withholding obligations;

(viii) upon a Fundamental Transaction or Change of Control Transaction, the Holder elects redemption pursuant to Section 7(f);

(ix) there shall have occurred a Bankruptcy Event;

(x) the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than five Trading Days, which need not be consecutive Trading Days;

(xi) any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any Subsidiary or any of their respective property or other assets for more than $500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 60 calendar days; (xii) the electronic transfer by the Corporation of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

(xiii) there shall have occurred a Payables Litigation and such Payables Litigation shall remain unvacated, unbonded, and unstayed for a period of 45 days;

(xiv) the Corporation shall fail to comply with the reporting requirements of the Exchange Act or shall cease to be subject to the reporting requirements of the Exchange Act, subject to allowances permitted under Rule 12b-25 thereunder;

(xv) Intentionally Omitted.

(xvi) a Commission or judicial stop trade order or suspension from the principal Trading Market;

(xvii) any cessation of operations by the Corporation or the Corporation admits it is otherwise generally unable to pay its debts as such debts become due; provided, however, that any disclosure of the Corporation’s ability to continue as a “going concern” shall not be an admission that the Corporation cannot pay its debts as they become due;

(xviii) the restatement of any financial statements filed by the Corporation with the Commission for any date or period from two years prior to the Original Issue Date and until no shares of Preferred Stock remain outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect; provided that any restatement related to new accounting pronouncements shall not constitute a Triggering Event under this clause;

(xix) any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Corporation, or the validity or enforceability thereof shall be contested by the Corporation, or a proceeding shall be commenced by the Corporation or any governmental authority having jurisdiction over the Corporation or any Holder seeking to establish the invalidity or unenforceability thereof, or the Corporation shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document; or

(xx) the failure by the Corporation to apply the proceeds of any Subsequent Financing in accordance with Section 9(e) within the time period specified therein; (xxi) the failure by the Corporation or any material Subsidiary to maintain any material intellectual property rights, personal property, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future), and such failure is not cured within thirty (30) days after written notice to the Corporation from the Holder.

(b) Triggering Event Remedies. Upon the occurrence of a Triggering Event, in addition to all other rights each Holder may have hereunder or under applicable law, at the sole option of such Holder, each Holder shall have the right to require the Corporation to redeem all of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount. If elected by the Holder, the Triggering Redemption Amount, in cash, shall be due and payable within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Triggering Redemption Payment Date”). If the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due in accordance with this Section, the Corporation will pay interest thereon at a rate equal to the lesser of 12% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the applicable Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount in cash.

(c) Liquidated Damages Upon Triggering Event. Upon the occurrence of any Triggering Event (other than a Triggering Event arising solely from the Holder’s election of redemption pursuant to Section 7(f)), the Corporation shall, as liquidated damages and not as a penalty, pay to each Holder an amount in cash equal to $250,000 (the “Triggering Event Liquidated Damages”) within five (5) Trading Days of the occurrence of such Triggering Event (the “Liquidated Damages Payment Date”). The parties acknowledge and agree that the damages resulting from a Triggering Event would be difficult to ascertain and that the Triggering Event Liquidated Damages represent a reasonable estimate of such damages. If the Corporation fails to pay the full amount of the Triggering Event Liquidated Damages to a Holder by the Liquidated Damages Payment Date, then such unpaid amount shall accrue interest at the rate of two percent (2%) per month (or such lesser rate as is the maximum rate permitted by applicable law), compounding monthly, from the Liquidated Damages Payment Date until the date of actual payment in full. The payment of the Triggering Event Liquidated Damages shall not relieve the Corporation of any of its other obligations hereunder, including without limitation any obligation to pay the Triggering Redemption Amount, and each Holder shall retain all other rights and remedies available to it hereunder or under applicable law.

Section 11. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, and any and all notices or other communications or deliveries to be provided by the Corporation hereunder, shall be governed exclusively by the notice provisions set forth in Section 5.4 of the Purchase Agreement, which are hereby incorporated by reference as if set forth herein in full, including with respect to permitted methods of delivery, timing, effectiveness, addresses and electronic service. In the event of any inconsistency between the notice provisions of this Certificate of Designation and the Purchase Agreement, the Purchase Agreement shall control.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(d) Governing Law; Dispute Resolution. All matters concerning governing law, jurisdiction, venue, service of process, waiver of jury trial, and dispute resolution with respect to this Certificate of Designation or any of the Transaction Documents shall be governed exclusively by the corresponding provisions set forth in Section 5.9 of the Purchase Agreement, which are hereby incorporated by reference as if set forth herein in full. In the event of any inconsistency between the provisions of this Certificate of Designation and the Purchase Agreement with respect to any of the foregoing matters, the Purchase Agreement shall control.

(e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

(f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A 10% Convertible Preferred Stock.

(j) Listing Cure. If at any time after the Original Issue Date the Corporation has received written notice from the Trading Market that the Corporation is not in compliance with a continued-listing standard relating to market value of listed securities, market value of publicly held shares, or stockholders’ equity (a “Listing Deficiency”), and the Preferred Stock is then classified as a liability rather than equity for accounting purposes under U.S. generally accepted accounting principles, then upon written request from the Corporation the Holder shall cooperate in good faith to (i) amend this Certificate of Designation in a manner reasonably sufficient to achieve equity classification of the Preferred Stock for accounting purposes, or (ii) if such reclassification is not reasonably feasible, accept the cancellation, exchange, or repurchase of the Preferred Stock (in whole or in part) on terms designed to preserve the Holder’s economic position to the extent reasonably practicable, in each case as necessary to cure such Listing Deficiency. For the avoidance of doubt, this Section 11(j) shall not apply unless and until a Listing Deficiency, as defined above, has been received in writing by the Corporation from the Trading Market and is then continuing.

*********************

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of May 19, 2026.

/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A 10% Convertible Preferred Stock indicated below into shares of common stock, par value $0.00001 per share (the “Common Stock”), of Mobix Labs, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _________________________________________________________

Number of shares of Preferred Stock owned prior to Conversion: _____________________________

Number of shares of Preferred Stock to be Converted: _____________________________________

Stated Value of shares of Preferred Stock to be Converted: $_________________________________

Accrued Dividends Included in Conversion Amount: $_____________________________________

Number of shares of Common Stock to be Issued: _________________________________________

Applicable Conversion Price: $________________________________________________________

Number of shares of Preferred Stock subsequent to Conversion: ______________________________

Address for Delivery: ___________________________________

or

DWAC Instructions:

Broker no: ________________

Account no: ________________

[HOLDER]

By:
Name:
Title:

Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is dated as of 13, 2026 (the “Effective Date”), by and between Mobix Labs, Inc., a Delaware corporation (the “Company”), and Leviston Resources, LLC, a Delaware limited liability company (including its successors and permitted assigns, the “Investor”). The Company and the Investor are each referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

A. On March 31, 2026, the Parties entered into (i) that certain Securities Purchase Agreement (the “Original SPA”), (ii) that certain Senior Secured Convertible Note in the original principal amount of $4,000,000 (as amended by that certain First Amendment to Securities Purchase Agreement and Senior Secured Convertible Note dated May 13, 2026 (the “First Amendment”)) issued by the Company to the Investor (the “Original Note”), (iii) that certain Registration Rights Agreement (the “Original RRA”), and (iv) that certain Pledge and Security Agreement (the “Original Security Agreement” and, together with the Original SPA, the Original Note, the Original RRA, the First Amendment, and any other documents or agreements executed in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time, the “Original Transaction Documents”).

B. In consideration of the Investor’s continued financial support of the Company and the Investor’s willingness to enter into this Agreement, the Company desires to grant to the Investor, and the Investor desires to accept, the right (but not the obligation) to make one or more additional investments in the Company on the terms set forth herein, in each case on economic and structural terms substantively identical to those set forth in the Original Transaction Documents.

C. The Original Transaction Documents remain in full force and effect and are incorporated herein by reference. This Agreement supplements, and does not amend or supersede, the Original Transaction Documents, except to the limited extent of the carve-outs expressly set forth in Article IV.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Original SPA or, if not otherwise defined therein, in the Original Note. In addition, the following terms shall have the meanings set forth below:

“Additional Closing” means each closing of the sale and purchase of an Additional Note pursuant to an exercise (in whole or in part) of the Investment Right under this Agreement.

“Additional Closing Date” means the date on which an Additional Closing occurs, which shall be the second (2nd) Business Day following the date of the applicable Exercise Notice (unless the Parties otherwise agree in writing).

“Additional Conversion Shares” means the shares of Common Stock issuable upon conversion of any Additional Note in accordance with its terms.

“Additional Note” means a Senior Secured Convertible Note of the Company issued to the Investor at an Additional Closing in the form of the Original Note, with the conforming modifications expressly set forth in Section 3.1.

“Available Principal” means as of any date, the Maximum Aggregate Principal Investment minus the aggregate principal amount of all Additional Notes previously issued under this Agreement (if any). The Investor’s Investment Right may not be exercised for an Additional Note in an aggregate principal amount in excess of the then-Available Principal.

“Cash Subscription Amount” means with respect to any Additional Note, an amount equal to the aggregate principal amount of such Additional Note multiplied by 0.83333 (i.e., the principal amount net of the 16.667% original issue discount), which is the cash amount to be wired by the Investor at the applicable Additional Closing (subject to the legal-fee withholding mechanic in Section 2.8).

“Exercise Notice” means a written notice from the Investor to the Company in substantially the form attached hereto as Exhibit A, exercising the Investment Right in whole or in part.

“Exercise Period” means the period beginning on the Effective Date and ending on the seven (7)-month anniversary of the Effective Date; provided that the Exercise Period shall terminate earlier upon the occurrence of any event described in Section 2.7.

“Investment Right” means the right, but not the obligation, of the Investor to require the Company to issue and sell to the Investor one or more Additional Notes on the terms set forth in this Agreement, in an aggregate principal amount not to exceed the Maximum Aggregate Principal Investment.

“Maximum Aggregate Principal Investment” means Four Million U.S. Dollars ($4,000,000), representing the maximum aggregate principal (face) amount of Additional Notes that may be issued under this Agreement. For the avoidance of doubt, the corresponding aggregate Cash Subscription Amount across all Additional Notes (i.e., the maximum aggregate cash to be wired by the Investor under this Agreement, before legal-fee withholdings) is $3,333,333.33, calculated as the Maximum Aggregate Principal Investment multiplied by 0.83333 and reflecting the 16.667% original issue discount applied on the same basis as the Original Note.

“Minimum Tranche” means Three Hundred Thousand U.S. Dollars ($300,000) of aggregate principal amount of Additional Notes; provided that the final Exercise Notice may be in any amount up to the then-Available Principal.

“Transaction Documents” means collectively, this Agreement, each Additional Note, each Joinder and Reaffirmation Agreement, each UCC amendment filed in connection herewith, each amendment to the Original RRA entered into hereunder, and all other documents or agreements executed in connection with the transactions contemplated hereby, in each case as amended, restated, supplemented or otherwise modified from time to time. For the avoidance of doubt, the Original Transaction Documents are also Transaction Documents under the Original SPA and the Original Note, and references herein to “Transaction Documents” shall include the Original Transaction Documents unless the context otherwise requires.

ARTICLE II.

THE INVESTMENT RIGHT

2.1 Grant of Investment Right. Subject to and on the terms and conditions of this Agreement, the Company hereby grants to the Investor the Investment Right. The Investment Right is exercisable in whole or in part, in one or more tranches, in each case in an amount not less than the Minimum Tranche (subject to the proviso in the definition thereof), at any time and from time to time during the Exercise Period. The Investment Right is exercisable solely at the option of the Investor; the Investor has no obligation to exercise the Investment Right.

2.2 Exercise Mechanics. To exercise the Investment Right (in whole or in part), the Investor shall deliver an Exercise Notice to the Company. The Exercise Notice shall specify (i) the aggregate principal amount of the Additional Note the Investor elects to acquire at the applicable Additional Closing (which shall not exceed the then-Available Principal), (ii) the corresponding Cash Subscription Amount (calculated as the elected principal amount multiplied by 0.83333), and (iii) the proposed Additional Closing Date (which shall be the second (2nd) Business Day following delivery of the Exercise Notice unless otherwise agreed in writing). All notices delivered under this Agreement shall be delivered in accordance with Section 5.4 of the Original SPA, which is incorporated herein by reference.

2.3 Multiple Exercises; Reinstatement. The Investor may deliver successive Exercise Notices at any time during the Exercise Period. Upon any partial exercise of the Investment Right, the Investment Right shall not be exhausted but shall remain exercisable for the then-Available Principal, until the earlier of (i) issuance of Additional Notes in an aggregate principal amount equal to the Maximum Aggregate Principal Investment and (ii) expiration or earlier termination of the Exercise Period.

2.4 Company Deliveries at Each Additional Closing. At each Additional Closing, the Company shall deliver, or cause to be delivered, to the Investor the following, each in form and substance reasonably satisfactory to the Investor:

(a) an Additional Note in the elected aggregate principal amount, duly executed by the Company, conforming to Section 3.1;

(b) a Joinder and Reaffirmation Agreement to the Original Security Agreement, duly executed by the Company, confirming that (i) the Additional Note constitutes a “Note” and the indebtedness evidenced thereby constitutes “Obligations” under the Original Security Agreement, (ii) all liens and security interests granted under the Original Security Agreement secure the Additional Note on a pari passu basis with the Original Note, and (iii) any scrivener’s discrepancy as to principal amount in the recitals of the Original Security Agreement is superseded by the aggregate principal amount of the Original Note and all then-outstanding Additional Notes;

(c) an amendment or joinder to the Original RRA, duly executed by the Company, providing that (i) all Additional Conversion Shares constitute “Registrable Securities” thereunder, (ii) a new Filing Deadline of fourteen (14) calendar days following the applicable Additional Closing Date applies in respect of such Additional Conversion Shares (either as an amendment to the existing Registration Statement or a New Registration Statement, at the Investor’s election), (iii) the Effectiveness Deadline mechanic in Section 2(b) of the Original RRA applies on identical terms in respect of such filing, and (iv) the liquidated damages provisions in Section 2(c) of the Original RRA apply independently in respect of any failure relating to such filing or effectiveness;

(d) a Uniform Commercial Code financing statement amendment (UCC-3) in form and substance reasonably acceptable to the Investor, to be filed by the Investor or its counsel, reflecting the increased secured indebtedness;

(e) an officer’s certificate executed by a duly authorized officer of the Company (the “Bring-Down Certificate”) certifying that: (i) all representations and warranties of the Company in Section 3.1 of the Original SPA are true and correct in all material respects as of the Additional Closing Date (other than reps and warranties speaking as of a specific earlier date, which shall be true and correct in all material respects as of such earlier date); (ii) the Company has performed in all material respects all covenants and obligations required to be performed by it under the Transaction Documents on or prior to the Additional Closing Date; (iii) no Event of Default has occurred and is continuing, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute an Event of Default; (iv) no Material Adverse Effect has occurred and is continuing; (v) the Common Stock remains listed on the Principal Market and has not been suspended from trading; and (vi) the Company has sufficient authorized and unissued shares of Common Stock to satisfy the Reserved Amount required under Section 12(g) of the Original Note (calculated as three (3) times the issuable Conversion Shares for the Original Note and all then-outstanding and to-be-issued Additional Notes);

(f) a Secretary’s certificate of the Company certifying (i) the resolutions of the Board of Directors authorizing the Additional Note, the increase in the Reserved Amount, and the other transactions contemplated by this Agreement and the applicable Exercise Notice, (ii) the incumbency of officers executing the Transaction Documents, and (iii) that the Certificate of Incorporation and Bylaws of the Company attached thereto are true, complete, and in effect;

(g) a legal opinion of the Company’s outside counsel, dated the Additional Closing Date, substantially in the form delivered at the original Closing (with such modifications as are necessary to address the Additional Note), reasonably satisfactory to the Investor and its counsel;

(h) updated irrevocable instructions to the Company’s Transfer Agent reflecting the increased Reserved Amount, with a copy of the acknowledged instruction letter delivered to the Investor;

(i) updated Disclosure Schedules to the Original SPA (or a written certification that no updates are required), accompanying the Bring-Down Certificate; and

(j) such other documents, certificates, and instruments as the Investor or its counsel may reasonably request to evidence consummation of the transactions contemplated by the applicable Exercise Notice and this Agreement.

2.5 Investor Deliveries at Each Additional Closing. At each Additional Closing, the Investor shall deliver, or cause to be delivered, to the Company: (i) a counterpart of any Joinder and Reaffirmation Agreement, RRA amendment or joinder, and other Transaction Documents requiring the Investor’s signature, in each case duly executed by the Investor; and (ii) the Cash Subscription Amount, by wire transfer of immediately available funds to the account specified in writing by the Company, net of the amount withheld in respect of legal fees pursuant to Section 2.8.

2.6 Conditions Precedent. The obligation of the Investor to consummate any Additional Closing is subject, in each instance, to the satisfaction (or waiver in writing by the Investor) of the following conditions precedent as of the Additional Closing Date:

(a) all Company deliveries under Section 2.4 shall have been made;

(b) no Event of Default shall have occurred and be continuing, and no event shall have occurred that, with the giving of notice or the passage of time or both, would constitute an Event of Default;

(c) the representations and warranties of the Company in the Original SPA shall be true and correct in all material respects as of the Additional Closing Date, as if made on such date (other than reps and warranties speaking as of a specific earlier date);

(d) no Material Adverse Effect shall have occurred and be continuing;

(e) the Common Stock shall continue to be listed on the Principal Market and shall not have been suspended from trading by the Principal Market or the Commission;

(f) the Company shall have authorized and reserved a number of shares of Common Stock sufficient to satisfy the Reserved Amount required under Section 12(g) of the Original Note, calculated to take account of the Additional Note to be issued at such Additional Closing together with the Original Note and any other then-outstanding Additional Notes;

(g) any required approvals or consents (including, without limitation, any Required Approvals as defined in the Original SPA) shall have been obtained and remain in effect; and

(h) no action, suit, proceeding, claim, arbitration, or investigation shall have been instituted against the Company or the Investor that seeks to restrain, prohibit, or invalidate the consummation of the transactions contemplated by this Agreement or the applicable Exercise Notice.

2.7 Termination of Investment Right. The Investment Right shall terminate, and no further Exercise Notices may be delivered, upon the earliest to occur of:

(a) expiration of the Exercise Period in accordance with its terms;

(b) the date on which Additional Notes have been issued under this Agreement in an aggregate principal amount equal to the Maximum Aggregate Principal Investment;

(c) the Investor’s delivery to the Company of a written waiver and termination of the Investment Right; and

(d) consummation of a Fundamental Transaction; provided that, upon the occurrence of a Fundamental Transaction, the Investment Right shall not be canceled or cashed out, but shall instead be converted into the right to receive, upon any subsequent exercise (had the Investor exercised immediately prior to the Fundamental Transaction), the Alternate Consideration to which the Investor would have been entitled, on the same basis as the Original Note under Section 7 of the Original Note. The Company shall make appropriate provision (and shall cause any successor entity to make appropriate provision) to give effect to the foregoing, including, without limitation, by causing any successor entity to assume in writing all obligations of the Company under this Agreement and the other Transaction Documents on terms reasonably satisfactory to the Investor, and such provision shall be a required condition to the consummation of the Fundamental Transaction.

For the avoidance of doubt, neither (i) any prepayment of the Original Note by the Company (whether in whole or in part, and whether at the Prepayment Premium or otherwise) nor (ii) any conversion in full of the Original Note shall, by itself, terminate the Investment Right prior to expiration of the Exercise Period.

2.8 Legal Fee Reimbursement. At each Additional Closing, the Company shall reimburse the Investor for its legal fees and expenses in connection with such Additional Closing in an amount not to exceed Twenty-Five Thousand U.S. Dollars ($25,000) (or such higher amount as may be agreed in writing by the Parties), which amount shall be withheld by the Investor from the Cash Subscription Amount otherwise payable at such Additional Closing in the same manner as set forth in Section 5.2 of the Original SPA and Section 1 of the Original Note. The principal amount of the Additional Note shall be calculated by reference to the gross Cash Subscription Amount before such withholding.

2.9 Use of Proceeds. The Company shall use the net proceeds received from each Additional Closing for the purposes permitted by, and subject to the restrictions of, Section 4.9 of the Original SPA, which is incorporated herein by reference and applies mutatis mutandis to such proceeds.

2.10 Public Disclosure. The Company shall publicly disclose the material terms of this Agreement in a filing with the Commission no later than 5:30 p.m. (New York City time) on Friday, May 15, 2026. In addition, the Company shall publicly disclose the material terms of each Additional Closing (including the Additional Note issued in connection therewith) in a filing with the Commission within four (4) Business Days following the applicable Additional Closing Date. In each case, the form of such disclosure (whether by Current Report on Form 8-K, Quarterly Report on Form 10-Q, or otherwise) shall be at the Company’s election; provided that in each case such filing shall be sufficient to publicly disclose all material, non-public information delivered to the Investor in connection with this Agreement and the applicable Additional Closing.

ARTICLE III.

TERMS OF EACH ADDITIONAL NOTE; SAME TERMS

3.1 Same Terms. Each Additional Note shall be substantially in the form of the Original Note, with the following conforming modifications and clarifications (and only such modifications and clarifications):

(a) Principal Amount. the aggregate principal amount of the Additional Note shall be the amount specified in the applicable Exercise Notice (which shall not exceed the then-Available Principal);

(b) Original Issue Discount. the original issue discount shall be sixteen and two-thirds percent (16.667%) of the principal amount of the Additional Note (with the Cash Subscription Amount equal to the principal amount multiplied by 0.83333). For the avoidance of doubt, the Parties acknowledge that 16.667% controls notwithstanding the reference to “15%” in Section 1 of the Original Note, which the Parties acknowledge is a scrivener’s error;

(c) Issuance Date. the Issuance Date of the Additional Note shall be the applicable Additional Closing Date;

(d) Maturity Date. the Maturity Date of the Additional Note shall be the date that is four (4) months following the Issuance Date of such Additional Note (and shall not be tied to the Maturity Date of the Original Note);

(e) Interest. the Interest Rate shall be ten percent (10%) per annum and the Default Interest Rate shall be eighteen percent (18%) per annum, in each case calculated and payable on the same basis as the Original Note;

(f) Conversion Price. the Conversion Price shall be the lesser of (i) the Closing Price on the Additional Closing Date of such Additional Note (i.e., the Issuance Date of such Additional Note) and (ii) 85% of the lowest 8-day VWAP immediately prior to and including the date of the Notice of Conversion. For the avoidance of doubt, the reference price under clause (i) shall be the Closing Price on the relevant Additional Closing Date, not on the original Closing Date of March 31, 2026;

(g) Premiums. the Prepayment Premium shall be one hundred fifteen percent (115%) and the Default Premium shall be one hundred twenty-five percent (125%), in each case as provided in the Original Note;

(h) Reserved Amount. the Reserved Amount methodology shall continue to apply on an aggregate basis: the Company shall at all times reserve and keep available, free from preemptive rights, three (3) times the aggregate number of shares of Common Stock issuable upon full conversion of the Original Note and all then-outstanding Additional Notes (in each case calculated based on the then-effective Conversion Price for each such Note); and

(i) Caps. the Exchange Cap mechanism under Section 4(c)(ii) of the Original Note and the Cap Payment (120% of the remaining unconverted amounts in cash within ten (10) calendar days of the Cap Payment Date) shall apply on an aggregate basis across the Original Note and all Additional Notes, consistent with the Original Note’s reference to shares issued or issuable pursuant to the Transaction Documents.

3.2 MFN Inheritance. If, at any time prior to an Additional Closing, the Economic Terms (as defined in Section 9(a) of the Original Note) of the Original Note have been adjusted, modified, or amended (whether by operation of the Most-Favored-Nation provision in Section 9(a), the Anti-Dilution provision in Section 9(b), the application of Section 4(b)(iii) of the Original Note, the MFN Triggering Transaction mechanic, or otherwise), the Additional Note issued at such Additional Closing shall reflect such adjusted, modified, or amended Economic Terms as in effect as of the Additional Closing Date. In no event shall an Additional Note issue on Economic Terms less favorable to the Investor than the Original Note as then in effect.

3.3 Senior Status; Pari Passu. Each Additional Note shall constitute senior secured indebtedness of the Company. The indebtedness, obligations, and security interests evidenced or created by each Additional Note shall rank pari passu in all respects with those of the Original Note and any other Additional Notes, with equal priority of payment and equal entitlement to the Collateral under the Original Security Agreement. Any payments, prepayments, or recoveries on or in respect of the Notes shall, unless the Investor otherwise directs in writing, be applied pro rata across the outstanding Obligations under the Original Note and the Additional Notes in proportion to their respective outstanding balances.

ARTICLE IV.

CARVE-OUTS FROM ORIGINAL TRANSACTION DOCUMENTS

4.1 Pre-Agreed Subsequent Financing. The Parties acknowledge and agree that each issuance of an Additional Note pursuant to the exercise of the Investment Right is a pre-agreed Subsequent Financing within the meaning of Section 4.12 of the Original SPA. Accordingly, no Subsequent Financing Notice shall be required, and the Investor shall not be deemed to have declined any Right of First Refusal or Right of Participation, in respect of any such issuance. For the avoidance of doubt, Section 4.12 of the Original SPA shall continue to apply to all other Subsequent Financings.

4.2 Carve-Out from MFN. The issuance of any Additional Note pursuant to this Agreement shall not constitute an MFN Triggering Transaction under Section 9(a) of the Original Note, and no Economic Terms of any Additional Note shall give rise to any rights of the Investor (or any other Person) under Section 9(a) of the Original Note. The provisions of this Section 4.2 do not limit the operation of Section 3.2 of this Agreement (MFN Inheritance), which operates for the benefit of the Investor.

4.3 Carve-Out from Anti-Dilution. The issuance of any Additional Note pursuant to this Agreement, and the establishment of the Conversion Price thereof in accordance with Section 3.1(f), shall not constitute a Dilutive Issuance for purposes of Section 9(b) of the Original Note or any then-outstanding Additional Note, and shall not result in any adjustment to the Conversion Price of any other Note. The provisions of Section 9(b) shall continue to apply to all other issuances by the Company or its Subsidiaries.

4.4 Carve-Out from Variable Rate Transaction Restriction. The issuance of any Additional Note pursuant to this Agreement shall not constitute a Variable Rate Transaction under Section 6(a)(xxv) of the Original Note. Without limiting the foregoing, the Company shall not be required to apply any net proceeds received from any Additional Closing to the repayment of the Original Note or any other Additional Note under Section 6(a)(xxv).

4.5 Carve-Out from Mandatory Repayment from Future Proceeds. The issuance of any Additional Note pursuant to this Agreement, and the net proceeds received by the Company therefrom, shall not be subject to, or trigger any obligation under, Section 12(h) of the Original Note (Mandatory Repayment from Future Proceeds). For the avoidance of doubt, the 40% sweep mechanic under Section 12(h) of the Original Note shall continue to apply to all other future issuances and sales described therein.

4.6 Limited Scope. Except as expressly modified by this Article IV, all provisions of the Original Transaction Documents (including, without limitation, the ROFR/ROP, MFN, Anti-Dilution, Variable Rate Transaction restriction, and Mandatory Repayment from Future Proceeds provisions) shall continue in full force and effect in accordance with their terms.

ARTICLE V.

CAPS AND LIMITATIONS

5.1 Exchange Cap (Aggregate). The Exchange Cap set forth in Section 4(c)(ii) of the Original Note shall apply on an aggregate basis across the Original Note and all Additional Notes. The Cap Payment (i.e., payment of 120% of the unconverted Obligations in cash within ten (10) calendar days of the Cap Payment Date) shall be available to the Investor on the same terms and shall apply to the aggregate Obligations under the Original Note and all Additional Notes that cannot be issued in shares of Common Stock by reason of the Exchange Cap. The Company’s obligations to monitor the Exchange Cap and to inform the Investor when and if it is reached extend to the aggregate position.

5.2 Beneficial Ownership Limitation. The Beneficial Ownership Limitation set forth in Section 4(c)(i) of the Original Note shall apply on an aggregate basis across the Original Note, all Additional Notes, and all shares of Common Stock and other securities of the Company beneficially owned by the Investor and its Affiliates and Attribution Parties at the applicable time.

5.3 Stockholder Approval; Nasdaq Rule 5635(d). The Investor’s exercise of the Investment Right is not conditioned upon, and shall not require, prior Stockholder Approval under Nasdaq Listing Rule 5635(d) or any successor provision. If at any time the aggregate issuance of Conversion Shares under the Original Note and all Additional Notes is or would be limited by the Stockholder Approval Limitation under Section 4(c)(iii)(A) of the Original Note, then (a) the limitation, deferred conversion, and Stockholder Approval-seeking obligations under Sections 4(c)(iii)(A), (B), and (C) of the Original Note shall apply on an aggregate basis to the Original Note and all Additional Notes; (b) the Cap Payment under Section 4(c)(ii) of the Original Note shall remain available to the Investor in respect of any amounts that cannot be issued in shares; and (c) the Company’s failure to obtain such Stockholder Approval within the 45-day period set forth in Section 4(c)(iii)(C) shall constitute an Event of Default under both the Original Note and each then-outstanding Additional Note.

ARTICLE VI.

REGISTRATION RIGHTS FOR ADDITIONAL CONVERSION SHARES

6.1 Amendment to Original RRA. At or prior to each Additional Closing, the Company shall enter into an amendment to (or, at the Investor’s election, a joinder of additional securities under) the Original RRA, providing that:

(a) all Additional Conversion Shares issuable upon conversion of the Additional Note then being issued shall constitute “Registrable Securities” under the Original RRA;

(b) the Company shall file with the Commission, no later than fourteen (14) calendar days after the Additional Closing Date (the “Additional Filing Deadline”), either (i) a post-effective amendment to the then-effective Registration Statement, or (ii) a New Registration Statement, in each case covering the resale of all Additional Conversion Shares (at the Investor’s election);

(c) the Effectiveness Deadline mechanic set forth in Section 2(b) of the Original RRA (including the Shutdown Extension) shall apply mutatis mutandis to such filing;

(d) all liquidated damages provisions set forth in Section 2(c) of the Original RRA (i.e., $100,000 upfront, plus 2% per 30-day period of the value of the Registrable Securities) shall apply independently in respect of any failure relating to the Additional Filing Deadline, the corresponding Effectiveness Deadline, or any failure to maintain effectiveness, and shall be in addition to (and not in lieu of) any other remedies available to the Investor, including under the Original Note, any Additional Note, or otherwise; and

(e) all other provisions of the Original RRA shall continue to apply to the Additional Conversion Shares on the same terms and to the same extent as they apply to the Conversion Shares of the Original Note.

ARTICLE VII.

SECURITY INTEREST

7.1 Pari Passu Security. At each Additional Closing, the Company shall execute and deliver to the Investor a Joinder and Reaffirmation Agreement in form and substance reasonably satisfactory to the Investor, pursuant to which (i) the Additional Note shall constitute a “Note” and the indebtedness evidenced thereby shall constitute “Obligations” under the Original Security Agreement; (ii) the liens and security interests granted by the Company under the Original Security Agreement shall continue to attach to the Collateral as security for all Obligations, including the Additional Note, on a pari passu basis with the Original Note and any other Additional Notes; and (iii) any inconsistency between the recital of principal amount in the Original Security Agreement and the actual aggregate principal amount of the Original Note and all then-outstanding Additional Notes is hereby resolved in favor of the actual aggregate principal amount.

7.2 UCC Filings. The Investor and its counsel are authorized to prepare and file such UCC-3 financing statement amendments as the Investor deems advisable to reflect the increased secured indebtedness, and the Company shall cooperate with such filings and execute such acknowledgments or authorizations as the Investor may reasonably request. The Company shall pay all filing fees and out-of-pocket costs associated with such UCC-3 filings.

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

8.1 Company Representations. The Company hereby makes, as of the Effective Date and as of each Additional Closing Date (subject to the Bring-Down Certificate mechanic in Section 2.4(e)), each of the representations and warranties set forth in Section 3.1 of the Original SPA as if such representations and warranties were set forth in full herein, mutatis mutandis (with references to “the Note,” “the Securities,” and “the Transaction Documents” being deemed to include the Additional Note(s), the Additional Conversion Shares, and the documents executed under this Agreement, as applicable).

8.2 Investor Representations. The Investor hereby makes, as of the Effective Date and as of each Additional Closing Date, each of the representations and warranties set forth in Section 3.2 of the Original SPA (or, to the extent the Original SPA contains the Investor’s representations in another section, that section), including without limitation that the Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, that it is acquiring the Additional Note(s) for its own account and not with a view to or for distribution in violation of the Securities Act, and that it has the full corporate or other power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

ARTICLE IX.

MISCELLANEOUS

9.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder or under any other Transaction Document shall be delivered in accordance with Section 5.4 of the Original SPA, which is incorporated herein by reference as if set forth herein in full.

9.2 Governing Law; Dispute Resolution. This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws. Any dispute, claim, or controversy arising out of or relating to this Agreement, including the determination of the scope or applicability of this agreement to arbitrate, shall be resolved exclusively in accordance with Section 5.9 of the Original SPA, which is incorporated herein by reference. Without limiting the foregoing, requests for specific performance, temporary, preliminary or permanent injunctive relief, the appointment of a receiver, and the enforcement of security interests and other remedies with respect to the Collateral shall not be subject to arbitration and shall be adjudicated as set forth in Section 5.9(b) of the Original SPA.

9.3 Specific Performance; Equitable Remedies. Each Party acknowledges that a breach by it of any of its obligations hereunder will cause irreparable harm to the other Party. Accordingly, each Party agrees that, in the event of a breach or threatened breach by it of any of its obligations under this Agreement, the other Party shall be entitled, in addition to all other remedies available at law or in equity, to seek and obtain temporary restraining orders, temporary and permanent injunctions, specific performance, and other equitable relief, in each case without the necessity of showing economic loss and without the necessity of posting a bond or other security.

9.4 Assignment. The Investor may assign, in whole or in part, its rights and obligations under this Agreement (including the unexercised portion of the Investment Right): (a) to any Affiliate of the Investor, without the consent of the Company; and (b) to any other Person, provided that such Person executes and delivers to the Company a written joinder pursuant to which such Person agrees to be bound by this Agreement and the other Transaction Documents to the same extent as the Investor. No consent of the Company is required for any assignment permitted hereunder. The Company may not assign this Agreement or any of its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Investor, except that the Company may assign this Agreement to a successor in a Fundamental Transaction in compliance with Section 7 of the Original Note. Any purported assignment in contravention of this Section 9.4 shall be null and void.

9.5 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise expressly set forth herein.

9.6 Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

9.7 Entire Agreement. This Agreement, together with the Original Transaction Documents, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto, other than the Original Transaction Documents themselves, which remain in full force and effect except as expressly modified by this Agreement.

9.8 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, such provision shall be deemed amended to the minimum extent necessary to render it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.9 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic signatures (including DocuSign, Adobe Sign, and PDF copies of original signatures) shall be deemed original signatures for all purposes.

9.10 Independent Nature of Investor’s Rights. Nothing in this Agreement (i) constitutes an obligation of the Investor to exercise the Investment Right or to fund any Additional Closing absent a duly delivered Exercise Notice or (ii) limits any rights or remedies of the Investor under the Original Transaction Documents.

9.11 Construction. This Agreement shall be deemed to have been jointly drafted by the Parties and shall not be construed against any Party as the drafter. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof. References to “including” shall be deemed to be followed by “without limitation.” References to Sections are to Sections of this Agreement unless otherwise specified.

9.12 Survival. The representations, warranties, covenants, and agreements of the Parties contained in this Agreement shall survive the execution and delivery of this Agreement and each Additional Closing.

[Signature Page Follows]

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Investor Rights Agreement to be duly executed as of the Effective Date.

COMPANY:

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

INVESTOR:

LEVISTON RESOURCES, LLC

By:	/s/ Roman Rogol
Name:	Roman Rogol
Title:	CFO

EXHIBIT A

FORM OF EXERCISE NOTICE

[Date]

Mobix Labs, Inc.

1 Venture, Suite 220

Irvine, California 92618 Attn: Keyvan Samini

Email: ksamini@mobixlabs.com

Re: Exercise of Investment Right under Investor Rights Agreement dated [●], 2026

Ladies and Gentlemen:

Reference is made to that certain Investor Rights Agreement, dated as of [●], 2026 (the “Investor Rights Agreement”), by and between Mobix Labs, Inc., a Delaware corporation (the “Company”), and Leviston Resources, LLC, a Delaware limited liability company (the “Investor”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Investor Rights Agreement.

The Investor hereby exercises its Investment Right, in part, as follows:

1. Aggregate Principal Amount of Additional Note: $[●].

2. Corresponding Cash Subscription Amount: $[●] (i.e., the principal amount above multiplied by 0.83333, reflecting the 16.667% original issue discount).

3. Proposed Additional Closing Date: [●] (which shall be the second (2nd) Business Day following the date hereof unless otherwise agreed in writing by the Parties).

4. Available Principal immediately following this exercise: $[●].

This Exercise Notice is being delivered pursuant to, and is subject to the conditions of, the Investor Rights Agreement. The Investor reaffirms, as of the date hereof, each of the representations and warranties of the Investor set forth in Section 8.2 of the Investor Rights Agreement.

Sincerely,

LEVISTON RESOURCES, LLC

By:
Name:
Title:

Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 19, 2026, between Mobix Labs, Inc., a Delaware corporation (the “Company”), and Kips Bay Select LP, a limited partnership organized under the laws of the State of Delaware (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 2,000 shares of Series A 10% Convertible Preferred Stock of the Company (the “Preferred Shares”), together with a Preferred Stock Purchase Warrant pursuant to which the Purchaser may purchase additional shares of Series A 10% Convertible Preferred Stock from time to time, all as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Closing Statement” means the Closing Statement in the form on Annex A attached hereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the Preferred Shares or any Warrant Shares in accordance with the terms of the Certificate of Designation.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means 9:30 a.m. (New York City time) on the first (1st) Business Day following the date of this Agreement.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise, exchange or conversion of any Securities issued hereunder, and securities upon the exercise, exchange or conversion of securities issued pursuant to the Transaction Documents dated March 31, 2026, and other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Preferred Shares” means the 2,000 shares of Series A 10% Convertible Preferred Stock to be issued by the Company to the Purchaser at the Closing, having a stated value of $1,200 per share and an aggregate stated value of $2,400,000, in accordance with the Certificate of Designation.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus included in any Registration Statement.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Statement Availability Failure” means, at any time while any Preferred Shares or any Warrant Shares remain outstanding, that (a) the Registration Statement (or any subsequent registration statement registering the resale of the Conversion Shares) is not effective, (b) the prospectus contained therein is not available for use for the resale of all of the Conversion Shares, or (c) the Company has otherwise suspended or failed to maintain the availability of such registration statement or prospectus for such purpose, in each case in a manner that results in the holder of such Preferred Shares or Warrant Shares being unable to publicly resell all of such securities pursuant to an effective registration statement.

“Registration Statement” means the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement covering the resale of the Conversion Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issued or issuable upon conversion in full of the Preferred Shares or upon conversion of all Warrant Shares then outstanding or issuable upon exercise in full of the Warrant, in each case ignoring any conversion limitations set forth in the Certificate of Designation and assuming for this purpose that any Registration Statement Availability Failure has occurred and that all additional shares of Common Stock then potentially issuable pursuant to the Transaction Documents as a result thereof are included.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h). “Securities” means the Preferred Shares, the Warrant, the Warrant Shares, and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement of even date herewith.

“Warrant” means that certain Preferred Stock Purchase Warrant of even date herewith, pursuant to which the Purchaser shall have the right to purchase from time to time shares of Series A 10% Convertible Preferred Stock of the Company, with an exercise price of $1,000 per share, substantially in the form attached hereto as Exhibit B.

“Warrant Shares” means the shares of Series A 10% Convertible Preferred Stock of the Company issuable upon exercise of the Warrant.

“Subscription Amount” means $2,000,000, being the aggregate amount paid for the Preferred Shares purchased hereunder, in United States dollars and in immediately available funds, representing the purchase price for 2,000 shares of Series A 10% Convertible Preferred Stock at $1,000 per share.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Security Agreement, the Registration Rights Agreement, the Warrant, the Certificate of Designation, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the Company’s current transfer agent, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, the Preferred Shares for the Subscription Amount, and the Warrant. The Purchaser’s Subscription Amount and the Warrant. The Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount, and the Company shall deliver to the Purchaser the Preferred Shares and the Warrant, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at such location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date (except as otherwise indicated), the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of the Company’s counsel, in form and substance reasonably satisfactory to the Purchaser;

(iii) evidence of issuance of the Preferred Shares to the Purchaser, in an aggregate stated value of $2,400,000;

(iv) the Registration Rights Agreement, duly executed by the Company;

(v) the Warrant, duly executed by the Company;

(vi) evidence reasonably satisfactory to the Purchaser that the Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware and is in full force and effect; and

(vii) each other Transaction Document to be delivered by the Company at the Closing, duly executed by the Company;

(viii) the Company shall have provided the Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(ix) the Company’s irrevocable transfer agent instructions or other applicable transfer agent authorization in form and substance reasonably satisfactory to the Purchaser, if required by the Transaction Documents; and

(b) On or prior to the Closing Date (except as otherwise indicated), the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser; and

(ii) the Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the applicable Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the applicable Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the applicable Closing, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and as of each Closing:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. Except as set forth on Schedule 3.1(b), the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filings required pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance of the Conversion Shares and the listing or quotation thereof for trading thereon in the time and manner required thereby and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities; Registration. The Preferred Shares, when issued and paid for in accordance with the applicable Transaction Documents, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting enforcement of creditors’ rights generally and by general principles of equity. The Warrant Shares (the shares of Series A 10% Convertible Preferred Stock issuable upon exercise of the Warrant), when issued upon exercise of the Warrant in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Conversion Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares at least equal to the Required Minimum on the date hereof, and has reserved from its duly authorized preferred stock a sufficient number of shares of Series A 10% Convertible Preferred Stock for issuance upon exercise in full of the Warrant. Pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file a Registration Statement covering the resale of the Conversion Shares and to use the efforts specified therein to cause such Registration Statement to be declared effective and to maintain its effectiveness as set forth therein.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to (i) the exercise of employee stock options under the Company’s equity incentive plans, and the issuance of shares of Common Stock to employees pursuant to the Company’s equity incentive plans, and (ii) the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Except as set forth on Schedule 3.1(g), the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting other than to adopt new or revised accounting standards, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, other than purchases and redemptions of shares of Common Stock held by employees, officers or directors of the Company in connection with the satisfaction of the exercise price of compensatory awards or the satisfaction of tax withholding obligations, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Other than as set forth on Schedule 3.1(j), neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. Except as set forth on Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, other than such expiration, termination or abandonment as has been approved by the Board of Directors. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in such amount as is customary for companies in the same type of business as is conducted by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option or restricted stock agreements under any equity incentive plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Reports, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except as set forth on Schedule 3.1(v), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate or articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities. Notwithstanding the foregoing, this representation shall apply only with respect to beneficial ownership by the Purchaser, together with its Affiliates and Attribution Parties (as such term is defined in the Certificate of Designation), of Common Stock or Common Stock Equivalents up to 9.99% of the outstanding Common Stock determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and shall not apply to, or be construed to render inapplicable, any anti-takeover provision with respect to beneficial ownership in excess of such 9.99% threshold.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither the Company nor any other Person acting on its behalf has provided any of the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Transaction Documents. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(dd) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(dd) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) is duly engaged to audit the financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ending most recently prior to the date hereof.

(ee) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, and (iii) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

(gg) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(hh) Stock Option Plans. Each stock option granted by the Company under the Company’s equity incentive plans was granted (i) in accordance with the terms of the Company’s equity incentive plans and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s equity incentive plans has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Conversion Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and it expects to be on each date on which it converts the Preferred Shares or any Warrant Shares, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Certain Transactions and Confidentiality. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates that were required to be informed in connection with the Purchaser’s review of the Transaction Documents, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Underlying Shares. The Conversion Shares issuable upon conversion of the Preferred Shares or any Warrant Shares shall be issued free of legends to the extent permitted by the Certificate of Designation, the Registration Rights Agreement and applicable law. If at any time following the date hereof there is a Registration Statement Availability Failure, the Company shall immediately notify the holder of the Preferred Shares or Warrant Shares in writing of such Registration Statement Availability Failure and thereafter shall promptly notify such holder when such Registration Statement Availability Failure no longer exists (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or the Purchaser to sell, any Conversion Shares in compliance with applicable federal and state securities laws). The Company shall use the efforts required under the Registration Rights Agreement to keep the Registration Statement (or any subsequent registration statement) registering the resale of the Conversion Shares effective and the related prospectus available for use as provided therein.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information. Until the earliest of the time that the Purchaser owns no Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion Procedures. The form of Notice of Conversion included in the Certificate of Designation and the Notice of Conversion attached to the Certificate of Designation set forth the totality of the procedures required of the Purchaser in order to convert the Preferred Shares or any Warrant Shares. Without limiting the preceding sentence, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Preferred Shares or any Warrant Shares. No additional legal opinion, other information or instructions shall be required of the Purchaser to convert the Preferred Shares or any Warrant Shares. The Company shall honor conversions of the Preferred Shares and Warrant Shares and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall, by the Disclosure Time, file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and including the material Transaction Documents as exhibits thereto (“Signing Form 8-K”), with the Commission. From and after the filing of the Signing Form 8-K, the Company represents to the Purchaser that the Company shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Signing Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate.

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser. Notwithstanding the foregoing, the covenants set forth in this Section 4.7 and the representation in Section 3.1(z) shall not apply to, and shall not be construed to permit, beneficial ownership by the Purchaser, together with its Affiliates and Attribution Parties (as such term is defined in the Certificate of Designation), of Common Stock or Common Stock Equivalents in excess of 9.99% of the outstanding Common Stock determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent the Purchaser’s beneficial ownership exceeds 9.99%, the Company’s anti-takeover protections shall apply with full force and effect with respect to such excess.

4.8 Non-Public Information.

(a) Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall publicly disclose such information as appropriate and legal.

(b) Whenever the Company seeks the consent or election of the Purchaser under any Transaction Document with respect to a matter that may involve material, non-public information (including, without limitation, a Fundamental Transaction under the Certificate of Designation, a Subsequent Financing under Section 4.12 hereof, or the incurrence of Indebtedness in excess of $5,000,000 in aggregate principal amount outside the ordinary course of business), the following procedures shall apply (the “MNPI Consent Procedures”): (i) the Company shall first deliver to the Purchaser a written notice (a “Consent Solicitation Notice”) stating solely that the Company is seeking the Purchaser’s consent or election under the applicable provision (identifying such provision by section reference) and that the Purchaser may elect to receive material, non-public information regarding such matter; the Consent Solicitation Notice shall not include any terms, pricing, counterparty information, or other details regarding such matter; for the avoidance of doubt, receipt of the Consent Solicitation Notice alone shall not restrict the Purchaser from effecting transactions in the Company’s securities; (ii) the Purchaser shall have two (2) Business Days after receipt of the Consent Solicitation Notice to notify the Company in writing whether it elects to receive such information (the “MNPI Opt-In”); if the Purchaser does not timely deliver an MNPI Opt-In, the Purchaser shall be deemed to have declined to receive such information, and any consent or election right requiring receipt of such information shall be deemed waived solely with respect to that matter, without prejudice to the Purchaser’s other rights and remedies under the Transaction Documents; (iii) if the Purchaser timely delivers an MNPI Opt-In, the Company shall, within one (1) Business Day following receipt thereof, deliver to the Purchaser all material details regarding such matter, following which the Purchaser shall have the applicable response period set forth in the relevant provision of the Transaction Documents to deliver its consent, election, or other response; and (iv) if the matter described in the Consent Solicitation Notice has not been consummated or abandoned within ten (10) Business Days of the date of the Consent Solicitation Notice, such notice shall be deemed withdrawn, any information delivered in connection therewith shall be deemed stale, and the Company shall publicly disclose such information or confirm in writing to the Purchaser that such information is no longer material; the Company must deliver a new Consent Solicitation Notice if it wishes to proceed thereafter.

4.9 Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for (i) general working capital purposes, including, but not limited to, research and development activities, and (ii) the funding, in whole or in part, of one or more acquisitions, business combinations, asset purchases, mergers, or strategic transactions approved by the Board of Directors of the Company, and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents (other than purchases and redemptions of shares of Common Stock held by employees, officers or directors of the Company in connection with the satisfaction of the exercise price of compensatory awards or the satisfaction of tax withholding obligations) or (b) in violation of FCPA or OFAC regulations.

4.10 Indemnification of Purchaser. Subject to the provisions of this Section 4.10, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, managers, managing members, general partners, investment managers, investment advisers, employees and agents , each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, managers, managing members, general partners, investment managers, investment advisers, or employees of such controlling persons (each, a “Purchaser Party”) harmless from any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands or causes of action and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action, suit, proceeding (including any investigation, litigation or inquiry), demand or cause of action instituted against the Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct), provided that no Purchaser Party shall be entitled to recover special or punitive damages under this Section 4.10. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. Notwithstanding the foregoing, the Company shall have no obligation to indemnify any Purchaser Party for any losses arising from such Purchaser Party’s bad faith, fraud, gross negligence, willful misconduct, or violation of law.

4.11 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amounts as may then be required to fulfill its obligations in full under the Transaction Documents. Upon request by the Purchaser, the Company shall deliver, or cause the Transfer Agent to deliver, to the Purchaser a statement of the number of shares of Common Stock that are currently reserved for issuance pursuant to the Transaction Documents. On the Closing Date, the Company shall authorize the Transfer Agent that, at any time while any Preferred Shares remain outstanding or any Warrant Shares remain outstanding , upon delivery by the Purchaser to the Transfer Agent of a notice to increase the number of shares of Common Stock that are reserved for issuance pursuant to the Transaction Documents, the Transfer Agent shall promptly increase the reserved amount of shares of Common Stock and provide confirmation in writing thereof to the Purchaser.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, the Company shall use commercially reasonable best efforts to hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) or take action by written consent of shareholders at the earliest practicable date to obtain shareholder approval to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum. The Company shall use its commercially reasonable best efforts to obtain such shareholder approval to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at the earliest possible date, but in no event later than 75 days following the date on which the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum. If, at any time, the Company fails to or is unable to deliver shares of Common Stock upon conversion of the Preferred Shares on account of the unavailability of authorized but unissued (and otherwise unreserved) shares of Common Stock (an “Authorized Share Failure”), the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of the reduction of the Purchaser’s ability to convert the Preferred Shares, an amount in cash equal to 2% of the Purchaser’s Subscription Amount on the date of the Authorized Share Failure and on each thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the Authorized Share Failure is cured by the availability of a number of shares of Common Stock that are authorized and unreserved that equals to at least 150% of the Required Minimum and evidence thereof is provided to the Purchaser and is reasonably satisfactory to the Purchaser. Such liquidated damages shall be paid on the earlier of (i) the last day of the calendar month during which such liquidated damages are incurred and (ii) the third (3rd) Business Day after the Authorized Share Failure is cured. In the event that the Company fails to make the payment of liquidated damages in a timely manner, such accrued liquidated damages shall bear interest at the rate of 1.5% per month (pro-rated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for Authorized Share Failure and the Purchaser shall have the right to pursue all remedies available to it at law or in equity.

(c) To the extent applicable, the Company shall (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12 Right of Participation.

(a) From the date hereof until the date that is twelve (12) months after the Closing Date (the “Participation Period”), the Holder shall have the Right of Participation set forth in this Section 4.12 with respect to any Subsequent Financing (as defined below). “Subsequent Financing” means any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination thereof, excluding (i) any Exempt Issuance, (ii) any issuance of Common Stock or Common Stock Equivalents as consideration in any acquisition, business combination, asset purchase, merger, or strategic transaction approved by the Board of Directors, (iii) the incurrence of senior secured indebtedness from a traditional commercial lender or institutional creditor not affiliated with the Holder, (iv) any “at-the-market” offering or equity line of credit (“ELOC”) facility pursuant to an existing or replacement sales agreement or equity line of credit purchase agreement filed with the Commission, provided that (A) the aggregate gross proceeds raised by the Company under all such offerings and facilities shall not exceed $2,500,000 in any calendar month, (B) the aggregate volume of shares sold by the Company under all such offerings and facilities on any given Trading Day shall not exceed twenty percent (20%) of the trading volume of the Common Stock on such Trading Day, and (C) no shares shall be sold under any such offering or facility at a price per share below $1.50; provided further, that the conditions set forth in clauses (A) through (C) shall automatically and permanently terminate, and the carve-out provided by this clause (iv) shall apply without any such conditions, at such time as both (1) the Company has registered for resale under the Securities Act all shares of Common Stock issuable pursuant to the Transaction Documents (including upon conversion of the Preferred Shares and exercise of the Warrant), and (2) the Company has obtained stockholder approval permitting the issuance of shares of Common Stock under the Transaction Documents in excess of 19.99% of the outstanding shares of Common Stock, and (v) any issuance pursuant to an employee stock purchase plan, equity incentive plan, or director compensation plan duly adopted by the Company, (vi) any grant, cooperative agreement, contract for the award of federal funds, loan, loan guaranty, or other form of financial assistance from any federal, state, or local governmental agency, instrumentality, or political subdivision, including without limitation the Department of Energy (and any of its loan programs), the Department of Defense, the Department of Commerce, the National Institute of Standards and Technology, the Small Business Administration, or any successor agency, and any indebtedness incurred to provide matching funds or other counterpart contributions to any such grant or financial assistance, and (vii) any Emergency Liquidity Financing pursuant to Section 4.12(e).

(b) With respect to any Subsequent Financing during the Participation Period, the Holder shall have the right to participate in such Subsequent Financing in an amount up to fifty percent (50%) of the total amount of such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing (the “Right of Participation”). The Company shall provide the Holder written notice of its intent to proceed with the Subsequent Financing with third parties concurrently with or prior to the execution of definitive documents for such Subsequent Financing (the “ROP Notice”). The Holder may elect to exercise its Right of Participation by delivering written notice to the Company within three (3) Business Days after receipt of the ROP Notice, specifying the amount of the Holder’s participation, which shall not exceed fifty percent (50%) of the total amount of such Subsequent Financing.

(c) If the definitive agreement related to a ROP Notice is not entered into within sixty (60) days following the date of delivery of such ROP Notice, or is entered into on terms more favorable, in the aggregate, to the investors in such Subsequent Financing than those set forth in the ROP Notice, the Company must provide the Holder with a new ROP Notice and the Right of Participation set forth in this Section 4.12 shall apply anew.

(d) The Company and the Holder agree that, if the Holder elects to participate in a Subsequent Financing, the transaction documents related to such Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude the Holder from participating, including without limitation provisions requiring the Holder to agree to any restrictions on trading as to any of the Securities purchased hereunder, or requiring the Holder to consent to any amendment to or termination of, or grant any waiver under, this Agreement, without the prior written consent of the Holder.

(e) Emergency Liquidity Financings. Notwithstanding any other provision of this Section 4.12, if the Company in good faith determines that it requires immediate access to financing in response to one or more of the following conditions (each, an “Emergency Trigger”): (A) the Company’s available unrestricted cash and cash equivalents are projected, based on a reasonably prepared management forecast, to be insufficient to fund operating expenses, debt service obligations, and other liquidity needs for the ninety (90) days following the date of such determination; (B) the Company has received a written notice from The Nasdaq Stock Market LLC (or any successor exchange) of a continued listing deficiency or delisting determination, and the Company in good faith determines that the proposed financing is reasonably necessary to cure such deficiency or to avoid delisting; (C) the Company has a scheduled debt maturity, mandatory redemption, or other contractually scheduled payment obligation coming due within ninety (90) days of the date of such determination, and the Company in good faith determines that the proposed financing is reasonably necessary to satisfy such obligation; (D) the Audit Committee of the Board of Directors has determined in good faith, in consultation with the Company’s independent registered public accounting firm, that there is substantial doubt about the Company’s ability to continue as a going concern within the meaning of Accounting Standards Update 2014-15 (ASC 205-40) (any financing in response to an Emergency Trigger, an “Emergency Liquidity Financing”), then the Company may consummate such Emergency Liquidity Financing pursuant to the following expedited procedures, which shall apply in lieu of, and not in addition to, the procedures set forth in Sections 4.12(a) through (d): (i) the Company shall deliver to the Holder a written notice (the “Emergency Financing Notice”) describing in reasonable detail the proposed terms of such Emergency Liquidity Financing, the Emergency Trigger giving rise thereto, and the Person or Persons with whom the Emergency Liquidity Financing is proposed to be effected, together with a term sheet or material transaction documents relating thereto; (ii) the Holder shall have the right to provide all (but not less than all) of the financing proposed in the Emergency Financing Notice on the terms set forth therein by delivering to the Company a binding written commitment letter, executed by a duly authorized representative of the Holder, within (x) twenty-four (24) consecutive calendar hours after the Holder’s receipt of the Emergency Financing Notice if the applicable Emergency Trigger is described in clause (B) above (and the cure period set forth in the applicable Nasdaq written notice is less than thirty (30) days), or (y) forty-eight (48) consecutive calendar hours after the Holder’s receipt of the Emergency Financing Notice in all other cases (in either case, the “Emergency Election Period”); for the avoidance of doubt, the term “calendar hours” shall be measured continuously, without regard to weekends or holidays, commencing at the time of the Holder’s receipt of the Emergency Financing Notice; (iii) if the Holder does not deliver a binding written commitment letter on the terms set forth in the Emergency Financing Notice within the Emergency Election Period, the Holder shall be deemed to have permanently and irrevocably waived its rights under this Section 4.12 with respect to such Emergency Liquidity Financing, and the Company may consummate the Emergency Liquidity Financing with the third-party source identified in the Emergency Financing Notice or with any other Person on terms no less favorable to the Company, in the aggregate, than those set forth in the Emergency Financing Notice; (iv) for the avoidance of doubt, the Right of Participation set forth in Section 4.12(b) shall not apply to any Emergency Liquidity Financing, regardless of whether the Holder elects or declines to provide the Emergency Liquidity Financing pursuant to this Section 4.12(e); and (v) the Holder acknowledges and agrees that the expedited procedures set forth in this Section 4.12(e) are essential to the Company’s ability to address the liquidity emergencies described above, that time is of the essence with respect to such financings, and that, in the event of any breach by the Holder of this Section 4.12(e), the Holder’s sole and exclusive remedy shall be monetary damages, if any.

(f) Termination of Section 4.12. Notwithstanding any other provision of this Section 4.12 or any other Transaction Document, the Right of Participation, the procedures set forth in this Section 4.12 (including, without limitation, the Emergency Liquidity Financing procedures set forth in Section 4.12(e)), and all other rights and obligations of the Company and the Holder under this Section 4.12 shall automatically terminate and be of no further force or effect on the date that is twelve (12) months after the Closing Date, and thereafter the Company shall be free to effect any issuance of Common Stock, Common Stock Equivalents, or Indebtedness, or any combination thereof, on such terms as the Company may determine, without regard to this Section 4.12.

4.13 Nasdaq Compliance; Transfer Agent. (a) Stockholder Approval Limitation. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the Company shall not issue shares of Common Stock pursuant to the Transaction Documents to the extent (but only to the extent) that such issuance would require stockholder approval pursuant to the rules or regulations of the applicable Trading Market, including Nasdaq Listing Rule 5635(d) (or any successor provision), unless and until such stockholder approval is obtained. Any purported issuance in excess of such limitation shall be deemed null and void ab initio and of no force or effect. (b) Deferred Issuance. To the extent any issuance of Common Stock pursuant to the Transaction Documents is prohibited by the foregoing limitation, the Purchaser shall be entitled to receive such shares promptly upon the receipt of the requisite stockholder approval, without any further action, consent, or agreement of the Company. (c) Obligation to Seek Approval. If, at any time, conversion of the Preferred Shares or exercise of the Warrant would require the issuance of shares of Common Stock in excess of the limitation set forth in Section 4.13(a), the Company shall, at its sole cost and expense, take all necessary action to obtain stockholder approval for the issuance of all shares of Common Stock issuable pursuant to the Transaction Documents in compliance with Nasdaq Listing Rule 5635(d) (or any successor provision) at the next annual meeting of stockholders following such date, or a duly noticed special meeting of stockholders, in either case held no later than June 30, 2026. The Company shall use its commercially reasonable best efforts to obtain such stockholder approval. The failure of the Company to obtain such stockholder approval within such period, after exercising commercially reasonable best efforts, shall not by itself constitute a material breach hereunder. (d) Transfer Agent Reserve. The Company shall, on or prior to the Closing Date, cause its transfer agent to execute and deliver to the Purchaser an irrevocable transfer agent letter, in form and substance reasonably acceptable to the Purchaser, reserving initially 5,000,000 shares of Common Stock, provided that such reserve shall at all times equal no less than one hundred fifty percent (150%) of the Required Minimum. The Company shall at all times maintain a sufficient number of reserved shares of Common Stock for issuance to the Purchaser upon conversion of the Preferred Shares and Warrant Shares under the Transaction Documents, and shall promptly cause the transfer agent to increase such reserve upon any event requiring additional shares. The failure of the Company to maintain such reserve at any time shall constitute a material breach of this Agreement and the Transaction Documents.

4.14 Prohibition on Merchant Cash Advances. From the date hereof until the date that is twelve (12) months after the Closing Date, neither the Company nor any Subsidiary shall incur, create, assume, or permit to exist any indebtedness or obligation arising from or in connection with a merchant cash advance or any similar revenue-based, receivables-based, or future receivables financing arrangement (each, an “MCA Obligation”). The incurrence of any MCA Obligation by the Company or any Subsidiary shall constitute a material breach of this Agreement. For the avoidance of doubt, the term “MCA Obligation” includes any arrangement in which a lender or financing party purchases or purports to purchase future receivables, revenues, or cash flows of the Company or any Subsidiary, regardless of how such arrangement is characterized or documented by the parties thereto.

4.15 Confidentiality. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Signing Form 8-K as described in Section 4.6, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules, subject to customary disclosure to its representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates that are required to be informed in connection with the transactions contemplated hereby.

4.16 Amended Registration Statement. If, at the time of Company’s filing of its Annual Report on Form 10-K or at any time while any Preferred Shares remain outstanding or any Warrant Shares remain outstanding , the Company shall cease to be eligible to use Form S-3 for the Registration Statement or a subsequent registration statement on Form S-3 for the registration of the Conversion Shares (“Form S-3 Unavailability”), the Company shall file an amendment to the Registration Statement or such subsequent registration statement with the Commission to amend the form of the Registration Statement or such subsequent registration statement to Form S-1 or such other form as is available to register the Conversion Shares for resale on a continuous basis pursuant to Rule 415 (the “Amended Registration Statement” ). The Company covenants that the Company shall file the Amended Registration Statement within the time period required by the Registration Rights Agreement and shall use the efforts required thereunder to cause the Amended Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof.

4.17 No Short Sales or Hedging. From the date hereof until six (6) months after the effective date of the initial Registration Statement, the Purchaser shall not, and shall cause its Affiliates not to, directly or indirectly, (A) effect any “short sale” of the Common Stock (as defined in Rule 200 of Regulation SHO), (B) establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act), or (C) enter into any swap, hedge, derivative, collar, option, or similar transaction transferring any economic consequence of ownership of the Common Stock. Within ten (10) Business Days after each calendar month-end, the Purchaser shall deliver to the Company a senior-officer certificate confirming compliance with this Section and disclosing the Purchaser’s and its Affiliates’ aggregate long position in, and all sales of, the Common Stock during such month, together with such broker confirmations as the Company may reasonably request to verify compliance. Any breach shall constitute a material breach of this Agreement, and the Company shall be entitled to specific performance and injunctive relief without the necessity of posting a bond.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by either party, without any effect whatsoever on the obligations between the Company and the Purchaser under Sections intended to survive termination, by written notice to the other party, if the Closing has not been consummated on or before the tenth (10th) Trading Day following the date hereto; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party.

5.2 Fees and Expenses. The Company shall reimburse the Purchaser for its legal fees and expenses not to exceed $25,000 in connection with the transactions contemplated by the Transaction Documents which amount shall be withheld by the Purchaser from the Subscription Amount at Closing as set forth in the Closing Statement attached hereto as Annex A. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder or under any other Transaction Document shall be in writing and shall be transmitted exclusively by electronic mail to the email addresses set forth below or to such other email address as such party shall have specified most recently by written notice in accordance with this Section. No notice delivered by mail, courier, overnight delivery service or any other method shall constitute effective notice hereunder or under any Transaction Document. Any notice or other communication required or permitted to be given hereunder or under any Transaction Document shall be deemed effective upon electronic mail delivery at the designated email address below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received). The physical addresses set forth below are provided for identification purposes only.

If to the Company, to:

Mobix Labs, Inc.

1 Venture, Suite 220

Irvine, California 92618

Attn: Keyvan Samini

e-mail: ksamini@mobixlabs.com

If to the Purchaser:

Kips Bay Select LP

78 SW 7th St, Ste 500

Attn: John Miller

e-mail: accounting@kipsbaycm.com

cc (which shall not constitute notice): dberger@bergerlawpllc.com

To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person in connection with a transfer of any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9 Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Notwithstanding anything to the contrary herein or any other document executed in connection herewith, any dispute, claim or controversy arising out of or relating to this Agreement, or the other Transaction Documents, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration administered by Mediation and Civil Arbitration, Inc. d/b/a RapidRuling (www.rapidruling.com) in accordance with its Commercial Arbitration Rules effective at the time a claim is made, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitrators shall be appointed by RapidRuling and any hearing shall be held via video or telephone conference. The parties agree that no objection shall be taken to the decision, order or award of the tribunal following any such hearing on the basis that the hearing was held by video or telephone conference. In the event of any legal action (including arbitration) to enforce or interpret this Agreement or any Transaction Document, the non-prevailing Party shall pay (x) the attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as may be determined, plus (y) reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. In any arbitration, the arbitrator shall include any such award in the arbitration award. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document either by (i) mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement or by (ii) electronic service at the email addresses provided in Section 5.4 (or such other address as may be designated by notice in accordance with this Agreement), and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. No claimed breach of contract or violation of law by the Purchaser or any of its affiliates shall operate to extinguish the Company’s obligations under this Section.

(b) Notwithstanding the foregoing, the request by any Party for specific performance and temporary, preliminary or permanent injunctive relief, whether prohibitive or mandatory, the appointment of a receiver, and the enforcement of security interests and other remedies with respect to the Collateral under the Security Agreement or other Transaction Documents, shall not be subject to arbitration and shall be adjudicated only by the state and/or federal courts residing in Wilmington, Delaware, and each Party irrevocably submits to the exclusive jurisdiction of such courts for such purposes, and waives and agrees not to assert in any such proceeding a claim that he or it is not personally subject to the courts referred to above, that the suit or action was brought in an inconvenient forum or that the venue of the suit or action is improper. The Company further acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Purchaser shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to seek equitable relief, including without limitation temporary restraining orders, temporary and permanent injunctions, and specific performance, and such equitable relief may be sought without the necessity of showing economic loss and without the necessity of posting a bond or other security.

(c) For the avoidance of doubt, the notice and service provisions of this Section 5.9 shall control with respect to the commencement and conduct of any arbitration or legal proceeding, notwithstanding Section 5.4 or any other notice provision in this Agreement or any Transaction Document.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of the Preferred Shares, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice concurrently with the restoration of such Purchaser’s rights under the Certificate of Designation with respect to such rescinded conversion.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from each Closing Date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchaser’s Obligations and Rights. Nothing contained herein or in any other Transaction Document, and no action taken by the Purchaser pursuant hereto or thereto, shall be deemed to create a partnership, an association, a joint venture or any other kind of entity between the Company and the Purchaser other than the contractual relationship expressly set forth herein and therein. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and the Purchaser, solely.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22 Cross-Default. Any breach of any representation, warranty, covenant, agreement or obligation contained in any Transaction Document shall constitute a breach of this Agreement and each other Transaction Document.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

PURCHASER

KIPS BAY SELECT LP

By:	/s/ John Miller
Name:	John Miller
Title:	Authorized Signatory

Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 19, 2026, is entered into by and among Mobix Labs, Inc., a Delaware corporation (the “Company”), and Kips Bay Select LP, a limited partnership organized under the laws of the State of Delaware, or registered assigns (the “Investor” Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement by and among the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS:

A. In connection with the Securities Purchase Agreement by and among the parties hereto, dated as of the date hereof (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investor, the Preferred Shares, the Warrant, and the Warrant Shares (each as defined in the Securities Purchase Agreement), which are convertible or exercisable into Conversion Shares (as defined in the Securities Purchase Agreement) in accordance with the terms of the Certificate of Designation (as defined in the Securities Purchase Agreement), as applicable. All Conversion Shares issuable pursuant to the Transaction Documents, including all shares of Common Stock issuable upon (i) conversion of the Preferred Shares and (ii) conversion of the Warrant Shares, are herein collectively referred to as the “Shares.”

B. To induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

(b) “Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act, relating to the terms of the offering of any portion of the Registrable Securities.

(c) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

(d) “Registrable Securities” means the Shares and any Common Stock issued or issuable with respect to the Shares as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event. Registrable Securities shall cease to be Registrable Securities upon the earlier of (i) the date on which the Investor shall have resold all the Registrable Securities held by the Investor covered by the Registration Statement and (ii) the date on which the Registrable Securities may be resold by the Investor without registration and without regard to any volume or manner-of-sale limitations and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect.

(e) “Registration Expenses” means all registration and filing fee expenses incurred by the Company in effecting any registration pursuant to this Agreement, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance).

(f) “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, that Registers Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws. “Registration Statement” shall also include a New Registration Statement, as amended when each became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC.

(g) “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all similar fees and commissions relating to the Investor’s disposition of the Registrable Securities.

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2. REGISTRATION.

(a) Mandatory Registration. The Company shall, as promptly as reasonably practicable and in any event no later than 10 calendar days after the Closing Date (the “Filing Deadline”), prepare and file with the SEC an initial Registration Statement (the “Initial Registration Statement”) covering the resale of all Registrable Securities on a new Registration Statement on Form S-1 (or such other form as is then available to the Company). The Initial Registration Statement shall cover a minimum of 3,300,000 shares of Common Stock. Before filing the Registration Statement, the Company shall furnish to the Investor a copy of the Registration Statement. The Investor and its counsel shall have at least three Business Days prior to the anticipated filing date of a Registration Statement to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related Prospectus, prior to its filing with the SEC. Subject to any SEC comments, such Registration Statement shall include the plan of distribution substantially in the form attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder of securities of the Company without the prior written consent of the Investor. The Company shall (a) use commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as the Investor or its counsel reasonably proposed by the Investor, and (b) not file any Registration Statement or Prospectus or any amendment or supplement thereto containing information regarding the Investor to which Investor reasonably objects, unless such information is required to comply with any applicable law or regulation. The Investor shall furnish all information reasonably requested by the Company and as shall be reasonably required in connection with any registration referred to in this Agreement.

(b) Effectiveness. The Company shall use its reasonable best efforts to have the Initial Registration Statement and any amendment declared effective by the SEC at the earliest possible date but no later than the earlier of (a) the 30th calendar day following the Closing Date and (b) the third Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”); provided, however, that in the event of a United States federal government shutdown (a “Government Shutdown”), the Effectiveness Deadline shall be automatically extended by a period equal to the lesser of (i) one (1) calendar day for each calendar day during which such Government Shutdown continues and (ii) fifteen (15) calendar days following the date on which the United States federal government reopens and normal SEC operations resume (the “Shutdown Extension”). The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within 24 hours, after the Registration Statement is declared effective or is supplemented and shall provide the Investor with copies of any Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall use reasonable best efforts to keep the Initial Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Investor shall have resold all the Registrable Securities covered thereby; and (ii) the date on which the Registrable Securities may be resold by the Investor without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect (the “Registration Period”). The Initial Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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(c) Liquidated Damages for Registration Failures. If (i) the Company fails to file the Initial Registration Statement with the SEC on or prior to the Filing Deadline, (ii) the Initial Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline (as the same may be extended pursuant to the Shutdown Extension set forth in Section 2(b)), or any New Registration Statement is not declared effective by the SEC on or prior to the New Registration Effectiveness Deadline, in each case as required under this Agreement, or (iii) any Registration Statement required to be maintained effective pursuant to this Agreement is withdrawn, ceases to remain effective as required by this Agreement or otherwise no longer complies in all material respects with the requirements of Section 10(a) of the Securities Act or Rule 415 of the Securities Act, then, upon the occurrence of any such failure, the Company shall automatically pay to the Investor, as liquidated damages and not as a penalty, an aggregate cash amount equal to $100,000 within three (3) calendar days after the date of such failure. In addition, for each 30-day period (or part thereof) during which any such failure continues and remains uncured, the Company shall automatically pay to the Investor additional liquidated damages equal to 2% of the aggregate value of all Registrable Securities (calculated based on the VWAP of the Common Stock on the Trading Day immediately preceding the applicable payment date), due within three (3) calendar days after the end of each such 30-day period; provided that, if such failure is cured prior to the end of any 30-day period, the pro rata portion of such 2% amount accrued through the cure date shall be due within three (3) calendar days after such cure date. Notwithstanding the foregoing, no liquidated damages shall accrue or be payable to the extent that any failure to meet the Effectiveness Deadline is solely attributable to a Government Shutdown, and only for the number of days of such failure that fall within the applicable Shutdown Extension period. The liquidated damages payable for each of the foregoing failures are separate and independent obligations to the extent more than one such failure occurs. All such liquidated damages shall be in addition to, and not in lieu of, any other remedies available to the Investor under this Agreement or otherwise. Notwithstanding anything to the contrary in this Section 2(c): (i) the Company may, at its option, satisfy any obligation to pay liquidated damages under this Section 2(c) by issuing duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, with each $1,000 of liquidated damages amount (or portion thereof) to be satisfied by the issuance of one share of Preferred Stock with a Stated Value of $1,200 (or a pro rata portion of a share thereof) (the “LD Share Amount”), provided that the following conditions are satisfied at the time of such issuance (the “RRA Equity Conditions”): (A) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, (B) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market, (C) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Preferred Stock for the issuance of all shares of Preferred Stock then issuable pursuant to the Transaction Documents and there is no existing Authorized Share Failure with respect thereto, (D) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (E) the applicable Holder is not in possession of any information provided by the Corporation, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information; and provided further that, for the avoidance of doubt, the RRA Equity Conditions shall not include any requirement that there be an effective Registration Statement, that all liquidated damages or other amounts be currently paid, or that no Triggering Event exist or be imminent, in each case to the extent that such condition would be automatically unsatisfied solely by reason of the registration failure giving rise to the liquidated damages obligation being settled; with such Preferred Stock shares to be delivered to the Investor no later than the earlier of (x) two (2) Trading Days and (y) the number of days comprising the Standard Settlement Period (as defined in the Certificate of Designation) following the applicable payment date, and the Investor shall be deemed for all corporate purposes to have become the holder of record of such shares as of such payment date; if the RRA Equity Conditions are not satisfied at the time any liquidated damages payment is due, the Company shall pay such amount in cash; (ii) no liquidated damages shall accrue or be payable to the extent any failure to meet the Filing Deadline, the Effectiveness Deadline, the New Registration Filing Deadline, the New Registration Effectiveness Deadline, the Replenishment Filing Deadline or the Replenishment Effectiveness Deadline is solely attributable to delays caused by the SEC or its staff acting outside the ordinary course (including review periods exceeding customary norms or comments materially extending the timeline); and (iii) any amounts paid or payable by the Company as liquidated damages under this Section 2(c) in respect of a registration failure shall be credited against, and shall not be duplicative of, any Triggering Event Liquidated Damages payable under Section 10(c) of the Certificate of Designation with respect to the same registration failure, and any Triggering Event Liquidated Damages paid under the Certificate of Designation in respect of the same registration failure shall correspondingly reduce the amounts payable hereunder; provided that such credit shall not limit any other remedies available to the Investor that are not duplicative of such liquidated damages.

4No

(d) Sufficient Number of Shares Registered. In the event the number of shares available under the Initial Registration Statement at any time is insufficient to cover the Registrable Securities, the Company shall, to the extent necessary and permissible, amend the Initial Registration Statement or file a new registration statement (together with any prospectuses or prospectus supplements thereunder, a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than five Business Days after the necessity therefor arises (the “New Registration Filing Deadline”). The Company shall use its reasonable best efforts to have such amendment and/or New Registration Statement become effective as soon as reasonably practicable following the filing thereof but no later than the earlier of (a) the 30th calendar day following the initial filing date of the New Registration Statement, if the SEC notifies the Company that it will “review” the New Registration Statement, and (b) the third Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the New Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of such dates, the “New Registration Effectiveness Deadline”). The provisions of Section 2(a) and (b) shall apply to the New Registration Statement, except as modified hereby.

(e) Replenishment Registration. In the event that the aggregate number of shares of Common Stock issued to the Investor upon conversion pursuant to the Transaction Documents equals or exceeds fifty percent (50%) of the total Registrable Securities covered by any Registration Statement as of its effective date, the Company shall, within five (5) Business Days of such event (the “Replenishment Filing Deadline”), file a new Registration Statement on Form S-1 (or such other form as is then available to the Company) registering for resale all remaining Registrable Securities not then covered by an effective Registration Statement. The Company shall cause such new Registration Statement to be declared effective by the SEC no later than the earlier of (a) thirty (30) calendar days following the Replenishment Filing Deadline and (b) the third Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review (the “Replenishment Effectiveness Deadline”). The liquidated damages provisions of Section 2(c) shall apply to any failure to meet the Replenishment Filing Deadline or the Replenishment Effectiveness Deadline.

(f) Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities) or requires the Investor to be named as an “underwriter,” the Company shall (i) promptly notify the holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Investor is not an “underwriter.” The Investor shall have the right to select one legal counsel to review and oversee any registration or matters pursuant to this Section 2(f), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which the Investor’s counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2(f), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not name the Investor as an “underwriter” in such Registration Statement without the prior written consent of the Investor (provided that, in the event the Investor withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of the Investor in any Registration Statement covering the resale thereof until such time as the SEC no longer requires the Investor to be named as an “underwriter” in such Registration Statement or the Investor otherwise consents in writing to being so named). Any cut-back imposed on the Investor pursuant to this Section 2(f) shall be applied first to any of the Registrable Securities of the Investor as the Investor shall designate, unless the SEC Restrictions otherwise require or provide.

5No

Notwithstanding anything to the contrary in this Section 2(f), the Investor shall respond to any request from the Company for consent to a written submission to the SEC pursuant to this Section 2(f) within twenty (20) Business Days of the Company’s delivery of such request (together with the proposed submission). If the Investor does not respond within such twenty (20) Business Day period, the Investor shall be deemed to have withheld consent to the inclusion of its Cut Back Shares in such submission, and the Company shall proceed with such submission excluding all of the Investor’s Cut Back Shares; provided that the exclusion of the Investor’s Cut Back Shares from any such submission shall not affect or limit any of the Investor’s rights under this Agreement with respect to such Cut Back Shares, including the right to have such Cut Back Shares registered pursuant to a subsequent Registration Statement in accordance with the terms of this Agreement.

3. RELATED COMPANY OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be Registered pursuant to Section 2, including on the Initial Registration Statement or on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) Notifications. The Company will promptly notify the Investors of the time when any subsequent amendment to the Initial Registration Statement or any New Registration Statement, other than documents incorporated by reference, has been filed with the SEC and/or has become effective or where a receipt has been issued therefor or any subsequent supplement to a Prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement, any New Registration Statement or any Prospectus or for additional information.

(b) Amendments. The Company will prepare and file with the SEC any amendments, post-effective amendments or supplements to the Initial Registration Statement, any New Registration Statement or any Prospectus, as applicable, that, (a) as may be necessary to keep such Registration Statement effective for the Registration Period and to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the distribution of all of the Registrable Securities covered thereby, or (b) in the reasonable opinion of the Investor and the Company, as may be necessary or advisable in connection with any acquisition or sale of Registrable Securities by the Investor.

(c) Investor Review. The Company will not file any amendment or supplement to the Registration Statement, any New Registration Statement or any Prospectus, other than documents incorporated by reference, relating to the Investor, the Registrable Securities or the transactions contemplated hereby unless (A) the Investor and its counsel shall have been advised and afforded the opportunity to review and comment thereon at least three (3) Business Days prior to filing with the SEC and (B) the Company shall have given reasonable due consideration to any comments thereon received from the Investor or its counsel.

6No

(d) Copies Available. The Company will furnish to the Investor whose Registrable Securities are included in any Registration Statement and its counsel copies of the Initial Registration Statement, any Prospectus thereunder (including all documents incorporated by reference therein), any Prospectus supplement thereunder, any New Registration Statement and all amendments to the Initial Registration Statement or any New Registration Statement that are filed with the SEC during the Registration Period (including all documents filed with or furnished to the SEC during such period that are deemed to be incorporated by reference therein), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment) and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor that are covered by such Registration Statement, in each case as soon as reasonably practicable upon the Investor’s request and in such quantities as the Investor may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document to the Investor to the extent such document is available on EDGAR.

(e) Notification of Stop Orders; Material Changes. The Company shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable. The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing, in each case: (i) of the Company’s receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to the Registration Statement or any Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, or any New Registration Statement, or of the Company’s receipt of any notification of the suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or any Prospectus untrue or which requires the making of any additions to or changes to the statements then made in any Registration Statement or any Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend any Registration Statement or any Prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance of specific reasons of any of the events set forth in clause (i) to (iii) of the immediately preceding sentence (each, a “Suspension Event”), but rather, shall only be required to disclose that the event has occurred. If at any time the SEC, or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, the Company shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest practicable time. The Company shall furnish to the Investor, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Company or its representatives relating to the Initial Registration Statement, any New Registration Statement or any Prospectus, or Prospectus supplement as the case may be. In the event of a Suspension Event set forth in clause (iii) of the first sentence of this Section 3(e), the Company will use its commercially reasonable efforts to publicly disclose such event as soon as reasonably practicable, or otherwise resolve the matter such that sales under Registration Statements may resume; provided, however, that if the Company has a bona fide business purpose for not making such information public, the Company may suspend the use of all Registration Statements for up to 60 consecutive calendar days; provided, further, that the Company may not suspend the use of all Registration Statements more than twice, or for more than 90 total calendar days, in each case during any twelve-month period.

7No

(f) Confirmation of Effectiveness. If reasonably requested by the Investor at any time in respect of any Registration Statement, the Company shall deliver to the Investor a written confirmation (email being sufficient) from Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of Registrable Securities.

(g) Listing. The Company shall use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the Nasdaq Capital Market.

(h) Compliance. The Company shall otherwise use best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investor in writing if, at any time during the Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least 12 months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(h), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(i) Blue-Sky. The Company shall register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(i), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(i), or (iii) file a general consent to service of process in any such jurisdiction.

8No

(j) Rule 144. With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holder thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; (iii) furnish electronically to the Investor upon request, as long as the Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(k) Cooperation. The Company shall cooperate with the holder of the Registrable Securities to facilitate the timely preparation and delivery of certificates or uncertificated shares representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holder of the Registrable Securities may reasonably request to the extent permitted by such Registration Statement or Rule 144 to effect sales of Registrable Securities; for the avoidance of doubt, the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

4. OBLIGATIONS OF THE INVESTORS.

(a) Investor Information. The Investor shall provide a completed Investor Questionnaire in the form attached hereto as Exhibit B in connection with the registration of the Registrable Securities. If the Company has not received such completed Questionnaire from the Investor within three business days of the Company’s request, the Company may file the Registration Statement without including the Investor’s Registrable Securities.

(b) Suspension of Sales. The Investor agrees that, upon receipt of any notice from the Company of the existence of a Suspension Event as set forth in Section 3(e), the Investor will promptly discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor’s receipt of a notice from the Company confirming the resolution of such Suspension Event and that such dispositions may again be made; provided, for the avoidance of doubt, that the foregoing shall not limit the right of the Investor to sell or otherwise dispose of the Registrable Securities pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act or to settle a transaction pursuant to a Registration Statement as to which a contract for such sale was entered into prior to the Investor’s receipt of the notice from the Company of the existence of the Suspension Event. The Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Investor in accordance with any sale of Registrable Securities pursuant to a Registration Statement with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of the notice from the Company of the existence of the Suspension Event.

9No

(c) Investor Cooperation. The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement or New Registration Statement hereunder, unless the Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

5. EXPENSES OF REGISTRATION.

All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investor shall be borne by the Investor.

6. INDEMNIFICATION.

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs and costs of preparation), reasonable and documented attorneys’ fees, amounts paid in settlement or reasonable and documented expenses, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, or (ii) any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, Exchange Act or any other state securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration of the Registrable Securities (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable out-of-pocket legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Investor or such Indemnified Person specifically for use in such Registration Statement or prospectus and was reviewed and approved in writing by the Investor or such Indemnified Person expressly for use in connection with the preparation of any Registration Statement, any prospectus or any such amendment thereof or supplement thereto, if such in each case if the foregoing was timely made available by the Company; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the outdated, defective or incorrect prospectus prior to the use giving rise to a Violation; (C) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 8.

10No

(b) In connection with the Initial Registration Statement, any New Registration Statement or any Prospectus, the Investor agrees to indemnify, hold harmless and defend, the Company, each of its directors, each of its officers who signed the Initial Registration Statement or signs any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with information about the Investor furnished in writing by the Investor to the Company and reviewed and approved in writing by the Investor or such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement, any prospectus or any such amendment thereof or supplement thereto. In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Investor in connection with any claim relating to this Section 6 and the amount of any damages the Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 8.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or the Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Party or Indemnified Person in respect to or arising out of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

11No

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such seller from the sale of such Registrable Securities giving rise to such contribution obligation.

8. ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Investor; provided, however, that in any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company is a party and in which the Registrable Securities are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction, and the prior written consent of the Investor shall not be required for such transaction.

The Investor may transfer or assign its rights hereunder, in whole or from time to time in part, to one or more Persons in connection with the transfer by the Investor to such Person, provided that the Investor complies with all laws applicable thereto, and the provisions of the Purchase Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such Person agrees in writing to be bound by all of the provisions contained herein.

The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its successors and permitted assigns.

12No

9. AMENDMENTS AND WAIVERS.

The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, or waived only by a written instrument executed by (i) the Company and (ii) the Investor, provided that (1) any party may give a waiver as to itself, and (2) any amendments to Section 6, Section 2(c), or to the definitions of “Filing Deadline,” “Effectiveness Deadline,” or “Registration Period” shall require the written consent of the Investor.

10. MISCELLANEOUS.

(a) Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be governed exclusively by Section 5.4 of the Securities Purchase Agreement, which is incorporated herein by reference as if set forth herein in full, including with respect to permitted methods of delivery, timing, effectiveness, addresses and electronic service. In the event of any inconsistency between this Agreement and the Securities Purchase Agreement with respect to notices, the Securities Purchase Agreement shall control.

(b) Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

(c) Governing Law. The provisions of Section 5.9 of the Purchase Agreement are incorporated by reference herein mutatis mutandis.

(d) Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

(f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g) Contract Interpretation. This Agreement is the joint product of each Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

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(h) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

(i) Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(j) Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder, general or limited partner or member of the Investors or of any affiliates or assignees thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, general or limited partner or member of the Investors or of any affiliates or assignees thereof, as such for any obligation of the Investors under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(k) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

COMPANY:

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

INVESTOR:

KIPS BAY SELECT LP

By:	/s/ John Miller
Name:	John Miller
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

Exhibit A

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

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The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect.

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Exhibit B

Investor Questionnaire

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Investor

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Investor:

Telephone:

______________________________________________________________________________________________

E-Mail: _______________________________________________________________________________________

Contact Person:

 _______________________________________________________________________________________________

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3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐ No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Investor.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Investor:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

4

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:	Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE TO: [-]

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Exhibit 31.1

CERTIFICATION PURSUANT TO

RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Philip Sansone, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 of Mobix Labs, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 20, 2026	By:	/s/ Philip Sansone
Philip Sansone
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO

RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Keyvan Samini, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 of Mobix Labs, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 20, 2026	By:	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mobix Labs, Inc. (the “Registrant”) on Form 10-Q for the quarter ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 20, 2026	By:	/s/ Philip Sansone
Philip Sansone
Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mobix Labs, Inc. (the “Registrant”) on Form 10-Q for the quarter ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 20, 2026	By:	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer
(Principal Financial Officer)